SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: February 14, 2006
                        (Date of earliest event reported)

                           STEM CELL INNOVATIONS, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                         0-10379                   22-2313648
(State or other jurisdiction    (Commission File No.)         (IRS Employer
 of incorporation)                                         Identification No.)


                                1812 Front Street
                             Scotch Plains, NJ 07076
                    (Address of Principal Executive Offices)

                                 (908) 663-2150
               (Registrant's telephone number including area code)

                            INTERFERON SCIENCES, INC.

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



Item 1.01         Entry into a Material Definitive Agreement.

         Subscription Agreements. On February 14, 2006, Stem Cell Innovations, Inc. (the "Company"), merged with and into its parent corporation, Interferon Sciences, Inc., which continued to operate under the certificate of incorporation of Interferon Sciences, Inc. but with a change of corporate name to "Stem Cell Innovations, Inc." Thereafter, on February 14, 2006, the Company completed a private placement of promissory notes (the "Notes") convertible into common stock, par value $.01 per share (the "Common Stock"), of the Company upon authorization of sufficient shares of Common Stock to permit such conversion at the rate of one share of Common Stock for each $.03 of principal of the Notes so converted. The Notes bear no interest and mature three years after their issuance. The sale of the Notes was made solely to accredited investors, each of whom entered into a Subscription Agreement (each, a "Subscription Agreement" and, collectively, the "Subscription Agreements") with the Company. Under the Subscription Agreements, the Company sold $2,350,000 principal amount of the Notes convertible into 78,333,333 shares of Common Stock, together with five-year warrants (the "Warrants") to purchase 39,166,666 shares of Common Stock at $.06 per share, in each case subject to adjustment in certain cases, including reducing the conversion or exercise price, as the case may be, to the sale price of any Common Stock or Common Stock equivalents sold by the Company for less than $.03 or $.06 per share, respectively, all as set forth in the Notes and the Warrants, respectively, for an aggregate purchase price of $2,350,000 (the "Private Placement"). The Warrants can be called for conversion by the Company, subject to certain limitations, if the Common Stock closes at or in excess of $.18 per share for ten consecutive trading days. The Company has granted piggyback registration rights to the subscribers with respect to the shares of Common Stock underlying the Notes and the Warrants. The Subscription Agreements provide that the holders of the Notes, so long as at least 10% of the initial principal amount thereof remains outstanding, shall have the right to elect a director to the Company's Board of Directors. No such director has yet been designated. Copies of the forms of Subscription Agreement, Note and Warrant entered into in connection with the Private Placement are annexed hereto as Exhibits 1, 2 and 3, respectively, and incorporated herein by this reference.

         Simultaneously with closing the Private Placement, the Company completed the sale of units consisting, in the aggregate, of 4,878.3333 shares of its Series 1 Convertible Voting Preferred Stock, par value $.01 per share (the "Series 1 Preferred") and warrants to purchase 24,391,666 shares of Common Stock on the same terms as the Warrants for an aggregate purchase price of $1,463,500 (the "Coordinate Offering"). Each share of Series 1 Preferred is automatically convertible into 10,000 shares of Common Stock upon the Company's authorization of sufficient shares to cover such conversion. Holders of the Series 1 Preferred Stock vote on an as-converted basis together with the holders of Common Stock, voting as a single class, on all matters presented to the Company's shareholders for a vote, except as otherwise required by law. Holders of the Series 1 Preferred are entitled to receive dividends on the Series 1 Preferred equivalent to the dividends they would receive on an as-converted basis, in preference to any dividends paid on the Common Stock. They are also entitled to receive preferred dividends equal to $.10 per year on each share of Series 1 Preferred Stock, commencing one year after the completion of the Merger. The Company has granted piggyback registration rights to the subscribers in the Coordinate Offering with respect to the shares of Common Stock underlying their Series 1 Preferred and Warrants.
  The terms of the Series 1 Preferred are set forth in a Certificate of Designations, Preferences and Rights establishing such series, a copy of which is annexed hereto as Exhibit 4 and incorporated herein by this reference. See also the descriptions below under Items 2.01 and 3.02.

         In connection with the Private Placement and the Coordinate Offering, the Company paid Broadband Capital Management LLC ("Broadband") a structuring fee of $100,000 and granted Broadband a right of first refusal with respect to financing transactions of the Company in the one-year period ending on the first anniversary of the sale of the Notes. In addition, the Company has agreed to pay certain finders fees of 10% of the funds raised from investors introduced to the Company by such finders and to grant them five-year warrants to purchase an amount of Common Stock and Warrants equal to 10% of the Common Stock underlying the Notes and Series 1 Preferred and 10% of the Warrants sold to such investors for the same effective price paid by such investors.

Item 2.01         Completion of Acquisition or Disposition of Assets.

         Pursuant to the terms of the Agreement and Plan of Merger dated February 14, 2006 (the "Merger Agreement") by and among the Company, Amphioxus Cell Technologies, Inc. ("we" or "us" or "Amphioxus") and a wholly-owned subsidiary of the Company, Amphioxus Acquisition, Inc. ("Acquisition Sub"), Acquisition Sub merged with and into Amphioxus (the "Merger"), such that Amphioxus was the surviving corporation and became a wholly-owned subsidiary of the Company. The description of the terms of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is annexed hereto as Exhibit 5 and incorporated herein by this reference.

         Merger Consideration. By virtue of the Merger, all outstanding shares of capital stock of Amphioxus were converted into the right to receive shares of Series 1 Preferred. The Series 1 Preferred issued in connection with the Merger is convertible into an aggregate of 757,821,430 shares of Common Stock.

         Acquisition of Plurion. Immediately prior to the completion of the Merger, Amphioxus acquired from Plurion, Inc. ("Plurion") all of its assets, consisting primarily of a patent and an assignment of its license to certain patents and patent applications in the field of pluripotent stem cells (the "Vanderbilt License"), and assumed certain liabilities of Plurion. This acquisition was effected in exchange for common stock of Amphioxus, which was, in turn, converted into shares of Series 1 Preferred in the Merger. These issuances of Series 1 Preferred are included in the issuances described above under "Merger Consideration." In connection with the acquisition of Plurion's assets by Amphioxus, Mark Germain earned a fee of $171,000, which fee will be paid upon completion of the Merger. See "Certain Transactions and Relationships" in Item 5.01 of this Current Report on Form 8-K.

         Eaglestone Exchange. Eaglestone Investment Partners I, L.P. ("Eaglestone") was an investor in Amphioxus. Effective upon the closing of the Merger, it agreed with the Company to restructure its investment as follows. Eaglestone has received, in exchange for termination of its prior rights and investment in Amphioxus, two million shares of Series 2 Preferred Stock, par value $.01 per share (the "Series 2 Preferred"), of the Company, a promissory note of the Company in the principal amount of $2,935,000 (the "Eaglestone Note"), a royalty right with respect to revenues received by the Company related to the C3A liver cell line technology of Amphioxus (the "Royalty Right") and shares of Series 1 Preferred convertible into 25,811,410 shares of Common Stock. These shares of Series 1 Preferred are included in the issuances described under "Merger Consideration."

         The Series 2 Preferred ranks senior to the Series 1 Preferred, does not pay dividends, does not carry the right to any vote except as required by the Delaware General Corporation Law and is redeemable by the Company for an aggregate payment of $3,065,000. The Eaglestone Note bears interest at the rate of 4% per annum from the date of the Merger and is repayable on June 15, 2009 or earlier to the extent of (i) 50% of the excess proceeds of an offering of equity securities by the Company that raises in excess of $6.5 million of net proceeds,
(ii) 10% of the excess proceeds of a series of such equity offerings that raise in excess of $15 million or (iii) 25% of after-tax net income of the Company in excess of $1 million measured cumulatively from the closing of the Merger, and shall also be repayable in full if there is a change in control of the Company. The Series 2 Preferred will be mandatorily redeemable on June 15, 2009 or earlier on the same basis as the Eaglestone Note described above after the repayment of the Eaglestone Note. In addition, the Royalty Right will entitle Eaglestone to 2.5% of the revenues from products incorporating the C3A liver cell line technology for the greater of 10 years or the life of the relevant patents. The Company may repurchase this Royalty Right at any time for $10 million. The technology relating to the C3A liver cell line will also serve as collateral for the Eaglestone Note. Moreover, until the Eaglestone Note is repaid and the Series 2 Preferred redeemed as set forth above, Eaglestone will also be entitled to a 2.5% royalty on any other sales and licensing revenues of the Company and its subsidiaries, provided, however, that any such other royalty payments will be credited against the Company's obligations to pay the principal of and interest on the Eaglestone Note and to redeem the Series 2 Preferred. Eaglestone has agreed that the Company may repurchase the Eaglestone Note and the Series 2 Preferred at any time prior to 15 months after the date of the Merger for $4.8 million, against which will be credited any intervening principal payments on the Eaglestone Note and redemption payments on the Series 2 Preferred, any royalty payments resulting from technologies other than the C3A liver cell line technology and the principal amount of any portion of the Eaglestone Note or the liquidation value of any Series 2 Preferred voluntarily exchanged by Eaglestone for other equity securities of the Company. The terms of the Series 2 Preferred are set forth in a Certificate of Designations, Preferences and Rights establishing such series, a copy of which is annexed hereto as Exhibit 6 and incorporated herein by this reference. The Certificate of Designations, Preferences and Rights establishing the Series 2 Preferred provides that so long as any of the Series 2 Preferred remains outstanding, the holders thereof have the right to elect a director to the Company's Board of Directors. No such director has yet been designated. A copy of the Eaglestone
Note is annexed hereto as Exhibit 7 and incorporated herein by this reference. A copy of the Royalty Agreement relating to the Royalty Right is annexed hereto as
Exhibit 8 and incorporated herein by this reference.

         Other Debt Restructuring. Certain creditors of the Company and Amphioxus agreed to convert the approximately $3,578,518 of debt held by them into Series 1 Preferred and warrants to purchase Common Stock upon the completion of the Merger (the "Debt Restructuring"). As a result of these transactions, these creditors will receive shares of Series 1 Preferred convertible into 170,950,597 shares of Common Stock and warrants to purchase 46,725,303 shares of Common Stock. The warrants are on the same terms as the Warrants sold in the Private Placement.

         Arrangements with Existing Management of the Company. As a condition to the closing of the Merger the three senior member of the Company's management, including Lawrence Gordon, terminated their existing employment agreements with the Company, which entitled them to receive an aggregate of $1,407,141. In exchange for the termination of their existing employment agreements, each of them is receiving $221,000, $170,000 of which is being used to subscribe for shares of Series 1 Preferred convertible into 5,666,666 shares of Common Stock and five-year warrants to purchase 2,833,333 shares of Common Stock for $.06 per share, on the same terms as the Warrants. and will each enter into new one-year employment agreements with the Company. These agreements provide compensation of $15,000 monthly to Mr. Gordon and $4,000 monthly to each of Dr. Schutzbank and Dr. Ronel. In addition, Mr. Gordon and Drs. Schutzbank and Ronel will receive additional one-time payments of $170,745, $103,857 and $35,083, respectively.


         Private Placement and Coordinate Offering. As described above under
Item 1.01, on February 14, 2006, the Company also completed the Private Placement of Notes and Warrants to accredited investors and entered into Subscription Agreements with such accredited investors. The Company sold an aggregate of $2,350,000 principal amount of Notes convertible into 78,333,333 shares of Common Stock and Warrants to purchase 39,166,666 shares of Common Stock at an exercise price of $.06 per share. On the same date the Company completed the Coordinate Offering of Series 1 Preferred convertible into 48,783,333 shares of Common Stock and Warrants to purchase an additional 24,391,166 shares of Common Stock

         After giving effect to the Merger and the other transactions described in this Item 2.01 the Company has approximately 1,031,894,646 shares of Common Stock (after giving effect to the mandatory conversion of the Series 1 Preferred upon authorization of sufficient shares of Common Stock to permit such conversion) outstanding and has outstanding convertible securities convertible into and warrants, options and other rights to acquire up to 282,184,468 additional shares of Common Stock. The Common Stock underlying the Series 1 Preferred received by the stockholders of Amphioxus in the Merger constitutes 73.4% of the outstanding Common Stock calculated as set forth in the preceding sentence.

         Change in Business Resulting from the Merger. Prior to the Merger, the Company had sold the assets of its business operations. Following the Merger, the Company intends to carry on Amphioxus's business, including the use of Plurion's technology, as its primary business. It also intends to look at other technologies and business opportunities that may be available for acquisition. For more information regarding Amphioxus, see the section entitled, "INFORMATION REGARDING AMPHIOXUS" below.



                         Information regarding AMPHIOXUS



INTRODUCTION

         Amphioxus, based in Houston, Texas, is a cell biology company. Our core technology is centered around our ability to develop, grow and manipulate cells in the laboratory, utilizing our proprietary intellectual property. Cells are the basic unit of life. By growing pure cultures of individual cell types, such as liver cells, we are able to carry out tests and studies that would otherwise be difficult or impossible in the whole organism. This leads to a variety of opportunities in the marketplace, primarily in the areas of drug discovery and development.



AMPHIOXUS

         Our company was founded in 1995 and has an ongoing business relating to the use of our C3A human liver cell line in the field of drug discovery and toxicology testing. We are an early stage company. We have not yet developed any substantial market for our primary products. Our principal revenues have been contract research and testing and consulting services for other companies, which have historically been minimal. To achieve profitable operations, we, alone or with others, must successfully develop, introduce and market our drug discovery and toxicology testing and other products. We intend to use our C3A human liver cell line for the production of human serum proteins, including the clotting factors, Factor VIII and Factor IX, used by hemophiliacs to allow their blood to clot. Following the Merger and as a result of the acquisition of Plurion's technology, we intend to broaden the application of our expertise into the area of pluripotent cell biology. Plurion's assets consisted substantially of fundamental intellectual property applicable to the development and use of human pluripotent cells, often referred to as embryonic stem or germ cells. We use the term PC(TM) cells to describe our particular version of pluripotent cells. Among other things, this acquisition will allow us to develop differentiated cell lines from pluripotent cells, adding to the cell types that may be used as a screen for drug discovery and toxicity, as well as for cellular replacement therapy. Additional market opportunities include the development of structure/activity and genomic databases to be used in conjunction with the our cell based assays, all as more fully described below in the section entitled "PRODUCTS AND MARKETS".

         Many of the patents in the "stem cell" field are held by the University of Wisconsin and relate to cells derived from in vitro fertilized embryos. The Plurion patents predate those of the University of Wisconsin and cover, among other things, pluripotent cells derived from the primordial germ cells of aborted fetal tissue. The University of Wisconsin cells are often referred to in the scientific and popular literature as embryonic stem cells, and the Plurion cells that are derived from primordial germ cells are often referred to in the scientific and popular literature as embryonic germ cells. The two cell types appear to have many of the same properties, particularly the ability to differentiate into all other cell types. There are also patents owned by Johns Hopkins University and invented by Gearhart et al., relating to embryonic germ cells. These patents were filed long after the Plurion patents. Consequently these patents, if valid, are narrower in scope and cannot block the Plurion method and cells described in the Plurion patents. We believe we have freedom to work with "pluripotent" cells derived from primordial germ cells without the need for additional licenses from the University of Wisconsin or others. To the extent the methods in the Hogan patents covered by the Vanderbilt License are modified or improved, we believe various additional strategies can potentially be utilized to avoid competitive patent positions.

          Another key difference between the two cell types is that the cells derived under the University of Wisconsin patents are subject to federal restrictions on funding. This limits laboratories that receive funding from the federal government from performing any work on embryonic "stem" cells unless they are on the list approved by President George W. Bush in 2001. Many of the cell lines on that list are considered contaminated by the scientific community and unsuitable for work. However, pluripotent stem cells derived from human fetal material, for example the pluripotent cells under the Plurion patents commonly called embryonic germ (EG) cells in the scientific community, are not currently subject to any restrictions on federal funding, and, therefore, work with them can be performed in any laboratory, whether or not it receives federal funding. We believe that this distinction provides us with a significant licensing opportunity in the field, particularly with states such as California, which has recently approved a bill to provide $3 billion over the next ten years to fund "stem" cell research.

         We believe that these technologies will give us the opportunity to take high-value proprietary products and licensing opportunities and penetrate markets that are drug-like in size without the risk, time or enormous cash requirements needed for successful drug development.




THE PRODUCTS AND MARKETS

         With the acquisition of Plurion's technology, we have fundamental expertise and a strong proprietary position in the field of cell biology. We intend to use this advantage to address several large and distinct markets with our first group of products. Initially we intend to focus our attention on :

o The marketing and sale of our C3A human liver cell line and related databases ("ACTIVTox" and "PREDICTIVTox").
o Development of additional cell lines derived from pluripotent cells ("PC(TM)") and incorporation of such cell lines and related databases into the ACTIVTox and PREDICTIVTox product offerings.
o Scale-up of the serum proteins (TPro) produced by the C3A cell line, including the clotting factors, Factor VIII and Factor IX, for marketing overseas, where little or no regulatory review will be required.
o Use of the PC(TM)l technology to develop other products, such as in the production of antibodies or the treatment of various diseases by in vivo cellular replacement therapy or in ex vivo applications such as liver assist devices, for distribution in world markets where little or no regulatory review will be required.

         We may pursue certain of these activities, particularly those requiring significant additional capital and/or regulatory approval to bring products to market, through spin-out companies or partially owned subsidiaries or through other arrangements or entities that receive independent funding. This would allow us, as the parent operating company, to focus our attention on what we believe are high value, large market opportunities with proprietary product offerings that:

o Are either on the market now, such as ACTIVTox, or could be on the market in the near term.
o Do not require significant additional capital to get to market (relative to drug development, for example) and therefore lessen our capital needs.
o Do not require regulatory approval to get to market, allowing the timing and control of market introduction to remain within our control.

ACTIVTox(R)and PREDICTIVTox(TM)- DRUG DISCOVERY AND IN VITRO TOXICOLOGY SYSTEMS

Objective

         We seek to eliminate unknown toxicity as a substantial risk in the development of new drugs.

Product Description

         ACTIVTox currently consists of our patented human liver cell line, C3A, paired with a series of in vitro toxicity kits to measure different aspects of liver toxicity. Together, the cells and tests provide information relevant to human liver toxicity which can be related to the structure of the molecules. PREDICTIVTox, being developed in conjunction with MDL Information Systems, a Reed Elsevier company, is a database of information from compounds, screened in the various assays under standardized conditions. The combined use of ACTIVTox and PREDICTIVTox allows chemists to organize and view the data in such a way as to make structural decisions about the molecules. This information can then be used as a guide to synthesize new compounds that maximize the therapeutic properties of the compound while minimizing its toxic liabilities.

         We are expanding ACTIVTox and PREDICTIVTox through the use of our PC(TM) technology. PC(TM) technology is based on technology relating to the derivation and use of pluripotent cells acquired from Plurion, together with technology developed by us. This latter technology covers the differentiation of pluripotent cells into other cell types and the creation of homogeneous cell lines that can be banked and used in the same reproducible manner as the ACTIVTox C3A cell line. PC(TM) technology will let us add genetically matched cell lines representing various tissues, such as heart, kidney, muscle and neuron. Using our system, pharmaceutical companies will be able to undertake comprehensive in vitro testing that will provide easily interpretable human data to minimize unforeseen toxicity.

         We have issued patents or pending patent applications covering these technologies, which are discussed under "Relevant Intellectual Property."

Background

         ACTIVTox and PREDICTIVTox provide a unified human test system for identifying and eliminating the toxic properties of new drug compounds. We believe that their use in early drug discovery can help reduce the extremely expensive failure of promising compounds in clinical trials and avoid product withdrawals where toxicity becomes apparent only after market introduction.

         Drug Development - Combinatorial chemistry and robot based screening have transformed drug discovery into a rational, high volume undertaking. A typical drug discovery campaign begins with the screening of either a large, random collection of compounds (on the order of 1 million) or a smaller collection (on the order of 100,000) when structural information about the target is available. In either case, thousands of compounds will be identified as "hits," that is, compounds that have some activity in the primary screen. Since only a few compounds (typically fewer than 10) can be moved on to the next round of development, it is imperative to accurately choose which compounds to advance, which "hits" have the best chance of becoming a drug. In lead development, thousands of variants of these 10 compounds will be synthesized in an attempt to optimize the therapeutic aspect of the molecules. Structure/activity relationships will be explored, where chemists relate the structure of the molecule to the improvement or decline of the desired properties of the drug. Eventually, a very few compounds will be entered into Phase 1 trials, the first test in humans. About 40% of all compounds that reach this stage will fail because of toxicity problems unrecognized before human trials.

         Toxicity is generally an off-target property of a drug - i.e., the drug affects something other than the desired biological system. Numerous studies have shown that, in most cases, the therapeutic properties of the drug can be separated from its toxic problems if the proper information can be obtained. ACTIVTox and PREDICTIVTox provide a system for both finding the information and then relating it to the structure of the molecules in an intuitive and straightforward way. Chemists can then eliminate the undesired properties while retaining the beneficial ones.

         Drug Toxicity - While drug toxicity can affect any organ, a few systems are more likely targets than others. The liver is the most common organ for drug toxicity both because of its position in the blood stream and the presence in the liver of a large array of drug metabolizing systems. The heart, kidneys, muscles and neurons are also frequent targets.

         The liver is positioned in the blood stream in such a way that anything that is absorbed by the intestine flows directly to the liver. Consequently, enzyme systems have evolved in the liver to protect the organism from toxins ingested in everyday foods, frequently found in plants. These enzymes are also active in drug metabolism. Liver metabolism is often the major determinant of the activity and/or half life of a drug in the bloodstream of a patient. A compound that is immediately taken up and destroyed by the liver will be useless as a therapeutic. Likewise, this metabolism often unmasks toxic properties concealed in the parent compound. Liver toxicity (hepatotoxicity) is consequently the most common toxic problem in new drug development. Examples of drugs that have been withdrawn from the market due to liver toxicity are Rezulin(TM) (for diabetes), Duract(TM) (for pain), and Posicor(TM) (for hypertension).

         Another common form of drug toxicity is QT prolongation. This is a change in the electrical activity of the heart that sometimes is a prelude to more serious problems. Several drugs, such as Seldane(TM) (for allergies), have been withdrawn because of this. Rhabdomyolysis, a serious muscle toxicity, and kidney damage are also common.

         Animal Testing - Most toxicity testing is still done by injecting compounds into animals, usually rodents. Animal testing is an expensive and frequently misleading exercise. Drug metabolism is specific to the animal being tested, and results in rodents do not necessarily translate to the human. Moreover, animal studies are time consuming and laborious. They are not compatible with modern, mechanized screening and cannot be used to direct new compound synthesis because they simply take too long.

         Other Cell Culture Systems - The major competition for ACTIVTox comes from primary cell cultures, that is, cells derived directly from the tissue of origin, such as the liver.

         Primary Hepatocyte Culture Systems - Hepatocytes are prepared from animal or human livers by treating the organ with a digestive enzyme to separate the cells from one another and to remove the connective tissue. The cells are then purified through a series of centrifugation and attachment steps. Finally, they are plated in dishes for use in experiments or frozen for use at a later time.

         Human tissue for this purpose is extremely limited. About 6,000 liver transplantations are performed each year, while there are over 15,000 people on the waiting list at any one time. Tissue that is used for cell preparations has been deemed unsuitable for transplantation. Moreover, it has been subjected to the massive drug treatment necessary to prepare an organ for donation. Primary hepatocytes from any source do not divide in culture and so must be continually harvested from fresh tissue. Human primary hepatocytes are an idiosyncratic resource that is sporadically available and irreproducible. Rat primary cultures are also popular but have many of the same problems, with the additional problem of coming from an animal source.

         Other Primary Cultures - Primary cell cultures from other tissues are available but most suffer from the same limited source material problem as hepatocytes.


Advantages of ACTIVTox

         We believe that there are a number of advantages to the use of cloned, human cell lines in drug discovery and toxicology:

         Human system - ACTIVTox uses human cells, not rodent cells. Standardization - ACTIVTox is produced from cells stored in frozen cell banks. Culture is carried out under strict Quality Assurance/Quality Control guidelines and is documented at each stage of the process. ACTIVTox is reproducible.
         Available - Cultures are available on demand, as many or as few as required.
         High Throughput Compatible - ACTIVTox can be shipped in 96- and 384-well plates, compatible with any robotic screening system.

Advantages of PREDICTIVTox

         PREDICTIVTox is the first database of toxicology information collected for new chemical discovery that is directly related to the experimental system. This means that PREDICTIVTox is an open system where new compounds can be screened and added to the database to make the information more relevant to the customer. It offers the following advantages:

         Structure based information - All of the screening data is related directly to the structure of the molecule. This is crucial for revealing structure based toxicity.
         Anchored in known compounds - Several thousand compounds of known function and toxicity form the core of PREDICTIVTox. In this way, new compounds that have similar structures or toxicity data can be related to known compounds. This often leads to clues regarding the toxicity or ways to surmount it.
         Fully searchable - PREDICTIVTox is fully searchable on any field.

         ACTIVTox and PREDICTIVTox are the first coupled experimental system and database to provide structured data relevant to human drug toxicity. It is a reproducible system, relevant to the human and compatible with modern drug discovery technology.

The Market

         We can design ACTIVTox products for industrial researchers who require knowledge of the interactions of their compounds with the human liver to assess their safety and effectiveness. These are primarily drug discovery and development groups in major pharmaceutical companies (such as Boehringer Ingelheim), biotechnology companies (such as Genzyme), smaller pharmaceutical companies (such as Cumbre), and companies in the food supplement, nutraceutical and chemicals businesses.

         Each of these markets is motivated by common factors:

         High throughput compatibility - Mechanization of discovery has placed tremendous pressure on other parts of the development organization.
         Economy - Companies are under tremendous pressure to make their discovery investments more profitable. Applicability - Discovery and toxicology information must be directly applicable to human toxicity. Standardization - With increasing emphasis on quality standards, it is important for any test system to be reproducible and documented.

         Another factor that we believe could favorably influence the market for ACTIVTox and PREDICTIVTox comes from legislation enacted or pending in Europe. EU regulations currently prohibit the use of animals for testing pharmaceuticals if there is a "validated alternative" available, such as a cell based assay capable of giving the desired results. There is also pending legislation that would require all chemicals produced or imported into Europe in excess of a threshold amount to be tested for a variety of toxicities. At present, because of a lack of available cell based assays, animals would have to be used for this purpose in contravention of the purpose behind existing legislation attempting to reduce the use of animals. We believe that ACTIVTox and PREDICTIVTox may play a useful role in the implementation of this new legislation through testing and presentation of the information in a single, uniform environment.

Competition

         There are a number of other companies competing with us in this area:

         Multicell Technologies - This Worcester, MA, company uses an immortalized human hepatocyte cell line to carry out similar work.
         Gentest division, Becton Dickinson - This company competes with us in the general area of cell based assays but also has a number of non cell based systems for toxicology prediction.
         In Vitro Technologies - This company isolates and sells hepatocytes isolated from human livers.

THE TPro SYSTEM(TM), HUMAN SERUM PROTEIN PRODUCTION

Objective

         We seek to eliminate infectious disease as a risk factor in therapeutic protein products.

Product Description

         We can produce highly purified, human serum proteins that are chemically identical to the protein found in human blood but guaranteed pathogen free. We believe that this can be accomplished by harvesting the proteins naturally secreted by our C3A cell line and purifying them. The proteins to be harvested and purified include factor VIII, for hemophilia A, and factor IX, for hemophilia B.




Background

         Human serum proteins are used in a wide variety of therapeutic, diagnostic and manufacturing applications. Currently, they are either produced by recombinant DNA techniques or purified from pooled human plasma with its continuing risk of contamination by assorted viruses and pathogens. Especially outside the US, Europe and Japan, hepatitis B virus, human immunodeficiency virus and hepatitis C virus are common problems, and there is increasing concern about newly recognized pathogens, such as the Creutzfeldt-Jacob Disease agent ("CJD") and bovine spongiform encephalitis ("BSE" or "Mad Cow Disease").

         Most of the major proteins of the blood, with the exception of the immunoglobulins, are synthesized in the liver. Our C3A cell line is a human liver line and naturally produces all of these proteins. Moreover, the cells synthesize these proteins in quantities that are comparable to the natural liver.

         The TPro System, comprising the C3A cells, specialized cell culture medium and conditions, provides a pathogen free, controlled and economical source of these human proteins that we believe combines the best aspects of both recombinant programs and blood purification. Like recombinant programs, proteins produced in the TPro system are free of contaminants, such as viruses. Like blood purification, multiple proteins are produced in the same fluid, allowing us to amortize the cost over several products.

Advantages

         We believe that there are a number of advantages to producing therapeutic proteins using the TPro system:

         Pathogen Free - The major advantage is that proteins manufactured in this way can be guaranteed pathogen free. Our C3A cell line has been subjected to a battery of tests to insure that it is completely free of any known contaminants. We then produced a Master Cell Bank and Manufacturer's Working Cell Banks from these tested and documented cells. All production is carried out from these banks, eliminating concern about hepatitis viruses, CJD and other pathogens.
         Controlled, Renewable Source - Protein production is not dependent on human plasma collection and so is not subject to shortages and recalls.
         Economical - We believe that by using the TPro System, serum proteins can be produced at a very competitive cost.

         We expect that proteins purified from the TPro system will have the safety of protein produced by recombinant DNA methods and the cost advantage of proteins purified from blood.


The Market

         Factor VIII is the protein that is missing in hemophilia A, the most common type of hemophilia. In the United States and Europe, it is produced almost entirely by recombinant DNA methods and comprises a market of over $1 billion. In most of the world, Factor VIII is purified from donated blood.

         Factor IX deficiency is the cause of hemophilia B, a primarily male bleeding disorder affecting about 1 in 50,000 births in the United States. This is currently a $200 million market in the US.

         Antithrombin III, used in the control of blood coagulation, comprises a $125 million market. Another protein, alpha-1-antitrypsin, is used in the treatment of genetic deficiency and is a $225 million market.

         Albumin, transferrin, alpha-fetoprotein, Factor V, fibrinogen and prothrombin are other commercially important proteins synthesized by the liver.

         These proteins will require some clinical testing before introduction to the market but we believe that this will be shortened by our ability to show that they are chemically identical to those found in blood. Our initial target markets will be India, South America and China where recombinant proteins are unavailable.

Competition

          The industry is dominated by a few large market participants. Almost all of the human serum proteins produced for therapeutic use are manufactured by a few large companies. Four of the largest are:

         ZLB-Behring - Formerly Aventis Behring, formerly Centeon.
         Baxter Healthcare - Baxter has purchased Immuno to create one of the largest suppliers of serum proteins.
         Bayer Corporation - Bayer recently divested itself of much of its protein business, retaining only recombinant Factor VIII.
         Wyeth - The leading producer of recombinant Factor IX.

THE ARTIFICIAL LIVER(TM)

         Objective - We seek to eliminate deaths due to acute liver failure.

Product Description

         The Artificial Liver(TM) consists of approximately 200 grams of liver cells cultured in a hollow fiber device identical to those used for hemodialysis. Each device contributes about 20% of total adult liver function. The device will be connected to the blood stream of the patient exactly as is done in standard hemodialysis. Blood passes down the center of the fibers but remains separated from the cells in the device. Small molecules, such as toxins, diffuse through the fibers and are taken up by the liver cells. There, the molecules undergo the normal metabolic processes associated with the liver. The metabolites then pass back through the fibers and into the bloodstream. In this way, we expect to be able to restore the natural metabolic balance of the patient, stabilizing their disease either until their own liver can recover or until they can be transplanted.


Background

         Liver disease is one of the leading causes of morbidity and mortality worldwide. There are nearly 500,000 patients in the United States with some form of liver disease. Chronic liver disease is the most common and is caused by deposition of scar tissue resulting from repeated rounds of injury by viruses or alcohol, for example. Blood flow through the liver is disrupted by the scar tissue and so less and less of the blood passes through the liver, allowing toxins to increase. This is a progressive disease and end stage cases of chronic liver disease can only be cured through liver transplantation.

         Acute liver disease arises in patients with no previous history of the disorder. Most cases of acute liver disease in the United States are caused by drug reactions or hepatitis virus infection and in some percentage of cases, the disease can become life threatening. Fulminant hepatic failure ("FHF"), the most severe and acute form of liver disease, has a mortality of over 80% in the absence of liver transplantation. Transplantation only reduces this figure to 50%. There are approximately 2,000 cases of FHF in the United States every year. There are a similar number of cases in Europe and Japan and slightly more in the Far East and China.

         Liver Transplantation is Not the Answer - Liver transplantation has become a popular and effective form of therapy for all forms of end stage liver disease but it suffers from several serious drawbacks. It is the single most expensive surgical procedure with first year costs averaging $250,000 and yearly costs of $20,000 thereafter.

         It is severely organ limited. As physicians have become more familiar with transplantation and immunosuppression has improved, demand for transplantation has risen. Transplant centers have proliferated, yet despite continuous organizing and publicity, waiting time to receive a donor organ has lengthened to over 2.25 years. There were only 6,169 liver transplantations performed in the US in 2004, with 17,424 on the waiting list as of August 2005. Even if patients are lucky enough to be transplanted, they then face the complications of lifelong immunosuppression.

         Finally, there is no means to hold a patient until a suitable organ becomes available. Patients awaiting a kidney can be placed on dialysis more or less indefinitely. No such luxury is afforded the liver patient, where 1,791 US patients died without receiving an organ in 2004.

         These facts present a serious threat to the patient with fulminant hepatic failure. FHF is rapidly progressive; patients can move from diagnosis to coma and death within a few days. Moreover, even though 80% will die, 20% recover spontaneously. These patients recover fully and go on to have a normal life expectancy. The liver has a remarkable ability to regenerate itself after injury. Physicians are therefore faced with the paradoxical situation of being forced to transplant patients who have a possibility of recovering on their own, sparing the organ for someone else.


Advantages

         We believe that an artificial liver could have a significant positive effect on liver disease. Very ill patients could be stabilized, even as their disease progresses. In severe viral hepatitis, the liver is destroyed by the patient's own immune system attacking the virus on the cells. When the functional liver mass falls below some critical level, the patient becomes very unstable, with rapid declines in blood pressure and sugar and rapid increases in assorted toxins. Artificial livers could maintain the patients' vital functions, even as their own livers continued to be destroyed. A hallmark of these acute viral attacks is that they end relatively quickly, most times within several days. If the patients can survive this period, their livers will regenerate and they recover fully. We believe that an artificial liver can allow the patients the time they need to survive this critical period without transplantation.

         We believe that there are a number of specific advantages to the Artificial Liver(TM):

         Human cell based - Several of the other companies working in this area are using animal liver cells to fill their device. Our device is based on human liver cell to be produced using our PLURICell technology.
         Simple to use - The Artificial Liver(TM) works exactly like continuous veno-venous hemodialysis, a common hospital based form of hemodialysis. A catheter is inserted into one of the large veins of the neck, blood is pumped through the device in a continuous loop back to the patient. Other devices in competition use more complicated processes to first remove the cells from the blood and perfuse the device with serum. This is more complicated and less effective.
         Large functional mass - The cells that form the basis of the Artificial Liver(TM) will be cultured directly in the device. In this way, the cells grow to completely fill the inside of the cartridge. Other competing devices first attach the cells to cell culture beads, since their cells are unable to grow. These beads take up much of the space that could be used by cells, resulting in less functional mass per device.


The Market

         Artificial Liver Addresses an Unmet Clinical Need in a Large Market - Currently there is no method for supporting a patient with end stage liver disease similar to hemodialysis. From National Morbidity and Mortality Tables, there are nearly 500,000 patients with some form of liver disease in the United States. There are almost 50,000 deaths per year attributable to liver disease.

         We have used the table shown below, using data from the 2003 National Hospital Discharge Records, to calculate the possible number of patients who might benefit from ELAD (extracorporeal liver assist device) therapy.



---------------------------------- ------------------------ ------------------------ ------------------------
                                            Hospital                 Potential                Potential
                                   Admissions per Year      ELAD Patients            Market for ELAD
---------------------------------- ------------------------ ------------------------ ------------------------
         Acute  necrosis  of  the           25,000                   50%                      12,500
liver
---------------------------------- ------------------------ ------------------------ ------------------------
---------------------------------- ------------------------ ------------------------ ------------------------
         Hepatorenal syndrome               9,000                    75%                      6,750
---------------------------------- ------------------------ ------------------------ ------------------------
---------------------------------- ------------------------ ------------------------ ------------------------
         Chronic liver disease              421,000                  2.5%                     10,525

---------------------------------- ------------------------ ------------------------ ------------------------
---------------------------------- ------------------------ ------------------------ ------------------------
         Acute          alcoholic           44,000                   10%                      4,400
hepatitis
---------------------------------- ------------------------ ------------------------ ------------------------
---------------------------------- ------------------------ ------------------------ ------------------------
         Transplants                        6,169                    10%                      616
---------------------------------- ------------------------ ------------------------ ------------------------
---------------------------------- ------------------------ ------------------------ ------------------------
         Malignant neoplasms                13,000                   10%                      1,300
---------------------------------- ------------------------ ------------------------ ------------------------
---------------------------------- ------------------------ ------------------------ ------------------------
         Hepatic coma                       62,000                   25%                      15,500
---------------------------------- ------------------------ ------------------------ ------------------------
---------------------------------- ------------------------ ------------------------ ------------------------
                                                                     TOTAL                    51,591
---------------------------------- ------------------------ ------------------------ ------------------------

Competition

         There are several other groups in competition to develop a liver assist device:

         Vital Therapies - Vital Therapies is continuing development of their liver cell based ELAD. They are located San Diego, CA.
         Vesta Therapeutics - This group, associated with Lola Reid, PhD at the University of North Carolina, is directed toward isolating stem cells from the liver with the intention of surmounting the adult hepatocyte's inability to divide in culture.
         CellECT Bio - This company was formed in Pittsburgh and is based on the work of Drs. Michalopolous and Block from the University of Pittsburgh. They have developed a method and culture medium which allows the limited proliferation of primary hepatocytes in culture. This work is in early stages of development.
         Hemocleanse - This company was founded by Stephen Ash, MD. They have developed a new form of dialysis system which has certain advantages over conventional systems. They have used this system in combination with charcoal hemoperfusion columns to treat patients with acute liver failure.
         Multicell Technologies - This group has conditionally immortalized hepatocytes and a liver stem cell technology, similar to Vesta above.

         There are several additional groups at various research centers throughout the world.


The In Vitro Human(TM)Project - DIFFERENTIATED CELL LINES DERIVED FROM HUMAN STEM CELLS

         We are in the process of developing a series of genetically matched, differentiated cell lines using our proprietary PC(TM) technology. These are cells corresponding to individual cell types, such as the heart, muscle, etc. but which are developed from the same stem cell line. In addition to their use in ACTIVTox and PREDICTIVTox, and the Artificial Liver, we believe that there are a number of significant applications of these cells. One such application is in the production of a fully human system for the production of antibodies. Others are in the area of cell therapy and regenerative medicine. We believe that these may develop into significant markets, but we are in the very early development stages of these programs. There are a number of other stem cell based companies that are pursuing similar strategies, such as Geron, Advanced Cell Technologies and StemCells.

TECHNOLOGY AND INTELLECTUAL PROPERTY


         We have a comprehensive intellectual property strategy consisting of patents, trademarks, trade secrets and know how.

         Patents provide a public record of our innovation and invention and are an important tool in the search for investors and corporate partners. It is our intention to use patents to stake out an area of expertise, the use of human cell lines in toxicology and cell therapy. Biotechnology patents, however, frequently require the inventor to reveal more than is desired and often point out the means for bypass. Cell lines and DNA constructs have to be deposited at the American Type Culture Collection, undermining control of the deposit by the corporation. We have adopted the strategy of breaking each product into its component parts, patenting some and keeping others as trade secrets. In general, our strategy will be to patent cell lines and keep the medium formulation and the manufacturing process as trade secrets. Combined with our manufacturing expertise, our intellectual property portfolio should present a formidable impediment to effective competition.

The C3A Cell Line

         The biological component of our initial products is the human hepatocyte cell line C3A (Kelly, US Patent #5,290,684, assigned to the Baylor College of Medicine). C3A was established from a human hepatoblastoma and selected for adult liver-specific function. It exhibits a number of properties not previously found in liver cell lines, making it much more like an actual human liver cell.

         In each instance, the cells perform about as well on a per gram basis as do normal liver cells. In addition, we expect that our specialized knowledge about liver biology and cell culture will allow us to accomplish things that would be beyond the reach of less skilled investigators.

         We have exclusive, world-wide licenses to the use of C3A for in vitro toxicology applications, for protein production and research applications.


Differentiation of Stem Cells

         We recently filed a patent application describing the use of tissue specific, reversible transformation as a mechanism to identify differentiated cells derived from any stem cell population. As described in the ACTIVTox section of this document, we expect this technology to be particularly useful in the identification of cells derived from human embryonic stem cells.

         Controversy surrounds this area of experimentation. As one of his first acts as President in 2001, George W. Bush imposed a moratorium on the creation of new stem cell lines and limited NIH funding to work utilizing a handful of cells created before the date of the announcement. This moratorium has significantly slowed progress in this field.

         We have no desire to be involved in this controversy. While most of the work published to date using human embryonic stem cells has concentrated on cells derived from a blastocyst, another type of cell, one derived from primordial germ cells, has functionally equivalent properties. These cells, derived from aborted tissues, are specifically excluded from the moratorium and can be derived and used without constraint. These are the cells covered in the Hogan patents for which we have acquired licenses with our acquisition of Plurion's assets.

         Finally, the use of tissue from aborted fetuses for research purposes has been explicitly approved by the United States Congress (NIH Health Revitalization Act of 1993, Public Law 103-43, Sect. 111, 107) and under more recent Executive Orders. We believe that means that these cell lines, once derived, are eligible for use in NIH approved and funded studies. Newly derived, human embryonic stem cell lines, usable for human therapy, will be a valuable commodity in themselves, as well as for the differentiated cell lines that can be derived from them. It is our intention to make these cells available to the scientific community. This serves our purposes in helping to make our cell lines a standard in the field.

Relevant Intellectual Property


1. License to the C3A cell line for use in drug screening and metabolism - Exclusive, royalty bearing license to US Patent # 5,290,684, "Permanent human hepatocyte cell line and its use in a liver assist device (LAD)",
     Inventor: James H. Kelly; Assignee: Baylor College of Medicine. License dated 10/3/95 between Hepatix, Inc. and Amphioxus Cell Technologies, Inc., and between the Baylor College of Medicine and Amphioxus Cell Technologies, Inc., dated 12/13/96.

2. License to the C3A cell line for use in protein production - Exclusive, royalty bearing license to US Patent # 5,290,684, "Permanent human hepatocyte cell line and its use in a liver assist device (LAD)", Inventor:
     James H. Kelly; Assignee: Baylor College of Medicine. License dated 12/13/95 between the Baylor College of Medicine and Amphioxus Cell Technologies, Inc.

3. License to the production and use of human pluripotent cells, including what the art described as embryonic germ (EG) cells - Exclusive, fully paid license to US Patents #5,453,357, #5,670,372, #5,690,926 and #6,251,671,
     variously titled "Pluripotent embryonic stem cells and methods of making same", Inventor: Brigid L. Hogan. Assignee: Vanderbilt University.

4. US Patent #5,639,618, "Method of isolating a lineage specific stem cell in vitro", Inventor: David A. Gay, Assignee: Plurion, Inc.

5. US Patent Application, Docket Number 16016.0007U1, "Differentiation of Stem Cells", Inventor: James H. Kelly, Assignee: Amphioxus Cell Technologies.

6.   Formula for various ACT cell culture media.

7.   Procedures and Specifications for manufacture of the ACTIVTox system.

8.   Registered trademark on the name ACTIVTox.

9.   Copyright to the data comprising PREDICTIVTox.


Competition


         Patent conflicts are common in biotechnology. The area of stem cell biology is a crowded patent field. There are a number of institutions that hold patent rights in this field including the University of Wisconsin (WiCell), Geron, Inc., and Johns Hopkins University. The University of Wisconsin patents and most of the Geron patents are directed to stem cells derived from the blastocyst. The work that we are doing is therefore outside these patents. Johns Hopkins University has patents directed to human embryonic germ cells. The Hogan patents, assigned to Vanderbilt University and licensed to us through the Plurion acquisition were filed long before the Hopkins patents. Consequently, the Hopkins patents, if valid, are narrower in scope and cannot block the Plurion method and cells described in the Plurion patents. We are confident that practicing the methods described in the Plurion patents give us freedom to operate in this area of biology. To the extent the methods in the Hogan patents are modified or improved, we believe various additional strategies can potentially be utilized to avoid competitive patent positions.

Employees

         As of February 1, 2006, we have 14 employees, of whom 10 are full-time. This is in addition to the four full-time employees of the Company.





Properties

         We lease our offices and laboratory facilities in Houston, Texas consisting of approximately 10,000 square feet for approximately $12,300 per month. This lease expires in August, 2008. In February 2006 we guaranteed a 10-year lease entered into by our Dutch subsidiary of approximately 18,000 square feet of space in Leiden, the Netherlands for 21,000 euros (approximately $25,000 at current exchange rates) per month commencing 6 months after the beginning of the lease term. The space is rent-free during the first 6 months of the term. We intend to use approximately half of such space for laboratory facilities and to sublet the other half of the space We believe these leases should provide sufficient space for our clinical and administrative functions during their remaining terms. The Company also leases its headquarters office in Scotch Plains, New Jersey, consisting of approximately 300 square feet of space, for $1,200 per month pursuant to a one-year lease expiring in December 2006.

Litigation

         The are no legal proceedings pending or, to our knowledge, threatened against us.

Management's Discussion and Analysis of Financial Condition and Results of Operations

       The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto appearing as exhibits to this Current Report on Form 8-K.


Overview

         We are a cell biology company focused on (1) the sale and marketing of our proprietary C3A human liver cell line for use in drug discovery and toxicology testing, (2) the scale up and eventual sale and marketing of various proteins produced by our C3A human liver cell line and (3) the exploitation through licenses, collaborations or partnerships of our patents and patent applications relating to human pluripotent cells, and the use of our proprietary PC(TM) cells for a variety of purposes including, without limitation, differentiating them into other cell types to be used for in vitro drug discovery and toxicology testing, and in vivo and ex vivo therapeutic purposes. In connection with the C3A human liver cell line we have developed a core structure/activity database that allows scientists to predict potential toxicity of compounds based on their structure, and intend to expand this database by screening additional compounds against the C3A cell line, and by screening the same library of compounds against additional cells types derived from our PC(TM) cells. We also intend to create a genomics database predictive of toxicity based on the up or down regulation of genes caused by compounds, based on screening the same library of compounds used to create the structure/activity database. Together, we expect our cell based assays and related databases to be valuable integrated tools to the pharmaceutical, dietary supplement, nutraceutical and chemical industries. To date we have well characterized only the C3A human liver cell line and created the related core database, and have commenced marketing of the C3A cell line as a product or screening service. Additional research and funds will be required to derive and characterize additional cell types and create the expanded databases, as well as the other uses for the additional cell types. We have not entered into any licenses, collaborations or partnerships relating to our PC(TM) cells, although we have initiated several discussions.

Critical Accounting Policies
----------------------------

         Our discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosures. We review our estimates on an ongoing basis.

         We consider an accounting estimate to be critical if it requires assumptions to be made that were uncertain at the time the estimate was made; and changes in the estimate or different estimates that could have been made could have a material impact on our results of operations or financial condition. While our significant accounting policies are described in more detail in the notes to our financial statements included in this prospectus, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements.

General and Administrative Expenses

         Our general and administrative expenses consist primarily of personnel related costs, legal costs, including intellectual property, investor relations, accounting costs, and other professional and administrative costs.

Research and Development Costs

         Most of our operating costs to date have been for research and development activities primarily related to the characterization of the C3A cell line, and general and administrative expenses. We expect our costs relating to the C3A cell line going forward to be primarily sales and marketing, while continuing our research and development costs relating to our other activities, primarily developing our PC(TM) cell line and cells derived from them for in vitro drug discovery and toxicology uses. We expect that research and development costs related to other uses of our PC(TM) cells, such as in vivo cellular replacement therapy and ex vivo use in a liver assist device, protein production using our C3A cell line, creation of our genomics database, all of which require significant capital, will be funded through spin-out companies, partially owned subsidiaries, joint ventures or other independent funding opportunities to keep us focused on what we believe are high value, large market opportunities with proprietary product offerings that:

1.   Are either on the market now or could be on the market in the near term.

2. Do not require significant additional capital to get to market (relative to drug development, for example) and therefore lessen our capital needs.

3. Do not require regulatory approval to get to market, allowing the timing and control of market introduction to remain within our control.

          We charge all research and development expenses to operations as they are incurred. We do not track research and development expenses by project.




Results of Operation

         We have yet to establish any history of profitable operations. We have incurred operating losses of $1,284,088 and $1,746,162 for the years ended December 31, 2003 and December 31, 2004, respectively.

         For the nine months ended September 30, 2005 and September 30, 2004, we have incurred operating losses of $1,423,553 and $1,127,798, respectively. As a result, at September 30, 2005, we have an accumulated deficit of $9,621,604.

         We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful completion of our research and development programs, and the subsequent commercialization of the results or of products derived from such research and development efforts. No assurances can be given when this will occur or that we will ever be profitable.

Fiscal Years ended December 31, 2004 and December 31, 2003


         We had revenues of $31,006 and $49,024 in the fiscal years ended December 31, 2004 and December 31, 2003, respectively. Our general and administrative expenses increased 40% to $1,076,655 in the fiscal year ended December 31, 2004, from $769,677 in the same period in 2003. This increase of $306,978 from the fiscal year ended December 31, 2004 compared to the same period in 2003 was primarily attributable to an increase of $260,000 in accrued consulting, legal and professional services associated with the merger and an increase of $45,834 in our research and development costs.

         Interest expense increased 17% to $487,417 in the fiscal year ended December 31, 2004, from $416,528 during the same period in 2003, reflecting higher debt from financing activities.

         We incurred net losses of $1,746,162 and $1,284,088 during the fiscal year ended December 31, 2004 and in the same period in 2003, respectively. The increase in our net loss amounting to $462,084 for the fiscal year ended December 31, 2004 from the same period in 2003, respectively, was principally caused by accrued consulting, legal and professional fees associated with the merger, the increase in our interest costs and an increase in research and development costs during the periods.

Nine Months Ended September 30, 2005 and September 30, 2004

         We had revenues of $8,355 and $19,917 in the nine months ended September 30, 2005 and September 30, 2004, respectively. Our general and administrative expenses increased 28% to $855,708 in the nine months ended September 30, 2005, from $670,804 in the same period in 2004. This increase of $184,904 from the nine months ended September 30, 2005 compared to the same period in 2004 was primarily attributable to an increase of $ 144,258 in legal and professional fees and an increase of $45,319 in our research and development costs.

         For the nine months ended September 30, 2005 and in the same period in 2004, interest expense has increased 35% to $411,977 from $305,328, reflecting higher debt from financing activities maintained during most of the first three fiscal quarterly periods in 2005.

         We incurred net losses of $1,423,553 and $1,127,798 during the nine months ended September 30, 2005 and September 30, 2004. The increase in our net loss for the nine months ended September 30, 2005 compared to the same period in 2004, amounting to $295,755, was principally caused by the increase in legal and professional fees, our interest costs and an increase in research and development costs during the periods.

Liquidity and Capital Resources

         As at September 30, 2005, we had a cash balance of $10,374. We have financed our operations primarily through cash on hand and through loans from shareholders and investors in our bridge financings.

         Net cash flows used in operating activities was $1,410,488 for the nine month period ending September 30, 2005, compared to net cash flows used of $847,157 for the same period in 2004. The increase was primarily due to an increase in net loss and the use of cash in 2005 to pay expenses accrued in prior periods.

         Net cash provided by financing activities was $1,578,778 for the nine month period ending September 30, 2005 compared to $852,571 for the same period in 2004. We have financed our operations primarily from cash on hand and from loans from shareholders and investors in our bridge financings. Upon the Merger with the Company, the debt incurred in our bridge financings converted into 160,825,597 shares of Common Stock (or the equivalent amount of Series 1 Preferred and Notes convertible into such Common Stock) and Warrants to purchase 41,662,803 shares of common stock at an exercise price of $.06 per share.

         As described above under Item 1.01, on February 14, 2006, the Company completed the Private Placement of Notes and Warrants and the Coordinate Offering of Series 1 Preferred and Warrants to accredited investors and entered into Subscription Agreements with such accredited investors. The Company sold an aggregate of $2,350,000 principal amount of Notes, 4,848.3333 shares of Series 1 Preferred and Warrants to purchase 63,508,332 shares of Common Stock at an exercise price of $.06 per share. At the closing of the Private Placement and the Coordinate Offering, the Company also paid Broadband a structuring fee of $100,000 and granted Broadband a right of first refusal with respect to financing transactions of the Company in the one-year period ending on the first anniversary of the sale of the Notes, Series 1 Preferred and Warrants. In addition, the Company agreed to pay certain finders fees in the amount of $381,350 with respect to the funds raised in the Private Placement and Coordinate Offering from investors introduced to the Company by such finders and to grant them five-year warrants to purchase an amount of Common Stock and Warrants equal to 10% of the Common Stock underlying the Notes and Series 1 Preferred and 10% of the Warrants sold to such investors for the same effective price paid by such investors. Upon completion of the Merger and the Private Placement and Coordinate Offering, the Company's cash balance was approximately $3 million. The Company's future funding requirements will depend on numerous factors. These factors include the Company's ability to operate its business profitably in the future, recruit and train qualified management, technical and sales personnel, and the Company's ability to compete against other, better-capitalized corporations. The Company has adequate cash to satisfy its cash requirements over the next twelve months. The Company may raise additional funds through private or public equity investment in order to expand the range and scope of its business operations. There is no assurance that such additional funds will be available for the Company to finance its operations on acceptable terms, if at all.


Off Balance Sheet Arrangements
------------------------------

          We do not currently have, nor have we ever had, any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not engage in trading activities involving non-exchange traded contracts. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in these relationships.

Recent Accounting Pronouncements

     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs-an amendment of ARB No. 43, Chapter 4", which is the result of the FASB's project to reduce differences between U.S. and international accounting standards. SFAS No. 151 requires idle facility costs, abnormal freight, handling costs, and amounts of wasted materials (spoilage) be treated as current-period costs. Under this concept, if the costs associated with the actual level of spoilage or production defects are greater than the costs associated with the range of normal spoilage or defects, the difference would be charged to current-period expense, not included in inventory costs. SFAS No. 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 will not have a material impact on our financial statements.

         In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets , an amendment of APB No. 29 , Accounting for Nonmonetary Transactions . SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FASB No. 153 will not have a material impact on our financial statements.

         In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation". SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires that the fair value of such equity instruments be recognized as expense in the historical financial statements as services are performed. Prior to SFAS 123(R), only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of FASB No. 123(R), will not have a material impact on our financial statements.




Cautionary Statements

Cautionary Statement Pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995:
       Except for the historical information presented in this document, including financial information for the two fiscal years ended December 31, 2003 and December 31, 2004, respectively, and the nine months ended September 30, 2005 and September 30, 2004, this Current Report on Form 8-K, including the item entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," and documents and information incorporated by reference into this Current Report on Form 8-K contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as "believes", "plans", "intend", "scheduled", "potential", "continue", "estimates", "hopes", "goal", "objective", expects", "may", "will", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by us.

       We caution you that no statements contained in this Current Report on Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K . The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and we assume no obligation to update this information. We urge you to carefully review and consider the various disclosures made by us in this Form 8-K that attempt to advise interested parties of the risks and factors that may affect our business and the market for our stock.


We are at an early stage of development

         We are an early stage company. We have not yet developed any substantial market for our primary products. Our principal revenues have been contract research and testing and consulting services for other companies, which have historically been minimal. To achieve profitable operations, we, alone or with others, must successfully develop, introduce and market our drug discovery and toxicology testing and other products. While we have successfully developed the C3A human liver cell line for drug screening and in vitro toxicology applications, we have to date not developed other cell lines. Nor have we demonstrated that reversible transformation for generating antibody producing cell lines works generally. No assurance can be given that our product research and development efforts will be successfully completed or that any products, if developed and introduced, will be successfully marketed or achieve market acceptance.

We have a history of operating losses, and our future profitability is uncertain

         We have experienced significant operating losses since our inception and have generated minimal revenues from operations. As of September 30, 2005, our accumulated deficit was approximately $9,621,604. To date, we have been dependent on capital infusions for financing. Our ability to achieve a profitable level of operations is dependent in large part on marketing our existing product, completing development of our potential products and making the transition to commercializing such products. No assurance can be given that our product research and development efforts will be completed, that any products will be manufactured or marketed or that profitability will be achieved. We will likely require additional funds to achieve profitable operations.

We may not be able to commercially develop our technologies and proposed product lines, which, in turn, would significantly harm our ability to earn revenues and result in a loss of investment
         Our ability to commercially develop our technologies will be dictated in large part by forces outside our control which cannot be predicted, including, but not limited to, general economic conditions, the success of our research and pre-clinical and field testing, the availability of collaborative partners to finance our work in pursuing applications of our technology and technological or other developments in the biomedical field which, due to efficiencies, technological breakthroughs or greater acceptance in the biomedical industry, may render one or more areas of commercialization more attractive, obsolete or competitively unattractive. It is possible that one or more areas of commercialization will not be pursued at all if a collaborative partner or entity willing to fund research and development cannot be located. Our decisions regarding the ultimate products and/or services we pursue could have a significant adverse affect on our ability to earn revenue if we misinterpret trends, underestimate development costs and/or pursue wrong products or services. Any of these factors either alone or in concert could materially harm our ability to earn revenues and could result in a loss of any investment in us. If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably
         We are engaged in activities in the biotechnology field, which is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other biotechnology, agricultural, pharmaceutical or other companies will not render our technologies or potential products or services uneconomical or result in products superior to those we develop or that any technologies, products or services we develop will be preferred to any existing or newly-developed technologies, products or services.

We have limited marketing experience and capacity

         Although we believe that the market for our products constitutes a small and manageable number of parties, currently we have minimal sales and marketing employees. To the extent that we determine not to, or are unable to, enter into collaborative agreements or to arrange for third party distribution of our potential products, significant additional resources may be required to develop a marketing and sales force. Should we elect to license or sell products to distributors, a significant portion of the profits from such products may be realized by such licensees or distributors, rather than by us.

We are dependent on Dr. Kelly and other key personnel

         Our ability to develop our business depends upon our attracting and retaining qualified management and scientific personnel, including consultants and members of our scientific advisory board. As the number of qualified scientists is limited and competition for such personnel is intense, there can be no assurance that we will be able to attract or retain such persons. In particular, we will be dependent upon the continued services of Dr. James H. Kelly, President and Chief Executive Officer of Amphioxus, who will continue as President and Chief Executive Officer of the Company and, subject to any notice period required by the Securities Exchange Act of 1934, as amended, will become a member of the Company's Board of Directors. The loss of key personnel, such as Dr. Kelly, or the failure to recruit additional key personnel could significantly impede attainment of our objectives and have a material adverse affect on our financial condition and results of operations. Dr. Kelly does not have an employment agreement with us.

         We intend to create a scientific advisory board, which could serve as an introduction to potential qualified personnel, as well as a means of keeping up with new developments in the broader scientific community and finding technologies that may be compatible with our business. There is no assurance that we will be able to attract or retain key members of such a scientific advisory board, and the failure to do so could adversely affect our ability to compete in the markets we intend to serve.

We may not be able to  effectively manage the growth of our staff

         Our business plan calls for increasing our staffing levels in the future. Our ability to execute our strategies will depend in part upon our ability to integrate such new employees into our operations and fund such added costs. Our planned activities will require the addition of new personnel, including management, and the development of additional expertise by existing management personnel in areas such as manufacturing and marketing. The inability to acquire such services or to develop such expertise could have a material adverse impact on our operations.

We are dependent on the validity of our patents

         Our success depends in part on our ability to obtain or maintain patent protection for our proprietary products and to preserve our trade secrets related to drug screening and other uses of the C3A cell line and the production and use of other cell lines developed from pluripotent cells. We have obtained one patent, have exclusive license rights to five additional patents and have submitted one more patent application relating to the existing patent and one new patent application family. Any present or future patents may not prevent others from developing competitive products. Moreover, the Hogan patent we license from Vanderbilt University has a term that expires in 2012 and is limited to the United States. No assurance can be given that our patent application will be approved, that any current or future patents will provide us with competitive advantages for our products, or that they will not be successfully challenged or circumvented by competitors. While we believe that the methods described in our patents will provide us freedom to operate our business without infringing patent rights or other intellectual property held by other entities, we have not conducted an exhaustive patent search and no assurance can be given that patents do not exist or could not be filed which would have an adverse effect on our ability to market our products or modifications or improvements to our products. If other companies were to successfully bring legal actions against us claiming patent or other intellectual property right infringements, in addition to any potential liability for damages, we could be required to obtain a license to continue to use the affected process or to manufacture or use the affected product or may be required to cease using such products or processes. There can be no assurance that we would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, or at all. There could be significant litigation in the industry regarding patent and other intellectual property rights. If we become involved in such litigation, it could consume a substantial portion of our financial and human resources, regardless of the outcome of such litigation.

         Our licensing agreements with MDL Information Systems, Inc., Baylor College of Medicine and Vanderbilt University potentially require us to expend significant amounts to prosecute infringement cases to maintain our exclusivity under such agreements. There can be no assurance that we will have the funds sufficient to continue our rights under such agreements, or to commercialize the licensed technology.

         We also rely on trade secrets and proprietary know-how which we seek to protect, in part, by confidentiality agreements with our employees, consultants and others. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach or that our trade secrets will not otherwise become known or independently developed by competitors.
Restrictions on the use of human embryonic stem cells, and the ethical, legal and social implications of that research, could prevent us from developing or gaining acceptance for commercially viable products in these areas or, alternatively, could broaden competition for federal funding
         Our most important programs involve the use of PC(TM) cells that are derived from aborted fetuses. Use of PC(TM) cells is not as widely accepted in the scientific community as the use of embryonic stem cells. Moreover, the use of PC(TM) cells gives rise to ethical, legal and social issues regarding the appropriate use of these cells. In the event that our research related to human PC(TM) cells becomes the subject of adverse commentary or publicity, the market price for our Common Stock could be significantly harmed. Many research institutions have adopted policies regarding the ethical use of human embryonic tissue. These policies may have the effect of limiting the scope of research conducted using PC(TM) cells, thereby impairing our ability to conduct research in this field.
         Potential and actual legislation and regulation at the federal or state level related to our technology could limit our activities and ability to develop products for commercial sales, depriving us of our anticipated source of future revenues. Alternatively, a relaxation of existing limits on federal funding of laboratories using embryonic stem cells other than certain pre-existing cell lines could result in more competition for federal funding. While we believe our two liver cell lines are adequate for our current commercial objectives, and while we are not aware of any pending legislation that would affect our ability to utilize those cell lines or to use PC(TM) cells, any future or additional government-imposed restrictions in these or other jurisdictions with respect to use of human PC(TM) cells in research and development could have a material adverse effect on us by, among other things:
         o harming our ability to establish critical partnerships and collaborations, o delaying or preventing progress in our research and development, o limiting or preventing the development, sale or use of our products, and o causing a decrease in the price of our stock.

We face potential product and professional liability exposure

         We face an inherent business risk of exposure to product liability claims if the use of products manufactured by us results in adverse effects. We may also face professional liability as a result of our contract research and other services. While we will continue to attempt to take appropriate precautions, there can be no assurance that we will avoid significant exposure to such liabilities. Because we have not yet sold any products except for research purposes, and because of the expense of insurance, we do not carry product or professional liability insurance. While we intend to obtain product liability insurance at such time as our operations require it, subject to our ability to pay for such insurance, we do not currently intend to obtain professional liability insurance. There can be no assurance that any coverage which we may obtain will be adequate or that adequate insurance coverage will be available at acceptable cost, if at all, or that a product or professional liability claim would not materially adversely affect our business or financial condition. We may lack the resources to defend ourself or our employees, officers or directors against any product liability or professional liability claims.


There is a limited market for the Common Stock

         As a result of the absence of any listing on the National Association of Securities Dealers Automated Quotation system ("Nasdaq") or a national securities exchange, the trading market for the Common Stock is currently limited to the OTC Bulletin Board, and if it were delisted from the OTC Bulletin Board, its trading market would be limited to the "pink sheets." So long as the Common Stock is not listed on Nasdaq or any exchange and the bid price for the Common Stock remains below $5.00 per share, the Common Stock will be subject to additional federal and state regulatory requirements. Among other things, broker-dealers will be required to satisfy special sales practice requirements, including making individualized written suitability determinations and receiving any purchaser's consent prior to any transaction in the Common Stock. Also, the Company's securities are considered "penny stocks," which requires additional disclosures in connection with trades in such securities, including the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. Such restricted market and additional regulatory requirements limit the liquidity of the Company's securities, as well as adversely affect the ability of the Company to raise additional financing through issuances of its securities.

Additional offerings of securities by the Company may be dilutive to current shareholder interests and may not be available on favorable terms.


         The Company has raised approximately $3.8 million gross proceeds in the Private Placement and Coordinate Offering concurrently with the Merger, which, together with the Company's cash on hand, including cash on hand held by Amphioxus at the time of the Merger, and net of expenses, provides it with cash reserves of approximately $3 million. Notwithstanding such reserves, the Company may find that it lacks sufficient capital to continue its operations or achieve its business objectives, and shareholders may be unable to sell the Common Stock or Series 1 Preferred held by them because there is no market or only a limited market for such securities. Shareholders should accordingly be prepared to suffer the loss of their entire investment in the Common Stock and Series 1 Preferred. Alternatively, the Company may have to engage in subsequent offerings to raise additional capital at available prices, which may be substantially dilutive to the holdings of shareholders following the Merger. There can be no assurances, in any event, that the Company will be able to raise sufficient funds to continue its operations or pursue its business objectives. In addition, any disruption in the availability of funds may jeopardize relationships with customers, suppliers and personnel and adversely affect the Company's ability to achieve its business objectives.

Absence of sufficient authorized shares of Common Stock

         The Company has only 50 million shares of Common Stock authorized for issuance. However, as a result of the Merger, the Debt Restructuring, the Private Placement and the Coordinate Offering, as well as the sale of Series 1 Preferred and Warrants to members of the existing management of the Company, the Company has approximately 1.3 billion shares of Common Stock either outstanding or issuable upon conversion or exercise of outstanding securities. Moreover, pursuant to the Subscription Agreements, the Company will incur substantial penalties if it fails to file a proxy statement with the Securities and Exchange Commission with respect to a shareholder meeting to obtain approval for an increase in the authorized Common Stock to 2 billion shares within 60 days of the completion of the Private Placement or fails to obtain shareholder approval for such increased authorization by January 31, 2007. While the Company believes that complying with these timeframes is feasible, there can be no assurance that it will be able to do so, and any failure could adversely affect the Company and the market for its Common Stock.


Volatility of Stock Price

         The securities of biotechnology companies have experienced extreme price and volume fluctuations, which have often been unrelated to the companies' operating performance. Announcements of technological innovations for new commercial products by us or our competitors, developments concerning proprietary rights or general conditions in the biotechnology and health industries may have a significant effect on our business and on the market price of the Common Stock. Sales of shares of Common Stock by existing security holders could also have an adverse effect on the market price of the Company's securities, given the limited trading and low price of its securities.

The issuance of shares upon conversion of the convertible debentures and exercise of outstanding warrants will cause immediate and substantial dilution to our existing stockholders.

         The issuance of shares upon conversion of the Notes and exercise of Warrants will result in substantial dilution to the interests of other stockholders since the selling security holders may ultimately convert and sell the full amount issuable on conversion. Although no single selling security holder may convert its convertible debentures and/or exercise its warrants if such conversion or exercise would cause it to own more than 4.99% of our outstanding common stock, this restriction does not prevent each selling security holder from converting and/or exercising some of its holdings and then converting the rest of its holdings. In this way, each selling security holder could sell more than this limit while never holding more than this limit. While the Company cannot issue more shares of Common Stock than are authorized by its certificate of incorporation, there is no arithmetic upper limit on the number of shares that may be required to be issued under the anti-dilution provisions related to the Series 3 Preferred and Warrants, and such issuances could have the effect of further diluting the proportionate equity interest and voting power of holders of our Common Stock, including the holders of the Series 1 Preferred.

Control by Insiders; Conflicts of Interest

         The present officers and directors and founding shareholders of Amphioxus own a majority of the voting power of the outstanding Common Stock and Series 1 Preferred taken as a single class. Therefore, they can, and for the foreseeable future will be able to, elect the entire Board of Directors of the Company and to govern its affairs, including whether it enters into any mergers, consolidations, asset sales or acquisitions and other extraordinary transactions. Certain persons who will be directors of the Company following the Merger have interests in other companies in the biotechnology industry and, while they are not aware of any such situations currently, could be presented with circumstances in which the interests of such other companies may be contrary to the interests of the Company following the Merger.

Anti-Takeover Provisions

         The Board of Directors of the Company has the authority to issue up to 5,000,000 shares of preferred stock in one or more series, and to fix the number of shares constituting any such series, the voting powers, designation, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, terms of redemption (including sinking fund provisions), conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by stockholders. The Board of Directors may, therefore, in the future issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock or Series 1 Preferred. In addition, the issuance of any such preferred stock, as well as certain statutory provisions of Delaware law, could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly.

Absence of Dividends; Dividend Policy

         The Company has not paid any dividends on the Common Stock since its formation. The Company does not currently intend to pay any dividends upon the Common Stock in the foreseeable future and anticipates that earnings, if any, will be used to finance the development and expansion of its business. The Company's ability to pay dividends on the Common Stock will be limited by the preferences of any preferred stock which may be outstanding from time to time and may be limited by future indebtedness. Moreover, the terms of the Series 2 Preferred prevent the payment of any dividends on the Common Stock as long as there are any accrued but unpaid dividends on the Series 2 Preferred. Any payment of future dividends and the amounts thereof will be dependent upon the Company's earnings, financial requirements and other factors deemed relevant by the Company's Board of Directors, including the Company's contractual obligations.

Possibility of Impediment to Listing of Common Stock

         After giving effect to the Merger and the other transactions described in this Current Report on Form 8-K, Margie Chassman beneficially owns approximately 220,724,205 shares of Common Stock, or approximately 21.1% of the issued and outstanding Common Stock, assuming conversion of all outstanding Series 1 Preferred and the conversion of all other convertible securities held by Ms. Chassman and the exercise of all outstanding warrants, options and other rights granted by the Company and held by Ms. Chassman. Ms. Chassman is the wife of David Blech, who disclaims beneficial ownership of such securities. See "Certain Transactions and Relationships." Notwithstanding such disclaimer, Mr. Blech may be deemed to own or control a sufficient number of shares of Common Stock to assert effective control over the business and affairs of the Company, including but not limited to having sufficient voting power to control the election of its Board of Directors and, in general, to substantially determine the outcome of any corporate transaction or other matters submitted to the stockholders of the Company for approval, including mergers, consolidations or the sale of substantially all of the Company's assets or preventing or causing a change in the control of the Company. In addition to Mr. Blech's potential ability to control the affairs of the Company, that potential control may deter other potential financing sources from making an investment in the Company.


         In May 1998, David Blech pled guilty to two counts of criminal securities fraud, and, in September 1999, he was sentenced by the U.S. District Court for the Southern District of New York to five years' probation. Mr. Blech also settled administrative charges by the Securities and Exchange Commission in December 2000 arising out of the collapse in 1994 of D. Blech & Co., a broker-dealer of which Mr. Blech was President and sole stockholder. Such settlement prohibits Mr. Blech from engaging in future violations of the federal securities laws and from association with any broker-dealer. In addition, the District Business Conduct Committee for District No.10 of NASD Regulation, Inc. reached a decision, dated December 3, 1996, in a matter styled District Business Conduct Committee for District No. 10 v. David Blech, regarding the alleged failure of Mr. Blech to respond to requests by the staff of the National Association of Securities Dealers, Inc. ("NASD") for documents and information in connection with seven customer complaints against various registered representatives of D. Blech & Co. The decision found that Mr. Blech failed to respond to such requests in violation of NASD rules and that Mr. Blech should, therefore, be censured, fined $20,000 and barred from associating with any member firm in any capacity. Furthermore, Mr. Blech was discharged in bankruptcy in the United States Bankruptcy Court for the Southern District of New York in March 2000.

         In the event the Company seeks to list its shares on a securities exchange or on Nasdaq, whether or not in connection with a public offering of the Company's securities, Nasdaq or the exchange(s) to which a listing application is made may refuse to grant such listing or may require as a condition thereof that David Blech and persons associated with him dissociate themselves from the Company. As a result, the Company may be precluded from having its securities listed on any exchange or Nasdaq. Further, trading in the Company's securities may be restricted to the OTC Bulletin Board, which is a less liquid market than the established exchanges and Nasdaq.

                            DESCRIPTION OF SECURITIES

            The Company is authorized to issue 55,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which 150,000 shares have been designated as Series 1 Preferred Stock and 2,000,000 have been designated as Series 2 Preferred. As of February 14, 2006, there were 37,339,286 shares of Common Stock, 99,454 shares of Series 1 Preferred and 2,000,000 shares of Series 2 Preferred issued and outstanding.

Common Stock

            The holders of Common Stock are entitled to one vote per share. The Company's certificate of incorporation does not provide for cumulative voting. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of legally available funds. However, the current policy of the Board is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock such as the Series 1 Preferred and Series 2 Preferred. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

            The following description of the Series 1 Preferred and Series 2 Preferred is qualified in its entirety by reference to the certificates of designations, preferences and rights related to such series filed with the Secretary of State of the State of Delaware and annexed hereto as Exhibits 4 and 6, respectively.

            Each share of Series 1 Preferred is automatically convertible into 10,000 shares of Common Stock upon the Company's authorization of sufficient shares to cover such conversion, and the Series 1 Preferred issued in connection with the Merger is convertible into an aggregate of 757,821,430 shares of Common Stock. The Company has also issued 17,095.0597 shares of Series 1 Preferred in exchange for certain debt of the Company and of Amphioxus, together with Warrants to purchase 46,725,303 shares of Common Stock; 1,700 shares of Series 1 Preferred and Warrants to purchase 8,500,000 shares of Common Stock to members of existing management of the Company; and 4,878.333 shares of Series 1 Preferred and Warrants to purchase 24,391,666 shares of Common Stock in the Coordinate Offering. Holders of the Series 1 Preferred Stock vote on an as-converted basis together with the holders of Common Stock, voting as a single class, on all matters presented to the Company's shareholders for a vote. Holders of the Series 1 Preferred are entitled to receive dividends on the Series 1 Preferred equivalent to the dividends they would receive on an as-converted basis, in preference to any dividends paid on the Common Stock. They are also entitled to receive preferred dividends equal to $.10 per year on each share of Series 1 Preferred Stock, commencing one year after the completion of the Merger.

            The Series 2 Preferred ranks senior to the Series 1 Preferred, does not pay dividends, does not carry the right to any vote except as required by the Delaware General Corporation Law and is redeemable by the Company for an aggregate payment of $3,065,000. The Series 2 Preferred will be mandatorily redeemable on June 15, 2009 or earlier on the same basis as the Eaglestone Note after the repayment of the Eaglestone Note. The Eaglestone Note is repayable on June 15, 2009 or earlier to the extent of (i) 50% of the excess proceeds of an offering of equity securities by the Company that raises in excess of $6.5 million of net proceeds, (ii) 10% of the excess proceeds of a series of such equity offerings that raise in excess of $15 million or (iii) 25% of after-tax net income of the Company in excess of $1 million measured cumulatively from the closing of the Merger, and shall also be repayable in full if there is a change in control of the Company.

Warrants

            The Company has issued Warrants to purchase up to an aggregate of 118,783,635 shares of Common Stock in connection with the Private Placement, the Coordinate Offering, the Debt Restructuring and in sales to existing management of the Company. Each Warrant entitles the holder to purchase shares of Common Stock at the exercise price of $.06 per share and will expire five years after the consummation of the Merger. The Warrants contain provisions that protect the holders against dilution by adjustment of the purchase price in certain events, such as stock dividends, stock splits and other similar events and the issuance of Common Stock by the Company at a price less than $.06 per share. The Warrants can be called for conversion by the Company, subject to certain limitations, if the Common Stock closes at or in excess of $.18 per share for ten consecutive trading days. The Company also granted five-year warrants to finders in the Private Placement and Coordinate Offering to purchase 12,711,666 shares of Common Stock, together with Warrants to purchase 6,355,833 shares of Common Stock for $.06 per share, at an exercise price of $.03 for each share of Common Stock and half Warrant. In addition, the Company has outstanding warrants to purchase 66,000,000 shares of Common Stock for $.01 per share.

Notes

            The Company has issued $2.35 million principal amount of Notes in connection with the Private Placement. The Notes are convertible into 78,333,333 shares of Common Stock upon authorization of sufficient shares of Common Stock to permit such conversion at the rate of one share of Common Stock for each $.03 of principal of the Notes so converted. The Notes contain provisions that protect the holders against dilution by adjustment of the conversion price in certain events, such as stock dividends, stock splits and other similar events and the issuance of Common Stock by the Company at a price less than $.03 per share. The Notes bear no interest and mature three years after their issuance.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

            Certain provisions of the Company's by-laws are intended to strengthen the Board's position in the event of a hostile takeover attempt. These by-law provisions have the following effects:

o they provide that only business brought before an annual meeting by our Board or by a stockholder who complies with the procedures set forth in the by-laws may be transacted at an annual meeting of stockholders; and

o they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

            The Company is subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.




                     RECENT SALES OF UNREGISTERED SECURITIES

         In connection with the completion of the Merger on February 14, 2006, the Company issued 75,782.143 shares of Series 1 Preferred in exchange for the common stock of Amphioxus.

         Concurrently with the completion of the Merger, the Company issued 17,095.0597 shares of Series 1 Preferred and Warrants to purchase 46,725,303 shares of Common Stock in exchange for certain debt of the Company and Amphioxus.

         Concurrently with the completion of the Merger, the Company completed the Private Placement, raising gross proceeds of $2.35 million, and issued Notes in the aggregate principal amount of $2.35 million and Warrants to purchase 39,166,666 shares of Common Stock.

         Concurrently with the completion of the Merger, the Company completed the Coordinate Offering, raising gross proceed of $1,463,500, and issued 4,878.3333 shares of Series 1 Preferred and Warrants to purchase 24,391,666 shares of Common Stock.

         Concurrently with the completion of the Merger, the Company issued 5-year warrants to purchase 12,711,666 shares of Common Stock, together with related Warrants to purchase 6,355,833 shares of Common Stock for $.06 per share, for an exercise price of $.03 per share of Series 1 Common Stock, including the related Warrants, to certain finders who introduced investors in the Private Placement and the Coordinate Offering.

         Concurrently with the completion of the Merger, the Company issued 2,000,000 shares of Series 2 Preferred and the Eaglestone Note in the principal amount of $2,935,000 in partial exchange for the relinquishment of certain rights of Eaglestone with respect to Amphioxus.

         Concurrently with the completion of the Merger, the Company sold 1,700 shares of Series 1 Preferred and Warrants to purchase 8,500,000 shares of Common Stock to existing members of the management of the Company for gross proceeds of $510,000.


           MARKET FOR THE COMMON STOCK AND RELATED STOCKHOLDER MATTERS

            The Common Stock is quoted on the OTC Bulletin Board under the symbol IFSC.OB. During the period from July 2003 through August 2005, it was quoted only by the Pink Sheets LLC. Based upon information furnished by our transfer agent, as of February1, 2006, the Company had 480 holders of record of the Common Stock.


     The following table sets forth the high and low sales prices for the Common Stock for the periods indicated as reported by the Pinksheets.com or the OTC Bulletin Board, as the case may be:



Fiscal Year 2004
-----------------
First Quarter                 $0.08                  $0.03
Second Quarter                 0.08                   0.03
Third Quarter                  0.03                   0.01
Fourth Quarter                 0.04                   0.01


 Fiscal Year 2005
-- ----------------
First Quarter                 $0.07                  $0.02
Second Quarter                 0.16                   0.04
Third Quarter                  0.19                   0.11
Fourth Quarter                 0.26                   0.12

Fiscal Year 2006
-------------------
First Quarter
  (through February 10, 2006) $0.20                  $0.15


            The Company has not declared or paid any cash dividends on the Common Stock and does not anticipate declaring or paying any cash dividends in the foreseeable future. The Company currently expects to retain future earnings, if any, for the development of its business. Dividends may be paid on the Common Stock only if and when declared by our board of directors after payment of all accrued dividends on the Series 2 Preferred.


                       WHERE YOU CAN FIND MORE INFORMATION

            The Company files annual, quarterly and current reports, and other information with the Securities and Exchange Commission (the "SEC"). These filings, which provide comparable information concerning the Company without giving effect to the Merger, are available to the public at the SEC's web site at http://www.sec.gov. You may also read and copy any document the Company files at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.


Item 3.02 Unregistered Sales of Equity Securities.

         The issuances described in Items 1.01 and 2.01 were made by the Company in reliance upon the exemptions from registration provided under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. The information in such Items is incorporated herein by this reference.



Item 5.01         Changes in Control of Registrant

         As described in Item 2.01 above, a change in control of the Company occurred as a result of the Merger. In connection with the Merger, stockholders of Amphioxus, including the former Plurion stockholders, have exchanged their shares of common stock of Amphioxus for Series 1 Preferred automatically convertible Common Stock upon authorization of sufficient shares to cover such conversions. Accordingly, immediately following the Merger, stockholders of Amphioxus own a majority of the voting power of the outstanding shares of the Company's Common Stock and Series 1 Preferred, taken as a single class. The information provided in Item 2.01 is incorporated herein by reference.

         The following table sets forth beneficial ownership of Common Stock as of February 14 , 2006 by: (i) each person who will be a director or executive officer of the Company (including options, warrants or other rights exercisable within 60 days); (ii) all such officers and executive officers, as a group, and
(iii) all persons known by the Company to own more than 5% of the Company's Common Stock. The table assumes that all of the Series 1 Preferred has been converted to Common Stock in accordance with its terms The address of each beneficial owner other than Ms. Chassman and Mr. Jesselson is c/o the Company, 1812 Front Street, Scotch Plains, NJ 07076.



Name                                        Number of Shares                    Percentage

James H. Kelly, PhD                              116,997,088                    11.3%
Mark S. Germain(1)                                85,571,663                     8.3
Norman Sussman                                    18,197,306                       *
Lawrence Gordon(2)                                 8,499,999                       *
Margie Chassman(3)                               220,724,205                    21.1

Michael Jesselson(4)                              90,083,437                     8.7
Margery Germain(5)                                72,406,878                     7.0
All Directors and
 Executive Officers
 as a Group (4 Persons)(1)(2)                    229,266,056                    22.2

*        Less than 0.1%.

(1) Does not include 72,406,878 shares of Common Stock owned by Margery Germain,
Mr. Germain's spouse, as to which he disclaims beneficial ownership.

(2)     Includes Warrants to purchase 2,833,333 shares of Common Stock at an exercise price of $.06 per share.

(3)     Includes warrants to purchase 15,000,000 shares of Common Stock at an exercise price of $.01 per share.

(4)     Includes warrants to purchase 3,375,000 shares of Common Stock at an exercise price of $.06 per share.

(5)     Does not include 85,571,663 shares of Common Stock owned by Mark Germain, Ms. Germain's spouse, as to which she disclaims beneficial ownership.








                     CERTAIN TRANSACTIONS AND RELATIONSHIPS


         The Company has agreed to enter into a consulting agreement with Mark Germain providing a $10,000 per month retainer and a 3% success fee on corporate transactions other than sales of products in the ordinary course of business. The consulting agreement will provide that such retainer has been accruing since October, 2003, with $210,000 accrued as of June 30, 2005, which amount will be paid upon the completion of the Merger. After such date all retainer fees have been and will continue to be paid on a current basis. Mr. Germain has also earned a fee of $171,000 in connection with the acquisition of Plurion's assets by Amphioxus, which fee will be paid upon completion of the Merger.

         Pursuant to the Merger Agreement, debt of Amphioxus held by Mark Germain and Norman Sussman, in the amount of $250,000 and $150,000, respectively, has been modified to rank pari passu with the other long-term debt of the Company and to be repayable on the same basis, and pro rata with, the Eaglestone Note.

         During the period from October 2003 to September 2005, Ms. Chassman and certain related entities loaned Amphioxus $1,010,000. All but $75,000 of these advances were repaid in October through December 2005 without interest. Upon the completion of the Merger, Ms. Chassman converted the remaining $75,000 of Amphioxus debt held by her into Series 1 Preferred convertible into 7,500,000 shares of Common Stock.

         Information concerning the restructuring of the employment arrangements of Lawrence Gordon and Drs. Schutzbank and Ronel is set forth in Item 2.01 and incorporated herein by this reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


     In connection with the Merger, Dr. Stanley Schutzbank, Dr. Samual Ronel and Sheldon Glashow resigned as Directors of the Company. Additionally, Lawrence M. Gordon, who served as Chief Executive Officer, Dr. Schutzbank, who served as President and Donald W. Anderson, who served as the Principal Accounting Officer and Secretary, resigned as officers of the Company.

         The following table sets forth information regarding the new members of the Company's Board of Directors and its executive officers following the
Merger:

Name                            Age          Position

James H. Kelly, PhD              53          President, CEO, Director*

Mark S. Germain                  55          Director*

Norman Sussman                   53          Director*

Lawrence Gordon                  52          Director

------------------------------------------
         * Election as director will take effect 10 days after mailing an Information Statement on Schedule 14f-1 to shareholders of the Company.


James H. Kelly, PhD - Dr. Kelly is the co-founder of Amphioxus and, since its inception in 1996 has served as its President. He is the inventor of its core technology. Prior to founding Amphioxus, Dr. Kelly was co-founder and Vice President of Research and Development for Hepatix, Inc., a developer of artificial liver devices. From 1992 to 1995 he was responsible for the overall progress of non-clinical programs in both the USA and Europe, directing a team of over 30 scientists and technicians. Prior to founding Hepatix, Dr. Kelly spent eight years on the faculty of Baylor College of Medicine. His postdoctoral training was obtained at Baylor and the Wistar Institute of the University of Pennsylvania. He holds a BA in Chemistry and a PhD in Biochemistry from Temple University in Philadelphia.

Mark S. Germain - Mark Germain is the Managing Director of The Olmsted Group, LLC, a merchant bank serving primarily the biotech and life sciences industries. He has been involved as a founder, director, Chairman of the Board of, and/or investor in over twenty companies in the biotech field, and assisted many of them in arranging corporate partnerships, acquiring technology, mergers and acquisitions and financings. He graduated New York University School of Law in 1975, Order of the Coif, and practiced corporate and securities law before leaving for the private sector in 1986. Since then, and until he entered the biotech field in 1991, he served in senior executive capacities, including as president of a public company sold in 1991. Among the public biotech companies Mr. Germain is a director of Wellford Real Properties, Inc. and chairman of its audit committee.

Norman Sussman - Dr. Sussman, a cofounder of Amphioxus Cell Technologies, is an Associate Professor of Medicine at the Baylor College of Medicine, specializing in hepatology and liver transplantation. Previously, Dr. Sussman was the cofounder and Vice President of Medical Affairs for Hepatix, Inc. There, he successfully transferred the device from lab to animals to humans. He initiated and conducted all of the patient trials of the liver assist device and recruited every major liver center in the US and Europe to join in the Phase II trials. He has been specifically requested by the FDA to attend meetings regarding liver assist device clinical trial design. He is a frequently sought after speaker at major medical meetings and has written several book chapters on both liver assist and acute liver failure. Before the founding of Hepatix, Dr. Sussman served on the faculty at the Baylor College of Medicine in the Depts of Medicine and Pathology. He is board certified in Medicine and Gastroenterology.


Lawrence Gordon has been, prior to the Merger, Chief Executive Officer and a Director of the Company since 1995. Prior to 1995, he had been Vice President and General Counsel of GP Strategies Corp., a company primarily engaged in workforce development and listed on the New York Stock Exchange Mr. Gordon received a Bachelors of Science Degree in Economics from the Wharton School at the University of Pennsylvania in 1975. He graduated from Delaware Law School in 1979 and was the Editor-in-Chief of the Delaware Journal of Corporate Law. He has tendered his resignation as a director of the Company effective upon the expiration of the notice period pursuant to Rule 14f-1 under the Securities Exchange Act of 1934, as amended, for the election of Messrs. Kelly, Germain and Sussman to the Board. Mr. Gordon will enter into a one year employment agreement with the Company. _

Item 5.06         Change in Shell Company Status.
------------------------------------------------

         As a result of the Merger, as described in Item 2.01 of this Current Report on Form 8-K, the description of which is hereby incorporated into this Item, the Company, which could be deemed to have theretofore been a shell company within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended, has ceased being such an entity. ___________


Item 9.01         Financial Statements and Exhibits.

(a)      Financial Statements

         Annexed hereto as Exhibit 9 are the audited financial statements for Amphioxus as at December 31, 2004 and for the years then ended and unaudited financial statements for Amphioxus as at June 30, 2005 and for the period then ended. Annexed hereto as Exhibit 10 are pro forma financial statements giving effect to the combination of the Company and Amphioxus as if it had occurred on January 1, 2004 and January 1, 2005.


(b)      Exhibits

Exhibit    Description

1.   Form of Subscription Agreement

2.   Form of Note

3.   Form of Warrant

4. Certificate of Designations, Preferences and Rights for the Company's Series 1 Convertible Voting Preferred Stock, par value $.01 per share

5.   Agreement  and  Plan  of  Merger  among  Interferon  Sciences,   Inc.,  ACT
     Acquisition, Inc. and Amphioxus Cell Technologies, Inc. dated February 14, 2006

6. Certificate of Designations, Preferences and Rights for the Company's Series 2 Preferred Stock, par value $.01 per share

7.   Eaglestone Note

8.   Royalty Agreement establishing Eaglestone's Royalty Right

9.   Financial Statements of Amphioxus Cell Technologies, Inc.

10.  Pro Forma Financial Statements

11.  Press release





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 14, 2006

                                              STEM CELL INNOVATIONS, INC.

                                              By:   /s/  JAMES H. KELLY
                                              -------------------------------
                                              Its:     Chief Executive Officer








                                  EXHIBIT INDEX

Exhibit      Description

1.   Form of Subscription Agreement

2.   Form of Note

3.   Form of Warrant

4. Certificate of Designations, Preferences and Rights for the Company's Series 1 Convertible Voting Preferred Stock, par value $.01 per share

5.   Agreement  and  Plan  of  Merger  among  Interferon  Sciences,   Inc.,  ACT
     Acquisition, Inc. and Amphioxus Cell Technologies, Inc. dated February __, 2006

6. Certificate of Designations, Preferences and Rights for the Company's Series 2 Preferred Stock, par value $.01 per share

7.   Eaglestone Note

8.   Royalty Agreement establishing Eaglestone's Royalty Right

9.   Financial Statements of Amphioxus Cell Technologies, Inc.

10.  Pro Forma Financial Statements






                                                                       EXHIBIT 1

                         FORM OF SUBSCRIPTION AGREEMENT


         THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of February ___, 2006, by and among Stem Cell Innovations, Inc. (formerly known as Interferon Sciences, Inc.), a Delaware corporation (the "Company"), and the subscribers identified on the signature page hereto (each a "Subscriber" and collectively "Subscribers").

         WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to Two Million Three Hundred and Fifty Thousand Dollars ($2,350,000) (the "Purchase Price") of principal amount of promissory notes of the Company ("Note" or "Notes") which Notes are convertible into shares of the Company's common stock, $.01 par value (the "Common Stock") at a per share conversion price set forth in the Note; and share purchase warrants (the "Warrants") in the form attached hereto as Exhibit A, to purchase shares of Common Stock (the "Warrant Shares"). The Notes, shares of Common Stock issuable upon conversion of the Notes (the "Shares"), the Warrants and the Warrant Shares are collectively referred to herein as the "Securities"; and

         WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby shall be held in escrow pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit B (the "Escrow Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

     1. Conditions to Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the "Closing Date" (as defined in Section 2 hereof), each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto for the consideration set forth on the signature page hereto, and the amount of Warrants determined pursuant to Section 3 below.

     2. Closing. The consummation of the transactions contemplated herein shall take place at the offices of ------- Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement ("Closing Date").

     3. Warrants. On the Closing Date, the Company will issue and deliver Class A Warrants to the Subscribers. One Class A Warrant will be issued for each two Shares which would be issued on the Closing Date assuming the complete conversion of the Note on the Closing Date at the Conversion Price. The exercise price to acquire a Warrant Share upon exercise of a Class A Warrant shall be $0.06, subject to reduction as described in the Class A Warrant. The Class A Warrants shall be exercisable until five years after the Actual Reservation Date [as defined in Section 9(p)]. The Warrants will be subject to Call as described in the Warrant.

     4. Subscriber's Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

          (a) Organization and Standing of the Subscribers. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

          (b) Authorization and Power. Each Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Notes and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof.

          (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Notes or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

          (d) Information on Company. The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB for the year ended December 31, 2004 as filed with the Commission, together with all subsequently filed Forms 10-QSB, 8-K, and filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). The Subscriber has had an opportunity to ask questions and receive answers from representatives of the Company. In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "Other Written Information"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

          (e) Information on Subscriber. The Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

          (f) Purchase of Notes and Warrants. On the Closing Date, the Subscriber will purchase the Notes, and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

          (g)  Compliance with  Securities  Act. The Subscriber  understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, the Subscriber may enter into lawful hedging transactions with third parties, which may in turn engage in short sales of the Securities in the course of hedging the position they assume and the Subscriber may also enter into short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle short sales or other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties that in turn may dispose of these Securities.

          (h) Shares Legend. The Shares, and the Warrant Shares shall bear the following or similar legend:


                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO STEM CELL INNOVATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

          (i) Warrants Legend. The Warrants shall bear the following or similar legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO STEM CELL INNOVATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

          (j)  Note Legend. The Note shall bear the following legend:


                  "THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO STEM CELL INNOVATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

          (k) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

          (l) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

          (m) Restricted Securities. Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an "Affiliate" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each subsidiary of the Company. For purposes of this definition, "control" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          (n) No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          (o) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

          (p) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

     5. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that:

          (a) Due Incorporation. The Company and each of its Subsidiaries is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a "Material Adverse
               Effect" shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, "Subsidiary" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. All the Company's Subsidiaries as of the Closing Date are set forth on Schedule 5(a) hereto.

          (b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company has been duly authorized and validly issued and are fully paid and nonassessable.

          (c) Authority; Enforceability. This Agreement, the Note, the Warrants, the Escrow Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively "Transaction Documents") have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

          (d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the Subsidiaries of the Company except as described on Schedule 5(d).

          (e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, the Principal Market (as defined in Section 9(b) nor the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.

          (f) No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

               (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its
                    Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

               (ii) result in the creation or imposition of any lien,  charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except as described herein; or

               (iii)result in the  activation of any  anti-dilution  rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

               (iv) result  in the  activation  of any  piggy-back  registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company except as described on Schedule 5(f) hereto.

          (g)  The Securities. The Securities upon issuance:


               (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

               (ii) have been,  or will be, duly and validly  authorized  and on the date of issuance of the Shares upon conversion of the Notes and the Warrant Shares and upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement will be free trading and unrestricted);

               (iii)will  not  have  been  issued  or sold in  violation  of any preemptive or other similar rights of the holders of any securities of the Company;

               (iv) will not subject the holders  thereof to personal  liability by reason of being such holders; and

               (v) assuming the representations warranties of the Subscribers as set forth in Section 4 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

          (h) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed in the Reports or in the schedules hereto, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

          (i) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the 1934 Act and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.

          (j) No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

          (k) Information Concerning Company. The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the Company's business, financial condition or affairs not disclosed in the Reports. The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made.

          (l) Stop Transfer. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

          (m) Defaults. The Company is not in violation of its articles of incorporation or bylaws. Except as described on Schedule 5(q), the Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to the Company's knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

          (n) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board. Nor will the Company or any of its Affiliates take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

          (o) No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

          (p) Listing. The Common Stock is quoted on the OTC Bulletin Board ("Bulletin Board"). The Company has not received any oral or written notice that the Common Stock is not eligible nor will become ineligible for quotation on the Bulletin Board nor that the Common Stock does not meet all requirements for the continuation of such quotation and the Company satisfies all the requirements for the continued quotation of the Common Stock on the Bulletin Board.

          (q) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since December 31, 2004 and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed on Schedule 5(q).

          (r) No Undisclosed Events or Circumstances. Since December 31, 2004, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

          (s) Capitalization. The authorized and outstanding capital stock of the Company as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d). Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company or any of its Subsidiaries. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

          (t)  Dilution. The Company's
               executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

          (u) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

          (v) DTC Status. The Company's transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.

          (w) Investment Company. Neither the Company nor any Affiliate is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (x) Subsidiary Representations. The Company makes each of the representations contained in Sections 5(a), (b), (d), (f), (h),
               (k), (m), (q), (r), (s), (u) and (w) of this Agreement, as same relate to each Subsidiary of the Company.

          (y) Company Predecessor. All representations made by or relating to the Company of a historical or prospective nature and all undertaking described in Sections 9(g) through 9(l) shall relate and refer to the Company, its predecessors, and the Subsidiaries.

          (z) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

          (AA) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of three years.

     6. Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or
          Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as Exhibit
          C. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the issuance and/or resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement.

     7.1. Conversion of Note.

          (a) Upon the conversion of a Note or part thereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering, an opinion of counsel to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that, unless waived by the Subscriber, the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares or are otherwise exempt from registration.

          (b) Subscriber will give notice of its decision to exercise its right to convert the Note, interest, any sum due to the Subscriber under the Transaction Documents including Liquidated Damages, or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is annexed as Exhibit A to the Note) to the Company via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of this Agreement. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will itself or cause the Company's transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (such third day being the "Delivery Date"). In the event the Shares are electronically transferable, then delivery of the Shares must be made by electronic transfer provided request for such electronic transfer has been made by the Subscriber and the Subscriber has complied with all applicable securities laws in connection with the sale of the Common Stock, including, without limitation, the prospectus delivery requirements. A Note representing the balance of the Note not so converted will be provided by the Company to the Subscriber if requested by Subscriber, provided the Subscriber delivers the original Note to the Company. In the event that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion of a Note, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note. As employed in the Transaction Documents "business day" and "trading day" is a day that the New York Stock Exchange is open for trading for three or more hours.

          (c) The Company understands that a delay in the delivery of the Shares in the form required pursuant to Section 7.1 hereof, or the Mandatory Redemption Amount described in Section 7.2 hereof, respectively after the Delivery Date or the Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Subscriber for late issuance of Shares in the form required pursuant to Section 7.1 hereof upon Conversion of the Note in the amount of $100 per business day after the Delivery Date for each $10,000 of Note principal amount being converted of the corresponding Shares which are not timely delivered. The Company shall pay any payments incurred under this
               Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

          (d) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

     7.2. Mandatory Redemption at Subscriber's Election. In the event the Company is prohibited from issuing Shares, or fails to timely deliver Shares on a Delivery Date, or upon the occurrence of any other Event of Default (as defined in the Note or in this Agreement) that is not cured during any applicable cure period and an additional ten days thereafter, then at the Subscriber's election, the Company must pay to the Subscriber ten (10) business days after request by the Subscriber, at the Subscriber's election, a sum of money determined by (i) multiplying up to the outstanding principal amount of the Note designated by the Subscriber by 120%, or (ii) multiplying the number of Shares otherwise deliverable upon conversion of an amount of Note principal and/or interest designated by the Subscriber (with the date of giving of such designation being a "Deemed Conversion Date") at the then Conversion Price that would be in effect on the Deemed Conversion Date by the highest closing price of the Common Stock on the principal market for the period commencing on the Deemed Conversion Date until the day prior to the receipt of the Mandatory Redemption Payment, whichever is greater, together with accrued but unpaid interest thereon and any other sums arising and outstanding under the Transaction Documents ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Company Shares otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding. Liquidated damages calculated pursuant to Section 7.1(c) hereof, that have been paid or accrued for the twenty day period prior to the actual receipt of the Mandatory Redemption Payment by the Subscriber shall be credited against the Mandatory Redemption Payment calculated pursuant to subsections (i) and (ii) above of this Section 7.2. In the event of a "Change in Control" (as defined below), the Subscriber may demand, and the Company shall pay, a Mandatory Redemption Payment equal to 120% of the outstanding principal amount of the Note designated by the Subscriber together with accrued but unpaid interest thereon and any other sums arising and outstanding under the Transaction Documents. For purposes of this Section 7.2, "Change in Control" shall mean (i) the Company no longer having a class of shares publicly traded or listed on a Principal Market, (ii) the Company becoming a Subsidiary of another entity or merging into or with another entity, (iii) if the holders of restricted shares of the Amphioxus Cell Technologies, Inc. common stock as of immediately prior to the Closing beneficially own at any time after the Closing Date less than thirty-five percent of the Company's Common stock, or (iv) the sale, lease, license or transfer of substantially all the assets of the Company and its Subsidiaries.

     7.3. Maximum Conversion. The Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Subscriber and its Affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its Affiliates of more than 4.99% of the outstanding shares of common stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%. The Subscriber may waive the conversion limitation described in this
          Section 7.3, in whole or in part, or increase the permitted beneficial ownership amount upon and effective after 61 days prior written notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

     7.4. Injunction Posting of Bond. In the event a Subscriber shall elect to convert a Note or part thereof or exercise the Warrant in whole or in part, the Company may not refuse conversion or exercise based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of such Note or exercise of all or part of such Warrant shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the Note, or aggregate purchase price of the Warrant Shares which are sought to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment.

     7.5. Buy-In. In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if after seven (7) business days after the Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Subscriber of the Common Stock which the Subscriber was entitled to receive upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

     7.6 Adjustments. The Conversion Price, Warrant exercise price and amount of Shares issuable upon conversion of the Notes and exercise of the Warrants shall be equitably adjusted and as otherwise described in this Agreement, the Notes and Warrants.

     7.7. Redemption. The Note shall not be redeemable or callable except as described in the Note. The Warrants shall not be callable or redeemable.

     8.   Broker/Legal Fees.

          (a) Broker's Fee. The Company on the one hand, and each Subscriber (for himself only) on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby or in connection with any investment in the Company at any time, whether or not such investment was consummated and arising out of such party's actions. The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the Offering except as described in
               Section 8 hereof and on Schedule 8(a) hereto.

          (b) Legal Fees. The Company shall pay to Grushko & Mittman, P.C., a fee of $32,500 ("Legal Fees") as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Notes, and Warrants (the "Offering") and acting as Escrow Agent for the Offering. The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement. Grushko & Mittman, P.C. will be reimbursed at Closing for all UCC search and filing fees.

          9. Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

               (a) Stop Orders. The Company will advise the Subscribers, within two hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

               (b) Listing. The Company shall promptly secure the listing of the Shares and the Warrant Shares upon each national securities exchange, or electronic or automated quotation system upon which they are or become eligible for listing and shall maintain such listing so long as any Notes or Warrants are outstanding. The Company will maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq National Market System, Bulletin Board, Pink Sheets, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "Principal Market")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Closing Date, the Pink Sheets is and will be the Principal Market.

               (c) Market Regulations. The Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the
                    legal  and  valid   issuance  of  the   Securities   to  the
                    Subscribers   and  promptly   provide   copies   thereof  to
                    Subscriber.

               (d) Filing Requirements. From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitation, the Company will (A) cause its Common Stock to continue to be registered under
                    Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable, and (D) comply with all filing requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until three (3) years after the Closing Date. Until the earlier of the resale of the Shares, and Warrant Shares by each Subscriber or until three (3) years after the Warrants have been exercised, the Company will use its best efforts to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing. Failure to comply with the obligations set forth in this Section 9(d) that impair the Subscribers ability to sell the Shares and Warrant Shares in reliance on Rule 144(d) is an Event of Default under the Note.

               (e) Use of Proceeds. The proceeds of the Offering must be employed by the Company for the purposes set forth on
                    Schedule 9(e) hereto. Except as set forth on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company nor non-trade obligations outstanding on a Closing Date. For so long as any Notes are outstanding, the Company will not prepay any financing related debt obligations nor redeem any equity instruments of the Company.

               (f) Reservation. From and after the Required Reservation Date (as defined in Section 9(p) below), the Company undertakes to reserve, pro rata, on behalf of each holder of a Note or Warrant, from its authorized but unissued common stock, a number of common shares equal to 150% of the amount of Common Stock necessary to allow each holder of a Note to be able to convert all such outstanding Notes and interest and reserve the amount of Warrant Shares issuable upon exercise of the Warrants. Failure to have sufficient shares reserved pursuant to this Section 9(f) for three (3) consecutive business days or ten (10) days in the aggregate shall be a material default of the Company's obligations under this Agreement and an Event of Default under the Note.

               (g) Taxes. From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the Shares, and Warrant Shares have been resold or
                    transferred   by  all  the   Subscribers   pursuant  to  the
                    Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

               (h) Insurance. From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or
                    (ii) until all the Shares, and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer, and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

               (i) Books and Records. From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or
                    (ii) until all the Shares, and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

               (j) Governmental Authorities. From the date of this Agreement and until the sooner of (i) three (3) years after the
                    Closing  Date,  or (ii) until all the  Shares,  and  Warrant
                    Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

               (k) Intellectual Property. From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the Shares, and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

               (l) Properties. From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or
                    (ii) until all the Shares, and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement (as defined in Section 11.1(iv) hereof) or pursuant to Rule 144, without regard to volume limitations, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

               (m) Confidentiality/Public Announcement. From the date of this Agreement and until the sooner of (i) three (3) years after the Closing Date, or (ii) until all the Shares, and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that except in connection with a Form 8-K or the Registration Statement, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber or only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company shall file a Form 8-K, describing the Offering and the matters described in Section 13 hereof, not later than the first business day after the Closing Date. In the Form 8-K, the Company will specifically disclose the amount of common stock outstanding immediately after the Closing. A form of the proposed Form 8-K is annexed hereto as Exhibit D.

               (n) Non-Public Information. The Company covenants and agrees that except for schedules and exhibits to this Agreement which information thereon will be publicly disclosed within two business days after the Closing Date, neither it nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company.

               (o) Board Representation or Attendance by Observer. The Company agrees until such time as 90% of the initial principal amount outstanding on the Notes shall have been fully paid or converted that the Broker shall have the right, but not the obligation, from time to time to designate in writing a nominee to serve as a member of the Board of Directors of the Company. The Company will nominate and secure the election of such designee as Director of the Company. During such time as the Broker has not exercised such rights, the
                    Broker shall have the right to designate an observer, who shall be entitled to attend and participate (but not vote) in all meetings of the Board of Directors of the Company and to receive all notices, reports, information, correspondence and communications sent by the Company to members of the Board of Directors. All reasonable costs and expenses incurred in connection therewith by any such designated
                    Director or observer, or by the Broker on behalf of such Director or observer, shall be reimbursed by the Company to the extent that the Company reimburses such expenses incurred by any directors of the Company. It is provided and agreed that the actions and advice of any person while serving pursuant to this section as a Director or an observer at meetings of the Board of Directors shall be construed to be the actions and advice of that person alone and not be construed as actions of any Subscriber as to any notice, requirements or rights of any Subscriber under the Transaction Documents, nor as action of any Subscriber to approve modifications, consents, amendments or waivers thereof; and all such actions or notices shall be deemed actions or notices to the Subscribers only when duly provided in writing and given in accordance with the provisions of the Transaction Documents. The relationship between the Company and the Subscribers is, and shall at all times remain, solely that of the Company with a purchaser of its securities. The Subscribers neither undertake nor assume any responsibility or duty to the Company to review, inspect, supervise, pass judgment upon, or inform the Company of any matter in connection with any phase of the Company's business, operations, or condition, financial or otherwise. The Company shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to the Company by the Subscribers, or any representative or agent of the Subscribers, in connection with any such matter is for the protection of the Subscribers, and neither the Company nor any third party is entitled to rely thereon. It shall be deemed a default of a material obligation under the Notes if Company does not comply with the requirements of this section.

               (p) Shareholder Approval. The Company and Subscribers agree that until the Company obtains shareholder approval of an increase in the authorized Common Stock of the Company to not less than 2,000,000,000 Shares of Common Stock, files an amendment to the Company's Articles of Incorporation and reserves 130% of the amount of shares of Common Stock necessary to allow the conversion of the entire Note principal and interest that may accrue thereon and 100% of the Common Stock issuable upon exercise of all of the Warrants issued in connection with this Agreement (collectively such shares of Common Stock being the "Reserve Amount" and the shareholder approval, amendment and reservation being the "Reservation"), each Subscriber and the Broker (identified on Schedule 8 hereto) may not convert the Note nor exercise any Warrants. The Company undertakes to file a preliminary proxy statement for a meeting of the Company's shareholders relating to the Reservation with the Commission not later than sixty (60) days after the Closing Date ("Proxy Filing Date"). The Company covenants to use its best efforts to obtain the Reservation. Failure to file the preliminary proxy on or before the Proxy Filing Date or to use its best efforts to obtain the Reservation or obtain the Reservation on or before January 31, 2007 ("Required
                    Reservation Date") (each a "Reservation Default") is an Event of Default under the Note for which liquidated damages will accrue at the rate of two percent (2%) for each thirty
                    (30) days, or pro rata portion thereof during the pendency of such Reservation Default. Liquidated damages for a Reservation Default that accrues at the same time as a Non-Registration Event (as defined in Section 11.4 hereof) shall be limited to the greater of the amount of such damages which may accrue. The actual date the Reservation is obtained is the "Actual Reservation Date".

               (q) Other Registration Statements. Except for Forms S-4 and S-8 and as described on Schedule 12(a), the Company will not allow any registration statement to be filed or declared effective prior to the effectiveness of a registration statement that includes the Registrable Securities as defined in Section 11.1 provided, however, that it shall not constitute a breach of this provision if the Company registers securities for sale in a primary offering and complies with Section 11.1 hereof but is advised by the underwriter in the offering that inclusion of some or all of the Registrable Securities would adversely affect the marketing of the securities to be sold by the Company and, accordingly, such Registrable Securities may be excluded from the registration statement but if, the securities of holders of securities with rights to be included in the Registration Statement are proportionately reduced in relation to each other.

     10.  Covenants of the Company and Subscriber Regarding Indemnification.


               (a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

               (b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

               (c) In no event shall the liability of any Subscriber or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein).

               (d) The procedures set forth in Section 11.6 shall apply to the indemnification set forth in Sections 10(a) and 10(b) above.

     11.1.Registration  Rights.  If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering 150% of the Shares issued and issuable upon conversion of the Notes and 100% of the Warrant Shares issued and issuable upon exercise of the
          Warrants   issuable  to  the  Subscribers  and  Broker   (collectively
          "Registrable Securities") for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement or eligible for sale under Rule 144 without regard to volume restrictions, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company (the "Registration Statement"), all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller" or "Sellers"). In the event that any registration pursuant to this
          Section 11.1 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any Registration Statement referred to in this Section 11.1 without thereby incurring any liability to the Seller. Except for the Registrable Securities and the securities described on Schedules 5(d) and 12(a), no securities of the Company will be included in the Registration Statement.

     11.2.Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission the Registration Statement required by Section 11 with respect to such securities and use its reasonable best efforts to cause the Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify Subscribers (by telecopier and by e-mail addresses provided by Subscribers) and Grushko & Mittman, P.C. (by telecopier and by email to Counslers@aol.com) on or before 3:00 PM EST on the next business day that the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the Registration Statement has been declared effective (failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company's obligation and an Event of Default as defined in the Notes and a Non-Registration Event as defined in Section 11.4 of this Agreement);

          (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until such Registration Statement has been effective for the period specified herein and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such Registration Statement in accordance with the Sellers' intended method of disposition set forth in such Registration Statement for such period;

          (c) furnish to the Sellers, at the Company's expense, such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such Registration Statement;

          (d) use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) if applicable, list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

          (f) notify the Subscribers within two hours of the Company's becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the Registration Statement covering any of the Shares; and

          (g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such Registration Statement.

     11.3.Provision of Documents. In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     11.4.Non-Registration  Events.  The Company and the Subscribers  agree that the Sellers will suffer damages if the Registration Statement is not filed and maintained in the manner and within the time periods contemplated by Section 11 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the registration statement described in Section 11.1 is not filed as required by Section 11.1 ("Non-Registration Event"), then the Company shall deliver to the holder of Registrable Securities, as Liquidated Damages, an amount equal to two percent (2%) for each thirty (30) days or part thereof, of the Purchase Price of the Notes remaining unconverted and purchase price of Shares issued upon conversion of the Notes and exercise of Warrants owned of record by such holder which are subject to such Non-Registration Event. The Company must pay the Liquidated Damages in cash or an amount equal to two hundred percent of such cash Liquidated Damages if paid in additional shares of registered unlegended free-trading shares of Common Stock. Such Common Stock shall be valued at the Conversion Price in effect on the first day of each thirty (30) day or shorter period for which Liquidated Damages are payable. The Liquidated Damages must be paid within ten
          (10) days after the end of each thirty (30) day period or shorter part thereof for which Liquidated Damages are payable. Notwithstanding the foregoing, the Company shall not be liable to the Subscriber under this Section 11.4 for any events or delays occurring as a consequence of the acts or omissions of the Subscribers contrary to the obligations undertaken by Subscribers in this Agreement. Liquidated Damages will not accrue nor be payable pursuant to this Section 11.4 nor will a Non-Registration Event be deemed to have occurred for times during which Registrable Securities are transferable by the holder of Registrable Securities pursuant to Rule 144 without regard to volume restrictions.

     11.5.Expenses.  All  expenses  incurred  by the Company in  complying  with
          Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for all Sellers are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of one counsel to the Seller, are called "Selling Expenses." The Company will pay all Registration Expenses in connection with the registration statement under Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

     11.6. Indemnification and Contribution.

               (a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise and the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (ii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

               (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

               (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

               (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either (i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this
                    Section 11.6 but it is judicially  determined  (by the entry of a  final  judgment  or  decree  by a court  of  competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     11.7. Delivery of Unlegended Shares.

               (a) Within three (3) business days (such third business day being the "Unlegended Shares Delivery Date") after the business day on which the Company has received (i) a notice that Shares, or Warrant Shares have been sold pursuant to the Registration Statement or Rule 144 under the 1933 Act,
                    (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in
                    Section 4(h) above, reissuable pursuant to any effective and current Registration Statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the "Unlegended Shares"); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted certificates, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date. Transfer fees shall be the responsibility of the Seller.

               (b) In lieu of delivering physical certificates representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

               (c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber. As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this
                    Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares, and Warrant Shares subject to such default at a price per share equal to 120% of the purchase price or value described in Section 12(e) hereof, of such Shares, and Warrant Shares ("Unlegended Redemption Amount"). The amount of the aforedescribed liquidated damages that have accrued or been paid for the twenty day period prior to the receipt by the Subscriber of the Unlegended Redemption Amount shall be credited against the
                    Unlegended Redemption Amount. The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

               (d) In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within seven
                    (7) business days after the Unlegended Shares Delivery Date and the Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000 plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

               (e)  In  the  event  a  Subscriber   shall  request  delivery  of
                    Unlegended Shares as described in Section 11.7 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber's favor.

     12.  (a)  Favored  Nations  Provision.  Except in  connection  with

               (i) the issuance of shares of Common Stock as a result of the exercise of options or warrants or conversion of convertible Notes or amounts which are granted, issued or accrue pursuant to this Agreement, or as described in the Reports or Other Written Information filed with the Commission or delivered to the Subscribers not later than two business days prior to the Closing Date prior to the Closing Date,

               (ii) the delivery of securities in full or partial  consideration in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity provided such shares are not issued in a financing related to such transaction,

               (iii)the Company's  issuance of  securities  in  connection  with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital,

               (iv) the  Company's  issuance of Common  Stock or the issuance or grants of options to purchase Common Stock pursuant to the Company's stock option plans and employee stock purchase plans as they exist on the Closing Date which copies of such plans have been delivered to the Subscribers or which are adopted hereafter as permitted by Section 12(b) hereof, and

               (v) the sale of units consisting of convertible voting Series 1 preferred shares of the Company as described on Schedule 12(a) (collectively the foregoing are "Excepted Issuances"), if at any time Notes, Warrants, Shares or Warrant Shares are outstanding the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in respect of the Shares, or if less than the Warrant exercise price in respect of the Warrant Shares, without the consent of each Subscriber holding Notes, Shares, Warrants, or Warrant Shares, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber so that the average per share purchase price of the shares of Common Stock issued to the Subscriber (of only the Common Stock or Warrant Shares still owned by the Subscriber) is equal to such other lower price per share and the Conversion Price and Warrant Exercise Price shall automatically be reduced to such other lower price per share. The average Purchase Price of the Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Shares and Warrant Shares. The foregoing calculation and issuance shall be made separately for Shares received upon Note conversion and separately for Warrant Shares. The delivery to the Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. The Subscriber is granted the registration rights described in
                    Section 11 hereof in relation to such additional shares of Common Stock. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant exercise price in effect upon such issuance. The rights of the Subscriber set forth in this Section 12 are in addition to any other rights the Subscriber has pursuant to this Agreement, the Note, any Transaction Document, and any other agreement referred to or entered into in connection herewith.

          (b) Option Plan Restrictions. The only officer, director, employee and consultant stock option or stock incentive plan currently in effect or contemplated by the Company has been submitted to the Subscribers or is described on Schedule 5(d) or in the Reports. No other plan will be adopted nor may any options or equity not included in such plan be issued until after the Exclusion Period, provided, however, the Company may adopt any employee, officer, director and consultant stock option plan which does not cover, together with any other plans in effect on the date hereof or adopted pursuant to this proviso, options on securities constituting in excess of 10% of the Company Common Stock on a fully diluted basis after the consummation of the transactions contemplated by proposed Form 8-K annexed hereto as Exhibit D and further provided that such Common Stock which may be issued is issued at not less than the greater of the Conversion Price in effect on the date of issuance of the option or the closing price of the Common Stock as reported for the Principal Market on the date the option is granted.

          (c) Paid In Kind. The Subscriber may demand that some or all of the sums payable to the Subscriber pursuant to Sections 7.1(c), 7.2, 7.5, 11.4, 11.7(c), 11.7(d) and 11.7(e) that are not paid within ten business days after the required payment date, be paid in shares of Common Stock valued at the Conversion Price in effect at the time Subscriber makes such demand or, at the Subscriber's election, at such other valuation described in the Transaction Documents. Twenty-five percent (25%) of the amount of Shares required to be registered pursuant to Section 11.1 hereof, shall be allocated to Common Stock issuable pursuant to this Section 12(c). In addition to any other rights granted to the Subscriber herein, the Subscriber is also granted the registration rights set forth in Section 11.1 hereof in relation to such shares of Common Stock and the Common Stock issuable pursuant to this
               Section 12(c). For purposes only of determining any liquidated damages pursuant to the Transaction Documents, the entire Purchase Price shall be allocated to the Notes and none to the Warrants; and the Shares and Warrant Shares shall be valued at the actual conversion and exercise price thereof, respectively.

          (d) Maximum Exercise of Rights. In the event the exercise of the rights described in Sections 12(a) and 12(c) would result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7.3 of this Agreement, then the issuance of such additional shares of Common Stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber may beneficially own such Common Stock without exceeding the maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement. The determination of when such Common Stock may be issued shall be made by each Subscriber as to only such Subscriber.

     13. Acquisition Closing Condition. It shall be a condition of Closing that the acquisition of Amphioxus Cell Technologies, Inc., a Delaware corporation ("Amphioxus") by the Company shall be completed prior to the Closing hereunder on the terms and conditions set forth in Exhibit D hereto. It is an additional condition to Closing that Subscribers will have been provided prior to the Closing Date with audited financial statements of Amphioxus for the years ended December 31, 2003 (if required by Regulation S-X of the 1934 Act) and 2004, and pro forma consolidated financial statements of the Company and Amphioxus prepared in accordance with Regulation S-X of the 1934 Act in the form required by Regulation S-X to be included in Exhibit D. Prior to Closing, the Company's regularly employed auditors must provide a certificate certifying that such auditors have prepared all financial statements required by Regulation S-X to be included in the Form 8-K comprising Exhibit D.

     14.  Miscellaneous.

               (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective
                    (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Stem Cell Innovations, Inc., 1812 Front Street, Scotch Plains, New Jersey 07076, Attn: Lawrence M. Gordon, CEO, telecopier number: (908) 663-2152, with an additional copy by telecopier only to: Greenberg & Kahr, 230 Park Avenue, Suite 430, New York, NY 10169, Attn: Andrew J. Levinson, Esq., telecopier number: (212) 953-7704, and (ii) if to the Subscribers, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

               (b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

               (c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

               (d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

               (e) Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 14(d) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

               (f) Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and
                    (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

               (h) As used in the Agreement, "consent of the Subscribers" or similar language means the consent of holders of not less than 60% of the total of the Shares issued and issuable upon conversion of outstanding Notes owned by Subscribers on the date consent is requested.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]





                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)


     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                          STEM CELL INNOVATIONS, INC.
                                          a Delaware corporation


                                          By:_________________________________
                                        Name: Lawrence M. Gordon
                                       Title: CEO

                                       Dated: February _____, 2006



SUBSCRIBER                                                          NOTE PRINCIPAL                  CLASS A
                                                                                                    WARRANTS

LONGVIEW FUND, LP                                                   $1,500,000.00
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Fax: (415) 981-5301




--------------------------------------------
(Signature)
By:



                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)


         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                          STEM CELL INNOVATIONS, INC.
                                          a Delaware corporation


                                          By:_________________________________
                                        Name: Lawrence M. Gordon
                                       Title: CEO

                                       Dated: February _____, 2006




SUBSCRIBER                                                          NOTE PRINCIPAL                  CLASS A
                                                                                                    WARRANTS

ALPHA CAPITAL AKTIENGESELLSCHAFT                                    $250,000.00
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196




--------------------------------------------
(Signature)
By:




                  SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (C)


         Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                          STEM CELL INNOVATIONS, INC.
                                          a Delaware corporation


                                          By:_________________________________
                                        Name: Lawrence M. Gordon
                                       Title: CEO

                                       Dated: February _____, 2006




SUBSCRIBER                                                          NOTE PRINCIPAL                  CLASS A
                                                                                                    WARRANTS

JOHN V. WINFIELD                                                    $500,000.00
820 Moraga Drive
Los Angeles, Ca 90049
Fax: (310) 889-2525




--------------------------------------------
(Signature)
By:




                         LIST OF EXHIBITS AND SCHEDULES



         Exhibit A                  Form of Class A Warrant

         Exhibit B                  Escrow Agreement

         Exhibit C                  Form of Legal Opinion

         Exhibit D                  Form 8-K

         Exhibit E                  Term Sheet

         Schedule 5(a)              Subsidiaries

         Schedule 5(d)              Additional Issuances / Capitalization

         Schedule 5(f)              Reset Securities

         Schedule 5(q)              Undisclosed Liabilities

         Schedule 8(a)              Broker Compensation

         Schedule 9(e)              Use of Proceeds

         Schedule 12(a)             Excepted Issuance






                                  SCHEDULE 8(a)

                                     BROKER


BROKER:  BROADBAND CAPITAL MANAGEMENT LLC
         805 Third Avenue
         New York, NY 10022
         Fax: (212) 702-9830

                  Cash Fee. The Company agrees that it will pay the Broker, on each Closing Date a fee of four percent (4%) of the Purchase Price ("Broker's Cash Fee"). The Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the Offering except the Broker.

                  Broker's Warrants. On each Closing Date, the Company will issue to the Broker, Warrants similar to and carrying the same rights as the Class A Warrants issuable to the Subscribers ("Broker's Warrants"). The Broker will receive Warrants to purchase one Warrant Share for each four shares of Common Stock which could be issued upon complete conversion of the Notes on the Closing Date and one Warrant to purchase one Warrant Share for each four Warrant Shares issuable upon exercise by the Subscribers of the Class A Warrants issued to the Subscribers. All the representations, covenants, warranties, undertakings, remedies, liquidated damages, indemnification, and other rights including but not limited to reservation requirements and registration rights made or granted to or for the benefit of the Subscribers are hereby also made and granted to the Broker in respect of the Broker's Warrants.


                                                                       EXHIBIT 2

                                  FORM OF NOTE


                  THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO STEM CELL INNOVATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $__________                      Issue Date: February___, 2006

                                CONVERTIBLE NOTE

         FOR VALUE RECEIVED, STEM CELL INNOVATIONS, INC., a Delaware corporation (hereinafter called "Borrower"), hereby promises to pay to LONGVIEW FUND, LP, 600 Montgomery Street, 44th Floor, San Francisco, CA 94111, Fax: (415) 981-5301 (the "Holder") or order, without demand, the sum of ______________________________________ Dollars ($__________), with simple interest accruing on December 31, 2008 (the "Maturity Date"), if not paid sooner.

         This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

                                    ARTICLE I

                               GENERAL PROVISIONS

     1.1 Payment Grace Period. The Borrower shall have a ten (10) business day grace period to pay any monetary amounts due under this Note.

     1.2 Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof; provided, that if an Event of Default has occurred that has not been timely cured, the Borrower may not pay this Note, without the consent of the Holder, until one year after the later of the date the Event of Default has been cured or one year after the Maturity Date.

     1.3 Interest Rate. Subject to Section 4.7 hereof, interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") of twelve percent (12%) per annum from and after the occurrence of an Event of Default through the continuation of the Event of Default and from the Maturity Date, accelerated or otherwise, and be payable together with the principal or upon demand by the Holder. In the event of the occurrence of an Event of Default described in
Section 3.12 of this Note, interest at the rate of twelve percent (12%) per annum shall accrue from the Issue Date of this Note and be payable on demand by the Holder



                                   ARTICLE II

                                CONVERSION RIGHTS

         The Holder shall have the right to convert the principal due under this
Note into Shares of the Borrower's Common Stock, $.01 par value per share ("Common Stock") as set forth below.

                  2.1.     Conversion into the Borrower's Common Stock.

     (a) The Holder shall have the right from and after the Actual Reservation Date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest if any, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the "Delivery Date") that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on the Note in the manner provided in Section 1.3 through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Subscription Agreement). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest to be converted, by the Conversion Price.

     (b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be $0.03.

     (c) The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

     A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

     B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

     C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event..

     D. Share Issuance. So long as this Note is outstanding, if the Borrower shall issue or agree to issue any shares of Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement) for a consideration less than the Conversion Price in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. The reduction of the Conversion Price described in this paragraph is in addition to other rights of the Holder described in this Note and the Subscription Agreement.

                  (d) Whenever the Conversion Price is adjusted pursuant to
Section 2.1(c) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

                  (e) Borrower will reserve from its authorized and unissued Common Stock the number of shares of Common Stock during the time periods and in the amounts described in the Subscription Agreement. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

     2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

     2.3 Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the Holder. The Holder may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after 61 days prior written notice to the Borrower. The Holder may allocate which of the equity of the Borrower deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

     2.4. Optional Redemption of Principal Amount. Provided an Event of Default has not occurred, whether or not such Event of Default has been cured, the Borrower will have the option of prepaying the outstanding initial principal amount of this Note ("Optional Redemption"), in whole or in part, by paying to the Holder a sum of money equal to one hundred and thirty percent (130%) of the Principal Amount to be redeemed until one year after the Issue Date or equal to one hundred and fifty percent (150%) from and after one year after the Issue Date, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any Transaction Document through the Redemption Payment Date as defined below (the "Redemption Amount"). Borrower's election to exercise its right to prepay must be by notice in writing ("Notice of Redemption"). The Notice of Redemption shall specify the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be sixty (60) days after the date of the Notice of Redemption (the "Redemption Period"). A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has a pending election to convert pursuant to Section 2.1, or for conversions initiated or made by the Holder pursuant to Section 2.1 during the Redemption Period. A Redemption Notice may be given not more frequently than one time each sixty days. A Redemption Notice may be given for an amount of principal which is not greater than an amount of Note Principal which when converted into Common stock would not exceed the limitation described in Section 2.3 above. On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has exercised its rights pursuant to
Section 2.1, shall be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will be null and void, (ii) Borrower will have no right to deliver another Notice of Redemption, and (iii) Borrower's failure may be deemed by Holder to be a non-curable Event of Default. A Notice of Redemption may be cancelled at the option of the Holder, if at any time during the Redemption Period an Event of Default, or an event which with the passage of time or giving of notice could become an Event of Default (whether or not such Event of Default has been cured), has occurred.

     2.5. Mandatory Conversion. Provided an Event of Default (or an event that with the passage of time or the giving of notice could become an Event of Default) has not occurred, then commencing after the date the Common Stock is included for quotation, listing or trading (the "Listing") on the Nasdaq Capital Market, American Stock Exchange, Nasdaq National Market System or New York Stock Exchange (each a "Listing Market") ("Listing Date"), the Borrower will have the option by written notice to the Holder ("Notice of Mandatory Conversion") of compelling the Holder to convert the outstanding and unpaid principal of this
Note into Common Stock at the Conversion Price then in affect ("Mandatory Conversion"). The date the Notice of Mandatory Conversion is given is the "Mandatory Conversion Date." The Notice of Mandatory Conversion shall specify the aggregate principal amount of the Note which is subject to Mandatory Conversion. Mandatory Conversion Notices must be given proportionately to all Holders of Notes who received Notes similar in terms and tenure as this Note. The maximum aggregate amount for all Notices of Mandatory Conversion that may be given may not exceed (i) the amount necessary for the Borrower to satisfy the net asset requirements of the Listing Market upon which the Listing has been obtained and which listing was specifically conditioned by the Listing Market on such Mandatory Conversion, nor (ii) the amount that would have been required to satisfy the net asset requirements assuming no additional net liabilities were incurred by Borrower after the Issue Date of this Note. The amount of Note principal included in a Mandatory Redemption Notice may not exceed the amount that would cause the Holder to exceed the limitation described in Section 2.3 of this Note. Only one Notice of Mandatory Conversion may be given pursuant to this
Section 2.5. Each Mandatory Conversion Date shall be a deemed Conversion Date and the Borrower will be required to deliver the Common Stock issuable pursuant to a Mandatory Conversion Notice in the same manner and time period as described in Section 2.1 above.

                                   ARTICLE III

                                EVENT OF DEFAULT

                  The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

                  3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due and such failure continues for a period of ten (10) business days after the due date. The ten (10) day period described in this Section 3.1 is the same ten (10) business day period described in Section 1.1 hereof.

                  3.2 Breach of Covenant. The Borrower breaches any material covenant or other material term or condition of the Subscription Agreement or this Note in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

                  3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Subscription Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date.

                  3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed without the consent of the Borrower is not dismissed within sixty (60) days of appointment.

                  3.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $75,000, and shall remain unpaid, unvacated, unbonded or unstayed for a period of forty-five (45) days.

                  3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within forty-five (45) days of initiation.

     3.7 Delisting. Failure of the Common Stock to be listed for trading or quotation on a Principal Market.

                  3.8 Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than twenty days after the due date, unless the Borrower is contesting the validity of such obligation in good faith.

     3.9 Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension that lasts for ten or more consecutive trading days.

                  3.10 Failure to Deliver Common Stock or Replacement Note. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Sections 7 and 11 of the Subscription Agreement, or, if required, a replacement Note.

     3.11 Non-Registration Event. The occurrence of a Non-Registration Event as described in Section 11.4 of the Subscription Agreement.

     3.12 Reservation Default. Failure by the Borrower to have reserved for issuance upon conversion of the Note the amount of Common stock as set forth in this Note and the Subscription Agreement and/or the occurrence of a Reservation Default as defined in Section 9(p) of the Subscription Agreement.

     3.13 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Stem Cell Innovations, Inc., 1812 Front Street, Scotch Plains, New Jersey 07076, Attn: Lawrence M. Gordon, CEO, telecopier number: (908) 663-2152, with an additional copy by telecopier only to: Greenberg & Kahr, 230 Park Avenue, Suite 430, New York, NY 10169, Attn:
Andrew J. Levinson, Esq., telecopier number: (212) 953-7704, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note, with a copy by telecopier only to Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

                  4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

                  4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

                  4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

                  4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

                  4.8 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]




         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ____ day of February, 2006.

                                            STEM CELL INNOVATIONS, INC.



                                            By:________________________________
                                                     Name:
                                                     Title:

WITNESS:



                              NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)


         The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by Stem Cell Innovations, Inc. on February __, 2006 into Shares of Common Stock of Stem Cell Innovations, Inc. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.



Date of Conversion:_______________________________________________________

Conversion Price:_________________________________________________________


Shares To Be Delivered:___________________________________________________


Signature:________________________________________________________________


Print Name:_______________________________________________________________


Address:__________________________________________________________________



                                                                       EXHIBIT 3



                                 FORM OF WARRANT

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO STEM CELL INNOVATIONS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase _____________ shares of Common Stock of Stem Cell Innovations, Inc. (subject to adjustment as provided herein)

                      CLASS A COMMON STOCK PURCHASE WARRANT
No. 2006-A-001                                    Issue Date: February ___, 2006

     STEM CELL INNOVATIONS, INC., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, LONGVIEW FUND, LP, 600 Montgomery Street, 44th Floor, San Francisco, CA 94111,
Fax: (415) 981-5300, or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.S.T on the fifth (5th) anniversary of the Actual Reservation Date, as defined in the Subscription Agreement (the "Expiration Date"), up to _________ fully paid and nonassessable shares of Common Stock at a per share purchase price of $0.06. The aforedescribed purchase price per share, as adjusted from time to time as herein provided, is referred to herein as the "Purchase Price." The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price without the consent of the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "Subscription Agreement"), dated February ____, 2006, entered into by the Company and Holder's of the Class A Warrants.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

     (a) The term "Company" shall include Stem Cell Innovations, Inc. and any corporation which shall succeed or assume the obligations of Stem Cell Innovations, Inc. hereunder.

         (b) The term "Common Stock" includes (a) the Company's Common Stock, $.01 par value per share, as authorized on the date of the Subscription Agreement, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

         (d) The term "Warrant Shares" shall mean the Common Stock issuable upon exercise of this Warrant.



         1.       Exercise of Warrant.

                  1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                  1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

                  1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

                  1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particulardate (the "Determination Date") shall mean:

     (a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

     (b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

     (c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

     (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

                  1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

                  1.6. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holder of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

                  1.7 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within four (4) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

          2.      Cashless Exercise.

                  (a) If a Registration Statement (as defined in the Subscription Agreement) ("Registration Statement") is effective and the Holder may sell its shares of Common Stock upon exercise hereof pursuant to the Registration Statement, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 1 above. If no such Registration Statement is available at any time from and after the Required Reservation Date (as defined in the Subscription Agreement), then payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the holder per the terms of this Warrant) and the holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                  (b) If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

                           X=Y (A-B)
                                A

              Where X= the number of shares of Common Stock to be issued to the holder

                    Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                    A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

                    B= Purchase Price (as adjusted to the date of such calculation)

         For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

         3.       Adjustment for Reorganization, Consolidation, Merger, etc.

                  3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                  3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company (a "Trustee") having its principal office in New York, NY, as trustee for the Holder of the Warrants.

                  3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by
Section 3.2.

                  3.4 Share Issuance. Until the Expiration Date, if the Company shall issue any Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement), prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Company carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Purchase Price in effect upon such issuance. The reduction of the Purchase Price described in this Section 3.4 is in addition to the other rights of the Holder described in the Subscription Agreement.

         4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

         5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company (appointed pursuant to Section 11 hereof).

         6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. From and after the Required Reservation Date (as defined in the Subscription Agreement), the Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

         7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company (at its expense, twice only, but with payment by the Transferor of any applicable transfer taxes), will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

         8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company (at its expense, twice only), will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     9. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in the Subscription Agreement. The terms of the Subscription Agreement are incorporated herein by this reference.

         10. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date nor may the Company exercise its right to give a Call Notice (as defined in Section 11) in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date or Call Date, and (ii) the number of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this limitation is being made on an exercise date or Call Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The Holder may waive the conversion limitation described in this Section 10, in whole or in part and increase the amount that may be beneficially owned, upon and effective after 61 days prior written notice to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

     11. Call. The Company shall have the option to "call" the exercise of the shares issuable upon exercise of this Warrant (the "Warrant Call") in accordance with and governed by the following:

                  (a) The Company shall exercise the Warrant Call by giving to the Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant Call may be exercised. The effective date of each Call Notice (the "Call Date") is the date on which notice is effective under the notice provision of Section 14 of this Warrant.

                  (b) The Company's right to exercise the Warrant Call shall commence twenty (20) trading days after the Actual Reservation Date and end thirty trading days prior to the Expiration Date.

                  (c) The number of shares of Common Stock to be issued upon exercise of the Warrant which are subject to a Call Notice must be registered in an effective Registration Statement effective from thirty (30) trading days prior to the Call Date and through the date such Common Stock is actually delivered to the Warrant Holder ("Delivery Date") or eligible for resale pursuant to Rule 144 without volume limitations.

                  (d) A Call Notice may be given not sooner than ten (10) trading days after the prior Call Date.

                  (e) A Call Notice may be given by the Company in connection with shares of Common Stock issuable upon exercise of the Warrant only within ten days after the Common Stock has had a closing bid price as reported for the Principal Market (as defined in the Subscription Agreement) equal to or more than three hundred percent (300%) of the Purchase Price for ten (10) consecutive trading days ("Lookback Period").

                  (f) The Common Stock must be listed on a Principal Market for the Lookback Period and through the Delivery Date.

                  (g) The Company shall not have received a notice from the Principal Market during the forty-five trading days prior to the Call Date that the Company or its Common Stock does not meet the requirements for continued quotation, listing or trading on the Principal Market.

                  (h) The Company and the Common Stock shall meet the requirements for continued quotation, listing or trading on the Principal Market for the Lookback Period and through the Delivery Date.

                  (i) Unless otherwise agreed to by the Holder of this Warrant, a Call Notice must be given to all Warrant Holders who receive Warrants similar to this Warrant (in terms of exercise price and other principal terms) issued on or about the same Issue Date as this Warrant, in proportion to the amounts of Common Stock which may be purchased by the respective Warrant Holders in accordance with the respective Warrants held by each.

                  (j) The Warrant Holder shall exercise his Warrant rights and purchase the Called Warrant Shares and pay for same within ten trading days after the Call Date. If the Warrant Holder fails to timely pay the amount required by the Warrant Call, the Company's sole remedy shall be to cancel a corresponding amount of this Warrant.

                  (k) The Company may not exercise the right to Call this Warrant after the occurrence of a default by the Company of a material term of this Warrant or the Transaction Documents (as defined in the Subscription Agreement) or the Notes referred to in the Subscription Agreement.

         12. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a "Warrant Agent") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to
Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

     13. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     14. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: if to the Company to: Stem Cell Innovations, Inc., 1812 Front Street, Scotch Plains, New Jersey 07076, Attn: Lawrence M. Gordon, CEO, telecopier number: (908) 663-2152, with an additional copy by telecopier only to: Greenberg & Kahr, 230 Park Avenue, Suite 430, New York, NY 10169, Attn:
Andrew J. Levinson, Esq., telecopier number: (212) 953-7704.

         15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. Any dispute relating to this Warrant shall be adjudicated in New York County in the State of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                              STEM CELL INNOVATIONS, INC.



                                              By:
                                            Name:
                                           Title:






Witness:




                                    Exhibit A

                              FORM OF SUBSCRIPTION
                                    (to be signed only on exercise of Warrant)
TO:  STEM CELL INNOVATIONS, INC.
The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___      ________ shares of the Common Stock covered by such Warrant; or
___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___      $__________ in lawful money of the United States; and/or
___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________
whose address is_____________________________________________________


Number of Shares of Common Stock Beneficially Owned on the date of exercise:
Less than five percent (5%) of the outstanding Common Stock of Stem Cell Innovations, Inc.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.



Dated:___________________ (Signature must conform to name of holder as specified on the face of the Warrant)

                          (Address)




                                    Exhibit B


                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)
                  For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Stem Cell Innovations, Inc. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Stem Cell Innovations, Inc. with full power of substitution in the premises.


---------------------------------------- -------------------------------------- --------------------------------------
Transferees                              Percentage Transferred                 Number Transferred
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------



Dated:  ______________, ___________
                                                      (Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:


         (Name)                                       (address)




ACCEPTED AND AGREED:
[TRANSFEREE]
                                                      (address)


         (Name)








                                                                       EXHIBIT 4


                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                           AND RIGHTS OF THE COMPANY'S
                   SERIES 1 CONVERTIBLE VOTING PREFERRED STOCK


Exhibit 4. Certificate of Designations, Preferences and Rights for the Company's
           Series 1 Convertible Voting Preferred Stock, par value $.01 per share

                          CERTIFICATE OF DESIGNATIONS,
                            PREFERENCES AND RIGHTS OF
                   SERIES 1 VOTING CONVERTIBLE PREFERRED STOCK
                                       OF
                           STEM CELL INNOVATIONS, INC.
                             A Delaware Corporation

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

         1.       Authorizing Resolutions.

         Stem Cell Innovations, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were duly adopted on February 10, 2006 by the Board of Directors of the Corporation pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:
                  RESOLVED, that, pursuant to the authority conferred upon the Board of Directors by Article IV of the Certificate of Incorporation of the Corporation, there is hereby established a series of authorized preferred stock of the Corporation having a par value of $.01 per share (the "Preferred Stock"), which series shall be designated as Series 1 Voting Convertible Preferred Stock (the "Series 1 Preferred Stock") and shall consist of one hundred fifty thousand (150,000) shares;

                  RESOLVED FURTHER, that the relative rights and preferences of the shares of the Series 1 Preferred Stock of the Corporation shall be as follows:

     A. Rank. The Series 1 Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank junior to any other series of Preferred Stock hereafter established by the Board of Directors, unless the statement establishing such series provides that it ranks on a parity with the Series 1 Preferred Stock and prior to the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation.

     B. Dividends.

     1. The holders of the shares of Series 1 Preferred Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor, provided, that no dividends shall be declared with respect to the Series 1 Preferred Stock except as required by subparagraph B(4)(b) or B(5) hereof. Such dividends shall be paid in cash or in the same property used for payment of any substantially concurrent dividend on the Common Stock. Such dividends shall be paid to the holders of record of the Series 1 Preferred Stock at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than 60 nor less than 10 days prior to the respective dividend payment date.

     2. All dividends paid with respect to shares of Series 1 Preferred Stock pursuant to paragraph B(1) shall be paid pro rata to the holders entitled thereto.

     3. Notwithstanding anything contained herein to the contrary, no cash dividends on shares of the
Series 1 Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, specifically prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder; provided, however, that nothing herein contained shall in any way or under any circumstances, except as expressly described herein, be construed or deemed to require the Board of Directors to declare or the Corporation to pay or set apart for payment any dividends on shares of the Series 1 Preferred Stock at any time, whether permitted by any of such agreements or not.

     4. (a) Holders of shares of the Series 1 Preferred Stock shall be entitled to receive the dividends provided for in paragraph B(1) hereof in preference to and in priority over any dividends upon the Common Stock.

     (b) So long as any shares of the Series 1 Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Common Stock or any warrants, rights, calls or options exercisable for the Common Stock or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Common Stock to the holders of such stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase any of the Common Stock or warrants, rights, calls or options exercisable for the Common Stock, unless prior to or concurrently with such declaration, payment, setting apart for payment, purchase or distribution, as the case may be, a pro rata payment or distribution is made on shares of the Series 1 Preferred Stock equal in the aggregate to the amount the holders of the Series 1 Preferred Stock would have received had their shares been converted to Common Stock on the basis set forth herein (without regard to whether or not such Common Stock had yet been authorized for issuance) immediately prior to such declaration, payment, setting apart for payment, purchase or distribution, as the case may be.

     5. From and after the second anniversary of the first issuance of shares of Series 1 Preferred Stock (the "Commencement Date"), holders of the shares of the Series 1 Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, in addition to the dividends required pursuant to subparagraph B(4)(b) hereof, cumulative cash dividends at the annual rate of $.10 per share, in equal semi-annual payments on the last business day of June and December (each of such dates being a "dividend payment date") in each year with respect to the six month period ending on the last day of the month in which the dividend payment date occurs. Each of such semi-annual dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the first day of the six-month period in which such dividend may be payable as herein provided, except that, with respect to the first semi--annual dividend, such dividend shall accrue from the Commencement Date. 6. Subject to the foregoing provisions of this Section B, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on the Common Stock and may purchase or otherwise redeem any warrants, rights or options exercisable for Common Stock, and the holders of the shares of the Series 1 Preferred Stock shall not be entitled to share therein.

     C. Liquidation Preference. 1. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series 1 Preferred Stock then outstanding shall be entitled to be paid ratably, out of the assets of the Corporation available for distribution to its stockholders after the payment or provision for any payment of amounts due to holders of securities ranking senior to the Series 1 Preferred Stock (the "Liquidation Value"), before any payment shall be made or any assets distributed to the holders of the Common Stock, to the extent available, an aggregate amount in cash equal to the greater of (a) $.01 per share of Series 1 Preferred Stock and (b) the amount the holders of the Series 1 Preferred Stock would have received had their shares been converted to Common Stock on the basis set forth herein (without regard to whether or not such Common Stock had yet been authorized for issuance) immediately prior to such liquidation, dissolution or winding up. 2. For the purposes of this Section C, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or any substantial part of the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the affairs of the Corporation for purposes of determining the relative amounts of consideration to be paid to the holders of any class of capital stock of the Corporation.

     D. Conversion. Immediately upon the date the Corporation first has a sufficient number of authorized and unissued shares of Common Stock reserved to permit conversion of the Series 1 Preferred Stock in full, the Series 1 Preferred Stock shall be converted into fully paid and nonassessable shares of Common Stock, at the rate of ten thousand (10,000) shares of Common Stock for each share of Series 1 Preferred Stock (the "Conversion Rate"), which rate is subject to adjustment as provided in Section G below.


     E. Mechanics of Conversion. The holders of any shares of Series 1 Preferred Stock shall convert such Series 1 Preferred Stock in accordance with Section D hereof by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted.
Conversion shall be deemed to have been effected on the date when the Corporation shall have notified the holders of any shares of Series 1 Preferred Stock of such conversion, and such date is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, and after the surrender of any certificate or certificates representing shares of Series 1 Preferred Stock to be converted, the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full and fractional shares of Common Stock to which such holder is entitled. The person or persons in whose names the certificate or certificates for Common Stock are to be issued upon conversion shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. If any holder of shares of Series 1 Preferred Stock shall desire to have the certificate or certificates for shares issued in a name or names other than the name or names of the holder or holders of record of such shares of Series 1 Preferred Stock, such certificate or certificates shall be duly endorsed to the transferee or in blank or shall be accompanied by a proper instrument or instruments of assignment to such transferee or executed in blank; such certificate or certificates shall also be accompanied by proof of payment of any applicable transfer taxes. From and after the Conversion Date, each share of Series 1 Preferred Stock shall be deemed to have been converted in accordance herewith, and each certificate representing shares of Series 1 Preferred Stock shall for all purposes represent only the right to receive such shares of Common Stock into which the Series 1 Preferred Stock represented thereby is convertible.

                   F. Voting Rights. For each share of Series 1 Preferred Stock held, the holder thereof shall be entitled to that number of votes which is equal to the number of shares of Common Stock into which such share of Series 1 Preferred Stock is convertible in accordance with Sections D and G hereof on all matters presented to the stockholders of the Corporation for their vote. Except as otherwise provided by law or the Certificate of Incorporation of this Corporation, as amended hereby and as hereafter amended from time to time, the holders of Series 1 Preferred Stock shall vote with the holders of the outstanding Common Stock and any other Preferred Stock entitled to vote on such matter and not as a separate class or series.

     1. So long as any shares of the Series 1 Preferred Stock remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% of the shares of Series 1 Preferred Stock then outstanding, amend, alter or repeal any of the provisions of the Certificate establishing the Series 1 Preferred Stock or the Certificate of Incorporation, as amended, of the Corporation, or authorize any reclassification of the Series 1 Preferred Stock, so as in any such case to affect adversely the preferences, special rights or powers of the Series 1 Preferred Stock, or authorize any capital stock of the Corporation ranking, either as to payment of dividends or upon liquidation, dissolution or winding up of the Corporation, prior to the Series 1 Preferred Stock.

     2. So long as any shares of the Series 1 Preferred Stock remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of stockholders of at least 66-2/3% in voting power of shares of the Series 1 Preferred Stock then outstanding, increase the authorized number of shares of Series 1 Preferred Stock or create, or increase the authorized number of shares of, any other class of capital stock of the Corporation ranking on a parity with the Series 1 Preferred Stock either as to payment of dividends or upon liquidation, dissolution or winding up of the Corporation.

     3. No consent of holders of the Series 1 Preferred Stock shall be required for (i) the creation of any indebtedness of any kind of the Corporation or (ii) the authorization or issuance of any Common Stock of the Corporation.

     G. Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time as follows:

          1.   Stock   Dividends,   Subdivisions   and   Combinations.   If  the
               Corporation shall:

               (a) declare a dividend payable in, or a distribution of, Common Stock, to the holders of such Common Stock or any other class or series of the Corporation's capital stock, or

               (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

               (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,then the Conversion Rate in effect at the time of the record date for such dividend or distribution shall be adjusted, as of the effective date for such subdivision or combination, to that number determined by multiplying such Conversion Rate by a fraction (x) the numerator of which shall be the total number of outstanding shares of Common Stock immediately after such event, and (y) the denominator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event.

     2. Mergers and Consolidations. In case of any consolidation with or merger of the Corporation with or into any other corporation, or in the case of a sale, lease, mortgage, pledge, exchange, transfer or other disposition by the Corporation of all or substantially all of its assets, or any reclassification of stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value, or a result of a stock dividend or subdivision or a combination of shares), each share of Series 1 Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series 1 Preferred Stock would have been entitled upon such consolidation, merger, disposition or reclassification; and, in any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series 1 Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series 1 Preferred Stock, and any agreement entered into by the Corporation with respect to any such consolidation, merger, disposition or reclassification shall contain provisions giving effect to the adjustments provided for in this subparagraph G(5).

     3. Notice of Adjustments. Whenever the Conversion Rate of the Series 1 Preferred Stock shall be adjusted pursuant to this Section G, the Corporation shall promptly prepare a certificate signed by the president or the chief executive officer and the chief financial officer of the Corporation setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder) and the Conversion Rate per share of Series 1 Preferred Stock after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class mail postage prepaid) to each of the holders of the Series 1 Preferred Stock. H. Notice. The holders of shares of the Series 1 Preferred Stock shall receive notice not less than ten (10) days before the occurrence of any of the following: (i) the declaration of any record date; and (ii) any meeting of the holders of shares of the Common stock called by the Corporation's Board of Directors (which notice must set forth in reasonable detail the business to be transacted at such meeting). RESOLVED, FURTHER, that, before the Corporation shall issue any shares of the Series 1 Preferred Stock, a Certificate pursuant to Section 151 of the Delaware General Corporation Law shall be made, executed, acknowledged and filed in accordance with the provisions of such law, and the proper officers of the Corporation are hereby authorized and directed to do all acts and things which may be necessary or proper in their opinion to carry into effect the purposes and intent of this and the foregoing resolutions. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its duly authorized officer this 14th day of February, 2006. STEM CELL INNOVATIONS, INC.

                                           By: /s/ Lawrence M. Gordon
                                         Name:     Lawrence M. Gordon
                                        Title:     Chief Executive Officer






                                                                       EXHIBIT 5

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of February 14, 2006 (this "Agreement"), by and between STEM CELL INNOVATIONS, INC., a Delaware corporation ("SCI"), AMPHIOXUS ACQUISITION, INC., a Delaware corporation and wholly-owned subsidiary of SCI ("AAI"), and AMPHIOXUS CELL TECHNOLOGIES, INC., a Delaware corporation (the "Company").


                              W I T N E S S E T H:


                   WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), the Company will be merged with and into AAI (the "Merger"), and the Company will thereby become a wholly owned subsidiary of SCI; and

                   WHEREAS, the Board of Directors of the Company has determined that the Merger is consistent with and in furtherance of the long-term business strategies of the Company and is fair to, and in the best interest of, the Company and its stockholders (the "Company Stockholders") and has approved and adopted this Agreement and has approved the Merger and the other transactions contemplated hereby and recommended approval and adoption of the Agreement and approval of the Merger by the Company Stockholders; and

                   WHEREAS, the Boards of Directors of SCI and AAI have determined that the Merger is consistent with and in furtherance of their long-term business strategies and is fair to, and in the best interest of, SCI and AAI and their respective stockholders and have approved the Merger and the other transactions contemplated;

                   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                   1.      The Merger.

                   1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as herein defined), the Company shall be merged with and into AAI, the separate existence of the Company shall cease and AAI shall change its name to and shall conduct the business of Amphioxus Cell Technologies, Inc. and continue as the surviving corporation of the Merger (the "Surviving Corporation") and as a wholly-owned subsidiary of SCI.

                   1.2 Consummation of the Merger. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article 8, and subject to the satisfaction or waiver of the conditions set forth in Article 7, the consummation of the Merger will take place as promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 7 at the offices of Greenberg & Kahr, 230 Park Avenue, New York, New York, unless another date, time and place is agreed to in writing by the parties hereto.

                   1.3 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 7, the parties hereto shall cause the Merger to be consummated and shall cause the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing, or such later date or time as set forth therein, being the "Effective Time")

                   1.4 Effect of the Merger. At and after the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and AAI shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and AAI shall become the debts, liabilities and duties of the Surviving Corporation.

                   1.5 Certificate of Incorporation; By-Laws. At and after the Effective Time, the Certificate of Incorporation and By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

                   1.6 Directors and Officers. At and after the Effective Time, the directors and officers of the Company holding office immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation. In addition, at the Effective Time, all of the directors of SCI shall resign except Larry Gordon, and, subject to compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any applicable rules and regulations thereunder, James Kelly, Norman Sussman and Mark Germain shall be appointed to fill the resulting vacancies on such board, it being agreed that, if such law or regulations permit the immediate appointment of less than all three such individuals, then such lesser number as may be immediately appointed shall be so appointed, and all such directors, when appointed, shall serve until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-Laws of SCI. In addition to the foregoing, Eaglestone Investment Partners I, L.P.("Eaglestone") shall be entitled to designate a director or an observer for all SCI board proceedings so long as the Series 2 Preferred and the Eaglestone Debt, as such terms are hereinafter defined, or any portion thereof remains outstanding, and such observer, if any, shall be entitled to receive notice of all board meetings at the same time as members of the board and shall receive copies of all unanimous consent forms and other materials at the same time as they are circulated to board members.

                   1.7 Further Actions. At and after the Effective Time the Surviving Corporation shall take all action as shall be required in connection with the Merger, including, but not limited to, the execution and delivery of any further deeds, assignments, instruments or documentation as are necessary or desirable to carry out the provisions of this Agreement.

                   2.      Conversion and Exchange of Shares.

                   2.1.1 At the Effective Time, by virtue of the Merger and without any action on the part of the Company, AAI or any holder of any shares of common stock, par value $.01 per share, of the Company (the "Company Common"), each share of Company Common shall be converted into the right to receive that number of shares of Series 1 Voting Convertible Preferred Stock, par value $.01 per share (the "Series 1 Preferred"), of SCI, which shall be convertible mandatorily into 56.2233539 shares of common stock, par value $.01 per share (the "SCI Common"), of SCI upon the authorization of the issuance thereof and which Series 1 Preferred shall have the right to vote as a single class on all matters, except as otherwise required by Delaware Law, with the SCI Common on an as-converted basis, all in accordance with the Certificate of Designations, Preferences and Rights of the Series 1 Preferred (the "Series 1 Certificate of Designation"), which Series 1 Certificate of Designation is annexed hereto as Exhibit 1 and incorporated herein by reference, such that the aggregate amount of Series 1 Preferred issued as a result of the Merger shall be convertible into 757,821,430 shares of SCI Common. Such Series 1 Preferred shall rank senior to the SCI Common and junior to all other classes of capital stock of SCI with respect to the right to receive dividends and distributions in the event of a liquidation of SCI, all as set forth with more particularity in the Series 1 Certificate of Designation.

                   2.1.2 All shares of Company Common, and all securities exercisable or exchangeable for or convertible into Company Common, which are held by the Company or any subsidiary of the Company, and any shares of Company Common or any such exercisable, exchangeable or convertible securities owned by SCI or any SCI Subsidiary (as hereinafter defined), including without limitation AAI, shall be cancelled and retired and shall cease to exist at the Effective Time, and no stock of SCI or other consideration shall be delivered in exchange therefor. Each share of common stock, $.0001 par value, of AAI shall remain outstanding and be a share of the Surviving Corporation's common stock.

          2.1.3 At the Effective Time, by virtue of the Merger and without any action on the part of SCI, AAI, the Company or the holders of any shares of the capital stock of the Company or SCI, all the outstanding shares of Class B Common Stock, par value $.01 per share (the "Class B Common"), and Series A preferred stock, par value $1 per share (the "Series A Preferred"), of the Company shall be converted into the right to receive 2,000,000 shares of Series 2 Preferred Stock, par value $.01 per share (the "Series 2 Preferred") of SCI, which stock shall rank on senior to the Series 1 Preferred and the SCI Common and on par or senior to all other classes of capital stock of SCI with respect to the right to receive dividends and distributions upon the liquidation of SCI and which Series 2 Preferred shall be redeemable on June 15, 2009 or earlier if there shall occur a Change in Control of SCI, as such term is defined in the Certificate of Designations, Preferences and Rights of the Series 2 Preferred (the "Series 2 Certificate of Designation"), a copy of which is annexed hereto as Exhibit 2 and incorporated herein by reference, and in certain other circumstances as set forth in the Series 2 Certificate of Designation.


                   2.2      Exchange Procedures.

                   2.2.1 Immediately prior to the Effective Time, SCI shall deposit with an exchange agent (the "Exchange Agent") designated by SCI, which may be SCI itself but shall in any event be reasonably satisfactory to the Company, in trust for the holders of record of the Company's capital stock, immediately prior to the Effective Time certificates representing the aggregate number of shares of Series 1 Preferred and Series 2 Preferred issuable pursuant to Section 2.1 hereof in exchange for outstanding shares of capital stock of the Company immediately prior to the Effective Time

                   2.2.2 As soon as practicable after the Effective Time SCI shall cause the Exchange Agent to solicit the surrender of certificates representing shares of capital stock of the Company outstanding immediately prior to the Effective Time (the "Certificates"). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such evidence as the Exchange Agent may require of the authorized delivery thereof for exchange, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole and fractional shares of Series 1 Preferred or Series 2 Preferred which such holder has a right to receive pursuant to the provisions of this Article 2, and the Certificate so surrendered shall be cancelled. Until surrendered as contemplated by this
Section 2.2, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the Merger consideration with respect to the capital stock of the Company Common represented thereby. Shares of Series 1 Preferred and Series 2 Preferred issued in the Merger shall be issued as of and be deemed to be outstanding as of the Effective Time. SCI shall cause all such shares of Series 1 Preferred and Series 2 Preferred issued pursuant to the Merger to be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                   2.2.3 If any certificate representing shares of Series 1 Preferred or Series 2 Preferred is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Series 1 Preferred or Series 2 Preferred in a name other than that of the registered holder of the Certificate so surrendered.

                   2.2.4 In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost stolen or destroyed and upon the agreement of such person to indemnify SCI against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in respect of such lost, stolen or destroyed Certificate the Merger consideration with respect to the shares of capital stock of the Company represented thereby.

                   2.2.5 Transfers Following the Effective Time. The stock transfer books of the Company shall be closed as of the Effective Time, and thereafter there shall be no further registration of transfers of shares of Company Common that were outstanding prior to the Effective Time.

                   3. Representations and Warranties of SCI. SCI represents and warrants to the Company that, except as set forth in the schedule delivered to the Company concurrently with the execution of this Agreement, which schedule shall identify exceptions and other information by specific Section references (the "SCI Disclosure Schedule"):


                   3.1 Each of AAI and SCI is a corporation duly organized, validly existing and in good standing under the law of its jurisdiction of incorporation. The SCI Disclosure Schedule contains a list of the name and jurisdiction of organization of each subsidiary of SCI (each such corporation, partnership or other entity being referred to herein individually as an "SCI Subsidiary" and collectively, as the "SCI subsidiaries") and SCI's ownership interest with respect thereto. Each SCI Subsidiary is a corporation or partnership duly organized, validly existing and in good standing under the laws of its place of incorporation. AAI has no subsidiaries.

                   3.2 SCI and each SCI Subsidiary (i) has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted and (ii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the nature or location of its assets require such qualification and where the failure to be so qualified and in good standing would have a Material Adverse Effect on SCI. For purposes of this Agreement, "Material Adverse Effect" means, with respect to SCI, a materially adverse effect on the business, results of operations, financial condition, properties or assets of SCI and the SCI Subsidiaries, taken as a whole.

                   3.3 Each of AAI and SCI has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by SCI and AAI and the performance by SCI and AAI of their respective obligations hereunder have been duly authorized and approved by all requisite corporate action and no other corporate proceedings on the part of SCI or AAI are necessary to authorize this Agreement or for SCI or AAI to consummate the Merger. This Agreement has been duly executed and delivered by duly authorized officers of SCI and AAI and constitutes a valid and binding obligation of SCI and AAI, enforceable against SCI and AAI in accordance with its terms.

                   3.4 No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (each of the foregoing being a "Governmental Entity"), is required prior to the Effective Time by or with respect to SCI or any SCI Subsidiary in connection with the execution and delivery of this Agreement by SCI and AAI or the consummation by SCI and AAI of the transactions contemplated hereby, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and any filings with the Securities and Exchange Commission (the "SEC") under the Exchange Act after the Effective Time.

                   3.5 Neither the execution and delivery of this Agreement by SCI or AAI, nor the consummation by SCI or AAI of the transactions contemplated hereby, will (i) conflict with or result in a breach of any of the terms of provisions of SCI's or AAI's respective Certificates of Incorporation or By-Laws, (ii) violate any statute or administrative regulation, or any order, writ, injunction, judgment or decree of any court or governmental authority or any arbitration award to which SCI or AAI is a party or by which SCI or AAI is bound, or (iii) violate, conflict with, breach, constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of SCI or any SCI Subsidiary under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SCI or any SCI Subsidiary is a party or to which they or any of their respective properties or assets are subject except in the case of clauses (ii) or (iii) for violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances that do not and will not, individually or in the aggregate, (x) have a Material Adverse Effect on SCI or (y) materially impair the ability of SCI or AAI to perform its obligations under this Agreement.

                   3.6 As of the date hereof, the authorized capital stock of SCI consists of 55,000,000 shares of SCI Common and 5,000,000 share of preferred stock, par value $.01 per share ("SCI Preferred"). As of February , 2006, 37,339,286 shares of SCI Common were issued and outstanding. As of February 14, 2006, no shares of SCI Preferred were issued and outstanding. There are no other shares of capital stock of SCI, issued or outstanding. All of the issued and outstanding shares of SCI Common have been duly authorized, validly issued and are fully paid and nonassessable. As of February 14, 2006 there were outstanding warrants to purchase 66,000,000 shares of SCI Common for $.01 per share. Except as set forth above, there are no subscriptions, options, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of SCI obligating SCI to issue any securities of any kind.

                   3.7 SCI has timely filed (and has delivered to the Company a true and complete copy of) each report, schedule, registration statement and definitive proxy statement required be filed by SCI with the SEC since January 1, 2003 (such documents are referred to herein as "SCI's SEC Documents") As of their respective dates, SCI's SEC Documents comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and none of SCI's SEC Documents, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of SCI included in SCI's SEC Documents comply, as of their respective dates, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form l0-QSB of the SEC) and fairly present in all material respects the consolidated financial position of SCI as at the dates thereof and the consolidated results of its operations, cash flows and changes in financial position for the periods indicated therein.

                   3.8 Except as disclosed in SCI's SEC Documents filed prior to the date of this Agreement, all of which have been furnished to the Company, SCI and the SCI Subsidiaries do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations (i) which were incurred after September 30, 2005 in the ordinary course of business or (ii) which would not, individually or in the aggregate, have a Material Adverse Effect on SCI.

                   3.9 Except as disclosed in SCI's SEC Documents filed prior to the date of this Agreement and furnished to the Company, (i) SCI has not suffered or, to SCI's knowledge, been threatened with any change (other than changes generally affecting the industries in which SCI or any SCI Subsidiary operates or changes relating to the transactions contemplated by this Agreement) which could have a Material Adverse Effect on SCI; and (ii) SCI and the SCI Subsidiaries have operated only in the ordinary course of business consistent with past practice.

                   3 .10

                   3.10.1 As used in this Agreement, the term (i) "Taxes" means all federal, state, local, foreign and other income, sales or use, ad valorem, transfer, franchise, withholding, payroll, employment, gross receipts, property, severance, duties, net worth, excise or other taxes, charges, levies or like assessment of any kind, together with any interest, penalties and addition with respect thereto, and the term "Tax" means any one of the foregoing Taxes, and
(ii) "Returns" means all returns, declarations, reports, statements and other documents required be filed in respect of Taxes, and the term "Return" means any of the foregoing Returns.

                   3.10.2 There have been properly completed and filed on a timely basis all Returns required to be filed by SCI or any SCI Subsidiary in each case where the failure to properly complete or file any Return would have a Material Adverse Effect on SCI. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of SCI or, as applicable, an SCI Subsidiary or any other information required to be shown thereon, in each case where the failure to do so would have a Material Adverse Effect on SCI.

                   3.10.3 With respect to all amounts in respect of Taxes imposed upon SCI or any SCI Subsidiary, or for which SCI or any SCI Subsidiary is liable to any taxing authorities, with respect to all taxable periods or portions of periods ending on or before the date hereof, all applicable Tax laws have been complied with where the failure to comply with such laws would have a Material Adverse Effect on SCI, and all amounts that are required to have been paid by SCI to any taxing authorities on or before the date hereof have been paid where the failure to pay such amounts would have a Material Adverse Effect on SCI.

                   3.10.4 No issues have been raised or are currently pending by any tax authority in connection with any of the Returns which, if resolved adversely to SCI and the SCI Subsidiaries, would have a Material Adverse Effect on SCI. There are no material outstanding waivers of the applicable statutes of limitation with respect to Tax liabilities of SCI or any SCI Subsidiary.

                   3.10.5  SCI has not agreed to make, nor is it
required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                   3.10.6 The unpaid Taxes of SCI and the SCI Subsidiaries do not exceed the reserve for tax liability (excluding any reserve for deferred Taxes) included in the financial statements included in the Form 10-KSB of SCI for the period ended December 31, 2004 by an amount which would have a Material Adverse Effect on SCI.

                   3 .11

                   3.11.1 SCI and the SCI Subsidiaries maintain, administer or contribute to only those employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA), or deferred compensation, severance, vacation, sick leave, stock purchase, stock option, stock-related plan, incentive, insurance or similar contract, policy, arrangement or commitment, for the benefit of employees or former employees of SCI and the SCI Subsidiaries which are described in the SCI Disclosure Schedule (the "SCI Plans").

                   3.11.2 All SCI Plans comply with and are and have been operated in accordance with each applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), including, without limitation, the requirements of Code Section 401(a) to the extent any SCI Plan is intended to conform to that Section, subject to any pending application to the Internal Revenue Service for a "determination letter" to such effect), other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith, except in any case where the failure to so comply or so be operated would not have a Material Adverse Effect on SCI.

                   3.11.3 Neither SCI nor any trade or business, whether or not incorporated, that together with SCI would be deemed a "single employer" within the meaning of Section 4001 of ERISA (an "SCI ERISA Affiliate") has failed to make any contributions or to pay any amounts due as required by the terms of any SCI Plan or ERISA or any other applicable law other than such failures which would not have a Material Adverse Effect on Alliance. All contributions and payments with respect to SCI Plans that are required to be made by SCI or any SCI ERISA Affiliate have been made or will be accrued on the financial statements filed with, or incorporated by reference in SCI's SEC Documents with respect to the periods covered therein.

                   3.11.4 No SCI Plan is a multiemployer plan, as such term is defined in Section 3(37) of ERISA.

                   3.12 Except as set forth in the SCI Disclosure Schedule, there is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission, authority, agency or other administrative authority, pending or, to SCI's knowledge, threatened against SCI or any SCI Subsidiary with respect to or affecting SCI's or any SCI Subsidiary's operations, business or financial condition, which have a reasonable probability of being decided adversely to SCI or any SCI Subsidiary and which, if so decided adversely, would have a Material Adverse Effect on SCI.

                   3.13 Neither SCI nor any SCI Subsidiary is party to, or bound by, any judgment, writ, injunction, decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any Governmental Entity) with respect to or affecting the properties assets, personnel or business activities of SCI or any SCI Subsidiary, the enforcement or operation of which or compliance with which would have a Material Adverse Effect on SCI.

                   3.14 Except with respect to Environmental Laws (as defined and which are addressed in Section 3.15 hereof), neither SCI nor any SCI Subsidiary is in violation of, noncompliance with, or delinquent in respect of, any judgment, writ, injunction, decree, order or arbitration award or law, statute, or regulation of or agreement with, or any permit from, any Governmental Entity to which the property, assets, personnel or business activities of SCI or any SCI Subsidiary are subject, which violation, noncompliance or delinquency would have a Material Adverse Effect on SCI.

                   3. 15

                   3.15.1 Except for noncompliance or liabilities that would not have a Material Adverse Effect on SCI, SCI, the SCI Subsidiaries and their respective assets and businesses are in compliance with, and not otherwise subject to liability under, any Environmental Laws (as herein defined) or any Environmental Permits (as herein defined). Every written notice, citation, or complaint which SCI or any SCI Subsidiary has received in the past five years of any alleged violation of, or liability under, any Environmental Law or Environmental Permit has been corrected where the failure to do so would have a Material Adverse Effect on SCI. SCI and the SCI Subsidiaries possess all Environmental Permits which are required by them for the operation of their businesses where the failure to do so would have a Material Adverse Effect on SCI.

                   3.15.2 For purposes of this Agreement (i) the term "Environmental Laws" means all applicable federal, state, local and foreign statutes, regulations, ordinances, rules, regulations, and all applicable court orders and decrees and arbitration awards, which pertain to environmental matters or contamination of any type whatsoever. "Environmental Laws" include without limitation those relating to: manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials (as herein defined); air, soil, surface or ground water or noise pollution Releases (as herein defined); protection of wildlife, endangered species, wetlands or natural resources; above-ground and underground storage tanks, vessels and related equipment and containers; health and safety of employees and other persons; or the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., as amended and reauthorized ("CERCLA"); and notification requirements relating to the foregoing; (ii) "Environmental Permits" means licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws; (iii) "Hazardous Materials" means pollutants, contaminants pesticides, petroleum and petroleum products, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances, chemicals or materials within the meaning of any Environmental Law, including, without limitation, any (x) "hazardous substance" as defined in CERCLA, and (y) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, 42 U.S.C., 6902, et seq., as amended and reauthorized; and (iv) "Release" means any spill, discharge, leak, emission, escape, injection, dumping, or other release or threatened release of any Hazardous Materials into the environment, whether or not notification or reporting to any governmental agency was or is required, including, without limitation, any release which is subject to CERCLA.

                   3.16 Each of SCI and the SCI Subsidiaries owns, licenses or otherwise has the right to use all intellectual property, including without limitation, all patents, copyrights, trademarks, trade names and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without any known conflict with any rights of others. To the knowledge of SCI, neither SCI nor any SCI Subsidiary has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties, nor has SCI or any SCI Subsidiary received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that SCI or any SCI Subsidiary must license or refrain from using any intellectual property rights of any third party). To the knowledge of SCI, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of SCI or of any SCI Subsidiary.

                   3.17 SCI has filed with the SEC, or disclosed on the SCI Disclosure Schedule a list of and made available to the Company, true and complete copies of all written contracts, agreements, commitments, arrangements, leases (including with respect to personal property), and other instruments to which it or any SCI Subsidiary is a party or by which it or any SCI Subsidiary is bound, the loss, default, breach or violation of which would have a Material Adverse Effect on SCI ("Material Contracts"). Except as set forth on the SCI Disclosure Schedule, neither SCI nor any SCI Subsidiary is or has received any notice asserting that it is, or has any knowledge that any other party is, in default in any material respect under any such Material Contract and to SCI's knowledge there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

                   3.18 No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon any arrangements made by or on behalf of SCI.

                   4. Representations and Warranties of the Company. The Company represents and warrants to SCI and AAI that, except as set forth in the schedule delivered to SCI concurrently with the execution of this Agreement, which schedule shall identify exceptions and other information by specific Section references (the "Company Disclosure Schedule"):

                  4.1 The Company is a corporation duly organized, validly existing and in good standing under Delaware Law. The Company does not have any subsidiaries.

                   4.2 The Company (i) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (ii) is duly qualified and in good standing in each jurisdiction in which the nature of its business or the nature or location of its assets requires such qualification and where the failure to be so qualified and in good standing would have a Material Adverse Effect on the Company. For purposes of this Agreement, "Material Adverse Effect" means, with respect to the Company, a materially adverse effect on the business, results of operation, financial condition, properties or assets of the Company.

                   4.3 The Company has all necessary corporate power and authority to enter into this Agreement and, subject to approval and adoption of this Agreement by the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote on the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and, subject to approval and adoption of this Agreement by the holders of capital stock of the Company entitled to vote thereon, the performance by the Company of its obligations hereunder have been duly authorized by all requisite corporate action and no other corporate proceedings on the part of the Company are necessary authorize this Agreement or for the Company to consummate the Merger. This Agreement has been duly executed and delivered by duly authorized officers of the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms.

                   4.4 No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required prior to the Effective Time by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

                   4.5 Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or result in a breach of any of the terms or provisions of the Company's Certificate of Incorporation or By-Laws,
(ii) violate any statute or administrative regulation, or any order, writ, injunction, judgment or decree of any court or governmental authority or any arbitration award to which the Company is a party or by which the Company is bound or (iii) violate, conflict with, breach, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Company under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company is a party or to which it or any of its properties or assets is subject, except in the case of clauses (ii) or (iii) for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances that do not and will not, individually or in the aggregate, (x) have a Material Adverse Effect on the Company or (y) materially impair the Company's ability to perform its obligations under this Agreement

                   4.6 As of the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of Company Common, 5,000,000 shares of Class B Common and 5,000,000 shares of preferred stock, par value $1 per share (the "Company Preferred"). As of February 14, 2005, 6,739,383 shares of Company Common and 1,185,265 shares of Class B Common were issued and outstanding and 2,000,000 shares of Company Preferred were issued and outstanding, all of which were designated as Series A Preferred. There are no other shares of capital stock of the Company authorized, issued or outstanding. All of the issued and outstanding shares of Company Common and Company Preferred were validly issued and are fully paid and nonassessable. As of February 14, 2005 there are outstanding warrants to purchase 725,795 shares of Company Common and 5% and 15% of the Company Common, all of which will be cancelled at the Effective Time. Except as set forth above, there are no outstanding subscriptions, options, warrants, rights (including preemptive rights), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue any securities of any kind.


                   4.7 The Company has delivered to SCI audited financial statements of the Company as at December 31, 2004 and for the period then ended and unaudited financial statements of the Company as at September 30, 2005 and for the period then ended (the Company Financial Statements"). Such statements have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto and except for estimates permitted under GAAP for unaudited interim financial statements) and fairly present in all material respects the consolidated financial position of the Company as at the dates thereof and the consolidated results of its operations, cash flows and changes in financial position for the periods indicated therein.

                   4.8 Except as set forth in the Company Financial Statements, including the notes thereto, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities or obligations (i) which were incurred after September 30, 2005 in the ordinary course of business or (ii) which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                   4.9 Since September 30, 2005, (i) the Company has not suffered or, to the Company's knowledge, been threatened with a change (other than changes generally affecting the industries in which the Company operates or changes relating to the transactions contemplated by this Agreement) which could have a Material Adverse Effect on the Company; and (ii) the Company has operated only in the ordinary course of business consistent with past practice.

                   4 .10

                   4.10.1 There have been properly completed and filed on a timely basis all Returns required to be filed by the Company in each case where the failure to properly complete or file any Return would have a Material Adverse Effect on the Company. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Company and any other information required to be shown thereon, in each case where the failure to do so would have a Material Adverse Effect on the Company.

                   4.10.2 With respect to all amounts in respect of Taxes imposed upon the Company, or for which the Company is liable to taxing authorities, with respect to all taxable periods or portions of periods ending on or before the date hereof, all applicable Tax laws have been complied with where the failure to comply with such laws would have a Material Adverse Effect on the Company, and all amounts that are required to have been paid by the Company to taxing authorities on or before the date hereof have been paid where the failure to pay such amounts would have a Material Adverse Effect on the Company.

                   4.10.3 No issues have been raised or are currently pending by any tax authority in connection with any of the Returns which if decided adversely to the Company would have a Material Adverse Effect on the Company. There are no material outstanding waivers of the applicable statutes of limitation with respect to Tax liabilities of the Company.

                   4.10.4 The Company has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                   4. 11

                   4.11.1 The Company maintains, administers or contributes to only those employee benefit plans (as defined in Section 3(3) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA), or deferred compensation, severance, vacation, sick leave, fringe benefit, stock purchase, stock option, stock-related plan, incentive, insurance or similar contract, policy, arrangement or commitment, for the benefit of employees or former employees of the Company which are described in the Company Disclosure Schedule (the "Company Plans").

                   4.11.2 All Company Plans comply with and are and have been operated in accordance with each applicable provision of ERISA, the Code (including, without limitation, the requirements of Code Section 401(a) to the extent any Company Plan is intended to conform to that Section, subject to any pending application to the Internal Revenue Service for a "determination letter" to such effect), other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith, except in any case where the failure to so comply or so be operated would not have a Material Adverse Effect on the Company.

                   4.12 Except as set forth on the Company Disclosure Schedule, there is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission, authority, agency or other administrative authority, pending or, to the Company's knowledge, threatened against the Company or with respect to or affecting the Company's operations, business or financial condition, which have a reasonable probability of being decided adversely to the Company and which, if so decided adversely, would have a Material Adverse Effect on the Company.

                   4.13 The Company is not a party to, or bound by, any judgment, writ, injunction, decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any Governmental Entity) with respect to or affecting the properties, assets, personnel or business activities of the Company, the enforcement or operation of which or compliance with which would have a Material Adverse Effect on the Company.

                   4.14 Except with respect to Environmental laws (which are addressed in Section 4.15 hereof), the Company is not in violation of, noncompliance with, or delinquent in respect to, any judgment, writ, injunction, decree order or arbitration award or law, statute, or regulation of or agreement with, or any permit from, any Governmental Entity, to which the property, assets, personnel or business activities of the Company are subject, which violation, noncompliance or delinquency would have a Material Adverse Effect on the Company.

                   4.15 The Company and its assets and business are in compliance in all material respects with, and not otherwise subject to liability under, any Environmental Laws or any Environmental Permits. Every written notice, citation or complaint which the Company has received in the past five years of any alleged violation of, or liability under, any Environmental Law or Environmental Permit has been corrected in all material respects. The Company possesses all Environmental Permits which are required by it for the operation of its business where the failure to do so would have a Material Adverse Effect on the Company.

                   4.16

                   4.16.1 The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all intellectual property, including, without limitation, all patents, copyrights, trademarks, trade names and rights in respect of the foregoing, material to the conduct of the business of the Company. Each item of intellectual property owned or used by the Company immediately prior to the Effective Time will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent thereto. The Company has taken all necessary action to maintain and protect each item of intellectual property that it owns or uses.

                   4.16.2 To the knowledge of the Company, it has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties, and it has never received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any intellectual property rights of any third party). To the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of the Company.

                   4.16.3 The Company Disclosure Schedule identifies each patent, trademark or copyright which has been issued to the Company with respect to any of its intellectual property, each pending patent application or application for registration which the Company has made with respect to any of its intellectual property and each license, agreement or other permission which the Company has granted to any third party with respect to any of its intellectual property (together with any exceptions).The Company has delivered to SCI complete copies of all such patents, trademark, copyrights, registrations, applications, licenses, agreements and permissions (as amended to date). With respect to each item of intellectual property so identified in the Company Disclosure Schedule, (i) the Company possesses all right, title and interest in and to the item, free and clear of any lien, encumbrance, license or other restriction, (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge, (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or to the knowledge of the Company threatened which challenges the legality, validity, enforceability, use or ownership of the item and (iv) the Company has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to the item.

                   4.16.4 The Company Disclosure Schedule identifies each item of intellectual property that any third party owns and the Company uses pursuant to license, sublicense, agreement or permission. The Company has delivered to SCI correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date). With respect to each such item, (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect and will continue to be so after the Effective Time, (ii) neither the Company nor, to the Company's knowledge, no other party to any such license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default that would permit termination, modification or acceleration thereunder, (iii) neither the Company nor, to the Company's knowledge, any other party to the license, sublicense, agreement or permission has repudiated any provision thereof, (iv) with respect to each sublicense, the representations and warranties set forth in clauses (i) through (iii) are true and correct with respect to the underlying license, (v) the underlying item of intellectual property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge, (vi) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or the knowledge of the Company threatened which challenges the legality, validity or enforceability of the underlying item of intellectual property and (vii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

                   4.17 The Company has disclosed on the Company Disclosure Schedule a list of and made available to SCI (i) true and complete copies of all written contracts, agreements, commitments, arrangements, leases (including with respect to personal property), and other instruments to which it is a party or by which it is bound the loss, default breach or violation of which would have a Material Adverse Effect on the Company ("Material Contracts"). Except as set forth on the Company Disclosure Schedule, the Company is not and has not received notice asserting that it is, and has no knowledge that any other party is, in default in any material respect under any such Material Contract and to the Company's knowledge there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

                   4.18 No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.


                   5.      Conduct of Business Pending the Merger.

                   5.1 Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless SCI shall otherwise agree in writing:

                   5.1.1 The Company shall use its reasonable best efforts to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use its reasonable best efforts to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with persons and entities having business dealings with it to the end that its goodwill and on-going business shall be unimpaired at the Effective Time, except such impairment as would not have a Material Adverse Effect on the Company. The Company shall use its reasonable best efforts to, (i) maintain its books, accounts and records in the usual manner consistent with prior practices;
(ii) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company; and (iii) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound;

                   5.1.2 Except as required or permitted by this Agreement, the Company shall not and shall not propose to (i) amend its Certificate of Incorporation or By-Laws or except as required by court order hold any meeting of stockholders except a meeting called solely for purpose of approving the Merger, (ii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property or (iii) directly or indirect redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Company capital stock;

                   5.1.3 The Company shall not (i) except as required or permitted by this Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class or incur any liability in respect of (a) borrowed money, (b) capitalized lease obligations, (c) deferred purchase price of property or services (other than trade payables in the ordinary course) and
(d) guarantees of any of the foregoing ("Indebtedness") (other than pursuant to existing arrangements for use in the ordinary course of business and consistent with past practice) or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock; (ii) except as required or permitted by this Agreement, acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business; (iii) incur additional Indebtedness or encumber or grant a security interest in any asset or enter into any other transaction other than in each case in the ordinary course of business; (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                   5.1.4 Except as disclosed in the Company Disclosure Schedule, the Company shall not, except as expressly permitted by this Agreement or required to comply with applicable law or this Agreement or pursuant to the terms of existing agreements that were not required to be included in the Company Disclosure Schedule, (i) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of any director or officer or any employee (except, with respect to employees, for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company relative to the level in effect prior to such amendment), (iii) pay any benefit not provided under any existing plan or arrangement, (iv) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employ plan, agreement, contract or arrangement or Company Plan other than in the ordinary course of business consistent with past practice or (vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing, provided, however, that nothing contained herein shall prevent the Company from paying any bonus to or increasing the compensation of any employee in accordance with the terms of any employment agreement for such employee that was provided to SCI prior to the date hereof; and

                   5.1.5 Between the date hereof and the Effective Time (i) the Company shall consult with SCI on a regular basis with respect to all operating decisions which could be expected to result in a material change in the business of the Company as presently operated which are not in the ordinary course of business; and (ii) subject to Section 9.11, the Company shall permit representatives of SCI to have full and unrestricted access to such information, documents, facilities and personnel as they may from time to time request.

                           5.2 Conduct of Business by SCI Pending the Merger.
Prior to the Effective Time, unless the Company shall otherwise agree in writing and except as otherwise required by this Agreement:

                   5.2.1 SCI shall, and shall cause the SCI Subsidiaries to, use their reasonable best efforts to preserve their relationships with persons and entities having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Time, except such impairment as would not have a Material Adverse effect on SCI. SCI shall and shall cause the SCI Subsidiaries to use their reasonable best efforts to (i) maintain its books, accounts and records in the usual manner consistent with prior practice; (ii) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to SCI and the SCI Subsidiaries; (iii) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear expected; and (iv) perform in all material respect its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would not result in a Material Adverse Effect on SCI;

                   5.2.2 Except as required or permitted by this Agreement, SCI shall not and shall not propose to (i) amend its Certificate of Incorporation or By-Laws or except as required by court order hold any meeting of stockholders, (ii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the SCI, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property or (iii) directly or indirect redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of SCI capital stock;

                   5.2.3 SCI shall not and shall not permit any SCI Subsidiary to, (i) except as required or permitted by this Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class or incur any liability in respect of (a) borrowed money, (b) capitalized lease obligations,
(c) deferred purchase price of property or services (other than trade payables in the ordinary course) and (d) guarantees of any of the foregoing ("Indebtedness") (other than pursuant to existing arrangements for use in the ordinary course of business and consistent with past practice) or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock; (ii) except as required or permitted by this Agreement, acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business; (iii) incur additional Indebtedness or encumber or grant a security interest in any asset or enter into any other transaction other than in each case in the ordinary course of business; (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                   5.2.4 Except as disclosed in the SCI Disclosure Schedule, SCI shall not, and shall not permit any SCI Subsidiary to, except as expressly permitted by this Agreement or required to comply with applicable law or this Agreement or pursuant to the terms of existing agreements that were not required to be included in the SCI Disclosure Schedule, (i) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other SCI Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of any director or officer or any employee (except, with respect to employees, for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to SCI relative to the level in effect prior to such amendment), (iii) pay any benefit not provided under any existing plan or arrangement, (iv) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or SCI Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employ plan, agreement, contract or arrangement or SCI Plan other than in the ordinary course of business consistent with past practice or (vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing, provided, however, that nothing contained herein shall prevent SCI from paying any bonus to or increasing the compensation of any employee in accordance with the terms of any employment agreement for such employee that was provided to the Company prior to the date hereof; and

                   5.2.5 Between the date hereof and the Effective Time, (i) SCI shall provide to the Company within 25 days after the end of each month such financial statements as are customarily prepared by SCI on a monthly basis; (ii) SCI and each SCI Subsidiary shall promptly advise the Company of developments which could be expected to result in a material change in the business of SCI or any SCI Subsidiary as presently operated; and (iii) subject to SCI's contractual obligations to maintain confidentiality of certain agreements to which SCI or any SCI Subsidiary is a party, SCI and each SCI Subsidiary shall permit representatives of the Company to have access to such information, documents, facilities and personnel as the Company may from time to time request.

                   5.3 Notice of Breach. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Agreement, and will use all reasonable efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Schedule or the SCI Disclosure Schedule.

        6.         Additional Agreements.

                   6.1 Shareholders Meeting. The Company shall promptly take all steps necessary to call a shareholders meeting for the holders of its capital stock entitled to vote on the Merger for the purpose of obtaining such approval or, in lieu thereof, shall circulate a form of shareholder consent to obtain the consents required under Delaware Law.

                   6.2 Regulatory Compliance. The Company, AAI and SCI will use their respective best efforts to comply promptly with all requirements which federal or state law may impose on them with respect to the Merger. SCI will take all such action as may be necessary under the federal securities laws applicable to or necessary for, and will file and, if appropriate, use their its efforts to have declared effective or approved, all documents and notifications with the SEC and other governmental or regulatory bodies which it deems necessary or appropriate for the consummation of the Merger and the transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates to enable such other party to take such actions. No party hereto will intentionally take, or omit to take, any action, which action or omission will have the effect of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing or registration. SCI shall file in a timely manner all reports and documents required to be so filed by or under the Exchange Act.

                   6.3 Registration Rights. SCI shall grant piggyback registration rights with respect to 10% of the SCI Common into which the Series 1 Preferred is convertible (15% with respect to the shares underlying the Series 1 Preferred and warrants referenced in Section 7.3.6) and, if such shares are registered, shall use its reasonable best efforts to keep any such registration statement effective until the shares covered thereby may be freely sold by the persons holding such Series 1 Preferred or such underlying SCI Common under Rule 144 or Rule 145 under the Securities Act, subject to reasonable blackout periods to permit the Company to accomplish its corporate objectives.

                   6.4 Consulting Agreement. SCI shall at the Effective Time enter into a consulting agreement with Mark Germain at a rate of compensation of $10,000 per month retroactive to October 2003 (with respect to which, consulting fees of $210,000 are accrued but unpaid as of the Effective Time and shall be paid promptly after the Effective Time) plus 3% of the value of any corporate transaction Mr. Germain introduces to the Company, other than sales of products in the ordinary course of business.

                   7.      Closing Conditions.

                   7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

     7.1.1 Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company Stockholders, and shall have been approved and adopted by SCI in its capacity as the sole shareholder of AAI;

                   7.1.2 Governmental Approvals. Other than the filing of the Certificate of Merger in accordance with Delaware Law, all Licenses, permits, registrations, authorizations, consents, waivers, orders or other approvals required to be obtained, and all filings, notices or declarations required to be made, by SCI and the Company in order to consummate the Merger and the transactions contemplated hereunder shall have been obtained from, and made with, all required Governmental Entities, without any material condition thereto;

                   7.2 Additional Conditions to Obligations of SCI. The obligations of SCI to effect the Merger and the transactions contemplated herein are also subject to the following conditions:

                   7.2.1 Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. SCI shall have received a certificate of the Chief Executive Officer of the Company to the foregoing effect.

                   7.2.2 Agreement and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. SCI shall have received a certificate of the Chief Executive Officer of the Company to the foregoing effect.

                   7.2.3 No Material Adverse Change to the Company. From the date hereof through and including the Effective Time, no event shall have occurred which would have a Material Adverse Effect on the Company. SCI shall have received a certificate of the Chief Executive Officer of the Company to the foregoing effect.

                   7.2.4 Third Party Consents. All third party consents shall have been received which may be required to avoid the breach of any material agreements to which the Company is a party, including consents of lessors, in order to consummate the Merger and the transactions contemplated hereby.


                   7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions:

                   7.3.1 Representations and Warranties. Each of the representations and warranties of SCI contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Company shall have received a certificate of the Chief Executive Officer of SCI to the foregoing effect.

                   7.3.2 Agreements and Covenants. SCI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of the Chief Executive Officer of SCI to the foregoing effect.

                   7.3.3 No Material Adverse Change to SCI. From the date hereof through and including the Effective Time, no event shall have occurred which would have a Material Adverse Effect on SCI. The Company shall have received a certificate of the Chief Executive Officer of SCI to the foregoing effect.

                   7.3.4 Third Party Consents. All third party consents shall have been received which may be required to avoid the breach of any material agreements to which SCI or any SCI Subsidiary is a party, including consents of lessors, in order to consummate the Merger and the transactions contemplated hereby.

                   7.3.5 Agreements with Eaglestone. SCI shall have (i) entered into an agreement with Eaglestone, on such terms as the parties may agree and effective at the Effective Time, providing Eaglestone with a 2.5% royalty on the gross revenues received by SCI and its subsidiaries from the sale of the Company's products, subject to SCI's right to buy out such royalty right with a $10 million cash payment to Eaglestone and (ii) exchanged the $3,150,195 debt, together with interest accrued thereon after March 31, 2005, owed by the Company to Eaglestone (the "Eaglestone Debt") for a secured promissory note of SCI in the amount of $2,935,000, due on June 15, 2009 or earlier in accordance with the terms of such note (the "New Eaglestone Debt").

                   7.3.6 Arrangements with SCI Management. The three senior members of SCI management prior to the Effective Time shall have entered into mutually acceptable agreements with SCI, effective at the Effective Time, terminating their existing employment agreements in exchange for new one-year agreements providing for aggregate cash payments to such individuals of $972,686 and $23,000 per month for one year, and SCI shall sell to such persons, and such persons shall purchase from SCI, for $510,000 in the aggregate, shares of Series 1 Preferred convertible into 17 million shares of SCI Common and warrants on terms mutually acceptable to the parties to purchase 8.5 million shares of SCI Common for $.06 per share.

                   7.3.7 Restructuring Company Debt. At the Effective Time (i) debt owed by the Company to Mark Germain and Norman Sussman shall become obligations of SCI in the aggregate amount of $400,000, and shall rank pari passu with each other and the New Eaglestone Debt and be repayable on the same terms as the New Eaglestone Debt and (ii) other debt of the Company shall be exchanged for shares of Series 1 Preferred at a rate that would convert each $.01 principal amount of such debt in the case of $775,000 of Company debt and $.03 principal amount of such debt in the case of other debt of the Company into one share of SCI Common upon conversion of the Series 1 Preferred, together with five-year warrants to purchase shares of SCI Common at $.06 per share, all as set forth in more detail in Schedule 7.3.7 hereto.

                   8.   Termination;  Effect of Termination.

                   8.1 Right to Terminate. Anything to the contrary herein notwithstanding, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Effective Time by prompt notice given in accordance with Section 9.3:

                   8.1.1 by the mutual written consent of SCI and the Company (with the approval of their respective Boards of Directors);

                   8.1.2 by SCI (with the approval of its Board of Directors) or the Company (with the approval of its Board of Directors) if the Effective Time shall not have occurred at or before 11:59 p.m. New York time on February 14, 2006; provided, however, that the right to terminate this Agreement under this
Section 8.1.2 shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has caused such Effective Time not to occur;

                   8.1.3 by SCI (with the approval of its Board of Directors), by giving written notice of such termination to the Company, if (i) there has been a material breach of any material agreement of the Company herein, such that in the reasonable opinion of SCI, the condition to closing in Section 7.2.2 could not be expected to be satisfied by the termination date contemplated by
Section 8.1.2 hereof or (ii) there has been a material breach of any material representation or warranty of the Company herein such that, in the reasonable opinion of SCI, the condition to closing in Section 7.2.1 could not be expected to be satisfied by the termination date contemplated by Section 8.1.2 hereof; or

                   8.1.4 by the Company (with the approval of its Board of Directors), by giving written notice of such termination to SCI, if (i) there has been a material breach of any material agreement of SCI herein, such that in the reasonable opinion of the Company, the condition to closing in Section 7.3.2 could not be expected to be satisfied by the termination date contemplated by
Section 8.1.2 hereof or (ii) there has been a material breach of any material representation or warranty of SCI herein, such that in the reasonable opinion of the Company, the condition to closing in Section 7.3.1 could not be expected to be satisfied by the termination date contemplated by Section 8.1.2 hereof.

                   8.2 Certain Effects of Termination. In the event of the termination of this Agreement as provided in Section 8.1 hereof:

                  8.2.1 Except as provided in Section 8.2.2 hereof, this Agreement shall forthwith become void, there shall be no liability on the part of SCI, AAI or the Company or any of their respective affiliates, officers or directors and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth this Agreement, prior to such termination; and

                  8.2.2 Each party, if so requested by the other party, will return promptly every document furnished to it by or on behalf of the other party in connection with the transaction contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made.


This Section 8.2 shall survive any termination of this Agreement.

                   9.      Miscellaneous.

                   9.1 Effectiveness of Representations, Warranties and Agreements.

                   9.1.1 Except as set forth in Section 9.1.2, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution this Agreement.

                   9.1.2 The representations, warranties and agreements in this Agreement shall terminate one year after the Effective Time or upon the termination of this Agreement pursuant to Article 8 hereof, except to the extent set forth therein.

                   9.1.3 From and after the Effective Time, and for the time periods set forth in Section 9.1.2 hereof, James Kelly, Mark Germain and Margie Chassman (each, an "Indemnitor") jointly and severally agree to indemnify and hold harmless SCI and AAI from and against any loss, claim, expense, charge or damages (collectively, a "Loss") resulting from a material breach of any representation, warranty or agreement of the Company set forth herein. Notwithstanding the foregoing, any Indemnitor may satisfy in full his or her obligations under this Section 9.1.3 by surrendering to SCI the lesser of (a) 10% of the shares of Series 1 Preferred (and of the SCI Common that may be issued upon conversion thereof) received by such Indemnitor in the Merger and
(b) shares of Series 1 Preferred (and of the SCI Common that may be issued upon conversion thereof) having a fair market value on the date of surrender equal to the Loss multiplied by a fraction, the numerator of which is the number of shares of Series 1 Preferred received by such Indemnitor in the Merger and the denominator of which is the number of shares of Series 1 Preferred received by all the Indemnitors in the Merger.

                   9.2 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement and in any financial statements, schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied and except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith

                   9.3     Notices. Any and all notices or other
communications or deliveries required or permitted to be given made pursuant to any of the provisions of this Agreement shall deemed to have been duly given or made for all purposes if sent by certified or registered mail, return receipt requested and postage prepaid, hand delivered, overnight delivery service, or sent by telephone facsimile as follows:






                           If to SCI or AAI, at:

                           Stem Cell Innovations, Inc.
                           1812 Front Street
                           Scotch Plains, New Jersey 07076
                           Attention:  Lawrence M. Gordon
                           Tel. (908) 663-2150
                           Fax  (908) 663-2152



                           If to the Company, at:

                           Amphioxus Cell Technologies, Inc.
                           11122 Richmond Avenue, Suite 180
                           Houston, TX 77082
                           Attention: James H. Kelly
                           Tel. (281) 679-7900
                           Fax  (281) 679-7910

or at such other address as any party may specify by notice give to other party in accordance with this Section. The date of giving of any such notice shall be three days following the posting of the mail, the date of hand delivery, the business day following delivery to an overnight delivery service or the date sent by telephone facsimile.

                   9.4 No Waiver. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver in respect of any subsequent breach or default either of similar or different nature, unless expressly so stated in writing.

                   9.5     Governing Law. Except to the extent that Delaware
Law is mandatorily applicable to the Merger and the rights of the holders of capital stock of the Company, this Agreement shall be governed, interpreted and construed in accordance with the laws of the State of New York applicable to contracts to be performed entirely within that State. Should any clause, section or part of this Agreement be held or declared to be void or illegal for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

                   9.6 Expenses. Transfer Taxes; Certain Payments.Each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and other professional fees and expenses.

                   9.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

                   9.8 Binding Agreement. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer third-party beneficial rights on any other person.

                   9.9 Headings. The headings or captions under sections of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

                   9.10 Counterparts. This Agreement may be executed in one or more counterparts each of which when taken together shall constitute one agreement.

                   9.11 Confidentiality. Each party will hold, and will use its best efforts to cause its representatives and prospective financing parties to which such documents and information are furnished to hold, in strict confidence, unless (i) compelled to disclose by judicial or administrative process or by other requirements of applicable laws of governmental or regulatory authorities (including, without limitation, in connection with obtaining the necessary approvals of this Agreement or the transactions contemplated hereby of governmental or regulatory authorities), or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party and its subsidiaries furnished to it by such other party or its representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (x) previously known by the Company or SCI, as the case may be, or its representatives or prospective financing parties, (y) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of the Company or SCI, as the case may be, and its representatives and prospective financing parties or
(z) later acquired by the Company or SCI, as the case may be, or its representatives or prospective financing parties from another source if the recipient is not aware that such source is under an obligation to the Company or SCI, as the case may be, to keep such documents and information confidential.

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

                             STEM CELL INNOVATIONS, INC.

                                By: /s/Lawrence M. Gordon
                              Name: Lawrence M. Gordon
                             Title: Chief Executive Officer

                             AMPHIOXUS ACQUISITION, INC.

                                By:/s/ Lawrence M. Gordon
                              Name: Lawrence M. Gordon
                             Title: Chief Executive Officer


                             AMPHIOXUS CELL TECHNOLOGIES, INC.

                                 By:/s/James H. Kelly
                               Name: James H. Kelly
                              Title: Chief Executive Officer

Acknowledged and Agreed as to
Section 9.1.3


/s/ James H. Kelly
James Kelly


/s/ Mark Germain
Mark Germain


/s/ Margie Chassman
Margie Chassman





                                                                       EXHIBIT 6

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                           AND RIGHTS OF THE COMPANY'S
                            SERIES 2 PREFERRED STOCK


                          CERTIFICATE OF DESIGNATIONS,
                            PREFERENCES AND RIGHTS OF
                            SERIES 2 PREFERRED STOCK
                                       OF
                           STEM CELL INNOVATIONS, INC.
                             A Delaware Corporation

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

         1.       Authorizing Resolutions.

         Stem Cell Innovations, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were duly adopted on February 10, 2006 by the Board of Directors of the Corporation pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:

                  RESOLVED, that, pursuant to the authority conferred upon the Board of Directors by Article IV of the Certificate of Incorporation of the Corporation, there is hereby established a series of authorized preferred stock of the Corporation having a par value of $.01 per share (the "Preferred Stock"), which series shall be designated as Series 2 Preferred Stock (the "Series 2 Preferred Stock") and shall consist of Two Million (2,000,000) shares, all of which are to be issued to Eaglestone Investment Partners I, L.P. ("Eaglestone") or its assigns;

                  RESOLVED FURTHER, that the relative rights and preferences of the shares of the Series 2 Preferred Stock of the Corporation shall be as follows:

Section 1.        Rank.

                  The Series 2 Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior to the Series 1 Voting Convertible Preferred Stock, par value $.01 per share (the "Series 1 Preferred Stock"), and to the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation any shall rank senior to any other series of Preferred Stock hereafter established by the Board of Directors, unless the statement establishing such series provides that it ranks on parity with the Series 2 Preferred Stock. The Series 1 Preferred Stock and the Series 2 Preferred Stock are the only series of Preferred Stock currently authorized by the Corporation.

Section 2.        Dividends.

     No dividends or other distributions attributable to the ownership of capital stock of the Corporation shall be paid on any class of the Corporation's stock until the Series 2 Preferred Stock has been completely redeemed, provided that the payment in cash in lieu of the issuance of fractional shares of Common Stock of the Corporation in the case of a reverse stock split of such Common Stock shall not be deemed to be a dividend or distribution for purposes of this
Section 2.

Section 3.        Liquidation.

         3A. Priority of Series 2 Preferred Stock upon Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) (a "Liquidation Event"), each holder of Series 2 Preferred Stock shall be entitled to be paid (a "Preferred Liquidation Payment"), before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon). If upon any such Liquidation Event, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders of Series 2 Preferred Stock and any series of Preferred Stock hereafter designated by the Corporation's Board of Directors ranking on parity with the Series 2 Preferred Stock based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series 2 Preferred Stock and the liquidation value of such other series of Preferred Stock ranking on parity with the Series 2 Preferred Stock held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such Liquidation Event to each record holder of Series 2 Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such Liquidation Event. For purposes of this
Section 3A, neither a Qualified Offering or a Realization Event shall be deemed to be a Liquidation Event hereunder.

Section 4.        Redemptions.

         4A. Mandatory Redemption. The Series 2 Preferred Stock shall be redeemed on June 15, 2009 in accordance with this Section 4. In addition, the Series 2 Preferred Stock shall be periodically redeemed by payment of the Relevant Percentage of the Excess Proceeds of a Qualified Offering or Qualified Offerings. Further, Shares of Series 2 Preferred Stock shall be periodically redeemed by payments of 25% of all "Net Income" of the Corporation exceeding $1,000,000 measured cumulatively from the date of the issuance of the Series 2 Preferred Stock to the extent such amounts are not used to pay principal and interest on the Promissory Notes of the Corporation issued to Eaglestone or its assigns, Mark Germain and Norman Sussman concurrently with the issuance of the Series 2 Preferred Stock (the "Notes"), such Net Income to be determined annually and such percentage to be payable promptly after the calculation of Net Income but in any event on or before the expiration of 105 days following the end of each calendar year, to redeem whatever number of Shares are redeemable from such percentage of Net Income purchasable at the per Share allocation of the Liquidation Value. Net Income for these purposes shall mean net after tax income calculated using Generally Accepted Accounting Principles, but adding back to the calculation any compensation paid to Mark Germain by the Corporation or any of its affiliates of amounts exceeding $120,000 per year. The Series 2 Preferred Stock shall also, to the extent the Notes have been repaid in full, be periodically redeemed by all royalty payments under the Royalty Agreement between the Corporation and Amphioxus Cell Technologies, Inc., on the one hand, and Eaglestone, on the other hand (the "Royalty Agreement"), other than royalty payments related to the C3A Cell Line Technologies, as defined therein. Except to the extent notice is waived in accordance with applicable law, notice of any such redemption shall be hand delivered (or delivery otherwise confirmed by the holders) to the holders of the shares of Series 2 Preferred Stock to be redeemed, not later than the fifth day and not earlier than the thirtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the redemption price, which shall be $1.5325 per Share;
(iii) the number of Shares to be redeemed; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. On or after the date fixed for redemption as stated in such notice, each holder of the Shares called for redemption shall surrender the certificate evidencing such Shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price; if less than all Shares held by a holder are to be redeemed, the Corporation shall issue a new certificate in the proper denomination for the Shares remaining outstanding after the redemption.

         4B. Optional Redemption. The shares of Series 2 Preferred Stock, at the option of the holders thereof, shall be redeemable upon a Realization Event by payment in cash of the full Liquidation Value, provided, however, that, in the event such redemption occurs on or prior to the date which is fifteen (15) months from the date of issuance of the Series 2 Preferred Stock, the aggregate amount to be paid in full redemption of the Series 2 Preferred Stock, when taken together with all amounts delivered in repayment of the principal amount of Notes issued to Eaglestone and its assigns and all amounts previously paid in redemption of any shares of Series 2 Preferred Stock, including in each case all royalty payments under the Royalty Agreement other than royalty payments related to the C3A Cell Line Technologies and all principal amounts of such Notes and Liquidation Value of shares of Series 2 Preferred Stock converted into equity securities of the Corporation in a Qualified Offering, shall equal exactly $4,800,000. All or any portion of the shares of Series 2 Preferred Stock, at the option of the Corporation, shall be redeemable at any time, and from time to time, in accordance with this Section 4. Except to the extent notice is waived in accordance with applicable law, notice of any Realization Event and the option to effect such redemption shall be given as set forth in Section 4A above, not later than the thirtieth day and not earlier than the sixtieth day before the date of the Realization Event. Each such notice shall state: (i) the nature, terms and parties involved in the Realization Event, the alternative redemption dates; (ii) the redemption price; and (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

         4C. Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the date of redemption to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office, or such other location designated pursuant to Section 4A, of the certificate representing such Share) an amount in cash or immediately available funds equal to the Liquidation Value of such Share as of the date of redemption (the "Redemption Price"). Shares are redeemable for only cash.

         4D. Less Than Complete Redemption. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

         4E. Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the Redemption Price of such Share is paid in full to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

     4E. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

     4F. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares nor any other shares of capital stock of the Corporation, except as expressly authorized herein.

Section 5.        Voting Rights.

         5A. Election of Directors. As long as any Shares of Series 2 Preferred Stock are outstanding, in the election of directors of the Corporation, the holders of the Series 2 Preferred Stock, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each Share of Series 2 Preferred Stock entitled to one vote, shall be entitled to, by majority consent of the Holders of Shares (executed and delivered at any time) or at a meeting of stockholders (i) elect one director to serve on the Corporation's Board of Directors until such director's successor is duly elected by the holders of the Series 2 Preferred Stock or until such director is removed from office by the holders of the Series 2 Preferred Stock, provided that such director is Jeffrey D. Warren, Joseph Schuchert or an affiliate of Eaglestone who is approved by the Corporation, or (ii) if the majority of the Holders of Series 2 Preferred Stock elect not to have a director, the Series 2 Preferred Stock as a class designate an advisory director who may be Jeffrey D. Warren or an affiliate of Eaglestone, in which case such advisory director shall receive all notices, data, materials and other information furnished to any directors or to the directors at the time such are made available or distributed to the directors and the right to attend all meetings of the Board of Directors and to have all other rights of a director of the Corporation except only the power to vote. If the holders of the Series 2 Preferred Stock for any reason fail to elect anyone to fill any such directorship or advisory directorship, such position shall remain vacant until such time as the holders of the Series 2 Preferred Stock elect a person to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other stockholders. At and as of the date of issuance of the Shares of Series 2 Preferred Stock, Jeffrey Warren shall be an advisory director to the board of the Corporation. The board of directors of the Corporation shall meet not less often than quarterly, and at least one meeting per year shall be in person. The director or advisory director of the Series 2 Preferred Stock shall be paid all reasonable out-of-pocket expenses for attendance at all in-person board meetings. If there is any change in the Series 2 Preferred Stock by way of stock split, reverse stock split, stock dividend, reclassification, merger, consolidation, reorganization, recapitalization, or any other means, then appropriate adjustments to the provisions of this Section 5A shall be made so that the rights of the Series 2 Preferred Stock under this Section 5A shall not change.

         5B. Other Voting Rights. The holders of the Series 2 Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and shall not be entitled to vote on matters submitted to the stockholders except as required by and in accordance with applicable law.

Section 6. Conversion. The Series 2 Preferred Stock is not convertible, provided, however, that in the event the Corporation undertakes a Qualified Offering, the holders of the Series 2 Preferred Stock shall have the option, to be exercised within 10 days after the completion of any Qualified Offering or part thereof, pro rata to the number of shares held by each such holder, to convert such Series 2 Preferred Stock at the Liquidation Value thereof into the equity securities offered in such Qualified Offering; provided, further, that the maximum number of such equity securities into which the holders of the Series 2 Preferred Stock may convert their shares shall be the excess of 10% of the equity securities offered in such Qualified Offering over the number of such equity securities issued to the holders of the Notes issued to Eaglestone and its assigns in conversion of such Notes, in accordance with the terms thereof, with respect to such Qualified Offering. The conversion of the Series 2 Preferred Stock into such equity securities shall be on all the same terms and conditions as such equity securities were offered in such Qualified Offering, including, without limitation, registration rights and lock-up provisions. Notwithstanding the foregoing, in the event such conversion occurs on or prior to the date which is fifteen (15) months from the date of issuance of the Series 2 Preferred Stock, the aggregate amount of the Series 2 Preferred Stock that may be converted, when taken together with all amounts delivered in repayment of the principal amount of Notes issued to Eaglestone and its assigns and all amounts previously paid in redemption of any shares of Series 2 Preferred Stock, including in each case all royalty payments under the Royalty Agreement other than royalty payments related to the C3A Cell Line Technologies and all prior conversions of principal amounts of such Notes and Liquidation Value of shares of Series 2 Preferred Stock, may not exceed $4,800,000, and in the event such conversion and other payments and conversions equal $4,800,000, the remaining Series 2 Preferred Stock shall be cancelled without further payment.

Section 7. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series 2 Preferred Stock. Upon the surrender of any certificate representing Series 2 Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series 2 Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series 2 Preferred Stock represented by the surrendered certificate.

Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series 2 Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series 2 Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 9.        Definitions.

         "Change of Control" means the sale by or of the Corporation, pursuant to which an unaffiliated third party or parties acquire 50% or more of the equity securities of the Corporation (whether by merger, consolidation, sale or transfer of the Corporation's equity securities) or all or substantially all of the Corporation's assets determined on a consolidated basis.

         "Common Stock" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

        "Corporation" means Stem Cell Innovations, Inc., a Delaware corporation.

         "Excess Proceeds" means the net proceeds to the Corporation of a Qualified Offering in excess of $6.5 million in the case of a single Qualified Offering or in excess of $15 million in the case of a series of Qualified Offerings, which amount shall be increased by the amount of Excess Proceeds of any single Qualified Offering used to pay principal and interest on the Notes or to redeem Shares of Series 2 Preferred Stock, but in any case only to the extent such excess proceeds were not used to calculate an amount required to be used to pay principal or interest on the Notes.

         "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Series 2 Preferred Stock and any series of Preferred Stock of the Corporation hereafter designated by the Board of Directors which, by its terms, ranks on parity with the Series 2 Preferred Stock.

         "Liquidation Event" has the meaning assigned to such term in Section
3A.

         "Liquidation Value" of each and any Share as of any particular date shall be equal to $1.5325, a total of $3,065,000 for all Shares of Preferred Stock.

         "Notes" has the meaning assigned to such term in Section 4A.

         "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Preferred Liquidation Payment" has the meaning assigned to such term in Section 3A.

         "Series 2 Preferred Stock" has the meaning assigned to such term in the introductory paragraph hereof.

          "Qualified Offering" means an offering of equity securities by the Corporation.

         "Realization Event" means a Change of Control occurring prior to June 15, 2009.

         "Redemption Price" has the meaning assigned to such term in Section 4C.

         "Relevant Percentage" means 50% in the case of Excess Proceeds resulting from a single Qualified Offering and 10% in the case of Excess Proceeds resulting from a series of Qualified Offerings (or, in a case where both calculations are possible, the one that results in the largest redemption payment).

         "Share" means a share of Series 2 Preferred Stock.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

Section 10. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the prior written consent of the holders of a majority of the Series 2 Preferred Stock outstanding at the time such action is taken.

Section 11. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).




         IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as true this 14th day of February 2006.

                                                  STEM CELL INNOVATIONS, INC.

                                              /s/ Lawrence M. Gordon
                                                  Chief Executive Officer



                                                                       EXHIBIT 7

                                 EAGLESTONE NOTE


                                 PROMISSORY NOTE

                                                          NOTE NUMBER SPN-1 of 3


$2,935,000.00                                             FEBRUARY 14, 2006



         FOR VALUE RECEIVED, the undersigned, Amphioxus Cell Technologies, Inc., a Delaware corporation ("Amphioxus"), the successor by a series of merger transactions to the businesses of Amphioxus Cell Technologies, Inc., a Delaware corporation ("Old ACT"), and Stem Cell Innovations, Inc., a Delaware corporation ("SCI"), jointly and severally promise to pay to the order of Eaglestone Investment Partners I, L.P. or its assigns, (the "Payee," Payee and any subsequent holder[s] hereof hereinafter individually and collectively referred to as "Holder"), the principal sum of TWO MILLION NINE HUNDRED THIRTY-FIVE THOUSAND AND 00/100THS DOLLARS ($2,935,000.00), together with interest at the rate of 4% per annum accruing from the date hereof until paid on the principal balance from time to time outstanding. Amphioxus and SCI shall herein be referred to jointly and severally as the "Maker." This Note is payable at Payee's offices at the address set forth on the signature page hereto, or such other address as may be designated by Holder from time to time hereafter in writing addressed to Maker.

         This Note represents a restructuring of a series of obligations of Old ACT and Amphioxus to the Payee for cash advances. Further, this Note is one of a series of promissory notes (the "Other Notes"), including specifically this Note and the two other Promissory Notes of Maker (designated Promissory Notes, and numbered as SPN-2 through SPN-3) all of like terms to this Note in the aggregate original principal amount, including this Note, of $3,335,000 as of the date hereof). Payment under this Note shall be made ratably to the obligations owing to holders of the Other Notes under the Other Notes such that any payment under this Note or under the Other Notes (whether made when due or otherwise) shall be made in direct proportion to the respective dollar amounts of the obligations then owed by Maker under the Other Notes and to Payee under this Note. This Note and the Other Notes are referred to as the "SPN Notes."


     The entire outstanding principal balance hereof, together with all accrued and unpaid interest hereon, if not sooner paid or declared due by reason of default hereunder, shall be immediately due and payable in full on the earlier of (i) June 15, 2009 (ii) immediately upon a change of control of the Maker (any merger or other fundamental business transaction altering the control of the Maker or any change in the ownership of Maker or its assets of greater than 50% in equity ownership constituting a change of control for these purposes, or
(iii) upon the filing of a bankruptcy proceeding by or with respect to the Maker. Further, upon the consummation of any sale or sales by the Maker of equity securities at any time following the date hereof (each, a "Subsequent Financing" and collectively, the "Subsequent Financings") that result in the Maker or its successors realizing in excess of $6,500,000 in net proceeds in the case of a single Subsequent Financing or in excess of $15,000,000 in net proceeds in the case of a series of Subsequent Financings (which amount shall be increased by any amounts distributed to the holders of this Note and the Other Notes in connection with any single Subsequent Financing), the greater of fifty (50%) percent of the net proceeds exceeding $6,500,000 in the case of a single Subsequent Financing or 10% of the net proceeds exceeding $15,000,000, increased as set forth above, in the case of a series of Subsequent Financings shall be set aside and paid over ratably to the Payee and the holders of the Other Notes by Maker and applied against this Note and the Other Notes. Further, payments shall be made on this Note (ratably with payments of the Other Notes based on the unpaid principal balance owing) from and out of net after tax income of the Maker such that on an annual basis commencing on the date hereof, 25% of all such income in excess of $1,000,000 measured cumulatively from the date of this Note shall be paid to the Holders of the SPN Notes to reduce the obligations owing under the SPN Notes. Such amount shall be paid within 5 business days after completion of the financial statements of the Maker for any calendar year but in any event no later than 105 days following the end of each calendar year, commencing with the year ending December 31, 2006. Net after tax income shall mean such income as reflected in the audited financial statements of the Maker for the applicable periods, provided that any amounts paid to Mark Germain exceeding $10,000 per month shall be added back to revenue for purposes of calculating the net after tax income, and otherwise the net after tax income shall be determined in accordance with Generally Accepted Accounting Principles. In addition, this Note shall be in part prepaid from time to time with royalty payments paid to Payee under the Royalty Agreement of even date herewith by and between SCI and Amphioxus, on the one hand, and Payee, on the other hand, other than royalty payments related to the C3A Cell Line Technologies, as defined therein, such payments to be a dollar for dollar credit against the indebtedness represented hereby. Such payments shall not be made to the other Holders of SPN Notes.


         Upon the election of the Payee and subject to the limitations described in this paragraph below, at any time either prior to or following a default, and in the Payee's sole and absolute discretion, an amount of principal and accrued interest under this Note as equals 10% of the gross offering proceeds, or so much thereof as is elected by Payee (the "Converted Amount") shall be converted dollar for dollar (upon written notice by Payee to the Maker of the intent to so convert the Note and delivery of the original copy of this Note or an acceptable Lost Certificate affidavit if the Note is lost) into the same securities offered and sold in any Subsequent Financing and at the best price at which any such securities are sold. Payee may make this election at any time within 10 days after the completion of all or any part of any Subsequent Financing, provided written notice has been given in a timely manner of the date and terms of the Subsequent Financing, and if notice is not given in a timely manner, then Payee may exercise such right during the 10-day period following actual deliver of written notice. Any such securities issued upon conversion shall be subject to the same registration rights, lock-up provisions and other agreements, if any, as are applicable to securities issued in such Subsequent Financing generally. Unless Maker agrees otherwise, the maximum amount to be converted in any particular Subsequent Financing shall be 10% of the total dollar amount of securities offered and sold by the Maker or applicable affiliates in the Subsequent Financing.

         The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty, provided that 5 days prior written notice is given to the Payee.

         If any payment hereunder is not paid when due, the indebtedness evidenced by this Note may be declared to be immediately due and payable in full without notice at the option of Holder. Holder may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing the right to declare the indebtedness evidenced hereby due for a subsequent default, this right being a continuing one. In the event of any such default, interest will accrue on this Note at the lower of the rate of 16% on the entire unpaid principal and interest commencing on the date of default, or at the highest lawful non-usurious rate if reformed by reason of the determination of a court of competent subject matter jurisdiction in accordance with the savings provisions of the last paragraph of this Note.

         In the event that this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, the undersigned and any other parties obligated hereon agree to pay a reasonable attorneys' fee, all court and other costs and the reasonable costs of any collection efforts.

         All parties hereto waive demand, notice, presentment and protest.

         The obligations of Maker represented by the Other Notes, and to Holder under this Note are intended to be cross-defaulted and a default under the Other Notes shall be deemed a default under this Note, and vice-versa. Upon default, the obligations owing to the holders of the SPN Notes shall be paid ratably in proportion to the amount of the obligations owing as of the date of recovery out of the proceeds of any recovery from Maker or its successors or any surety or from any collateral pledged to secure the applicable obligations. It is acknowledged that the power and right to declare a default and the exercise of all rights upon default have been irrevocably assigned and delegated by the holders of all the SPN Notes to Joseph S. Schuchert, Esq. (the "Agent") or to such other designee of Eaglestone Investment Partners I, L.P. or its assign as may from time to time be designated to act as the Agent, and no action taken in such event by any other holder of SPN Notes shall be authorized or valid if undertaken without the written approval of the Agent or such designee.

     To the extent any payment of interest or other consideration owing by reason of the credit extended hereunder is determined by a court of competent jurisdiction to exceed the amount permissible under any usury law of any applicable state or other jurisdiction, this Note shall be automatically reformed to allow the payment of the maximum amount of consideration permitted under such law, and the Note shall otherwise remain in full force and effect.

                                                     "MAKER"

                                            AMPHIOXUS CELL TECHNOLOGIES, INC.



                                            By: /s/ James H. Kelly
                                            Title:   Chief Executive Officer

                                            STEM CELL INNOVATIONS, INC.



                                            By: /s/  Lawrence M. Gordon
                                            Title: Chief Executive Officer


Obligations to Payee are payable, and all deliveries required by this Note or any document incidental hereto shall be made, at: 400 Oceangate, Suite 1125, Long Beach, Ca. 90802, with notice to Jeffrey D. Warren, Esq. at PO Box 244A, Duxbury, Ma. 02331








                                                                       EXHIBIT 8

                                ROYALTY AGREEMENT

This Royalty Agreement (this "Agreement") is entered into as of this 14th day of February, 2006 by and among Amphioxus Cell Technologies, Inc., a Delaware corporation ("Amphioxus"), and its parent corporation, Stem Cell Innovations, Inc. ("SCI"), on the one hand, and Eaglestone Investment Partners I, L.P., a Wyoming limited partnership ("EIP"), on the other hand.

As part of the consideration for certain transactions, including the restructuring of debt owed by Amphioxus to EIP, the exchange of Amphioxus equity by EIP for new securities of SCI in connection with the merger of Amphioxus with and into a wholly-owned subsidiary of SCI in a transaction which results in Amphioxus becoming a wholly-owned subsidiary of SCI (the "Merger"), and by EIP facilitating (by forbearance and other acts in compromise of certain rights against Amphioxus) the financing of Amphioxus and the Merger, Amphioxus and SCI have agreed to provide certain rights to receive revenue attributable to, and other rights in, certain technology, including the payment of royalties, fully paid and for the term stated, resulting from the exploitation of the applicable "Technologies" (as defined below).

 NOW THEREFORE, the parties agree as follows:

1.  CERTAIN DEFINITIONS.

"C3A Cell Line Technologies" mean the Technologies utilizing the patents described on Exhibit A hereto and identified on such Exhibit A as relating to the C3A human liver cell line.

"Gross Revenues" means one hundred percent (100%) of all amounts paid to Amphioxus, SCI or their respective successors, parent companies, subsidiaries and affiliates (including, by way of expression, any assignee of the Technologies or products derived therefrom and any successor entity to Amphioxus), as revenues or as consideration, from all sources whatsoever worldwide, including without limitation revenues in cash and other property interests (whether real, personal, tangible or intangible), from sales of products, services and other property, and from leases and licenses of property rights of every kind, but shall not include any amounts received for sales, use or other transaction taxes, duties or shipping costs, shall be subject to the royalty contemplated hereby and includable as revenues. It is acknowledged that Amphioxus does not have any service or product offering that does not in some way integrate or rely upon the Technologies and there shall for purposes hereof be a rebuttable presumption that any product or service sold, and therefore all revenue of SCI and Amphioxus, utilizes the Technologies and are "Gross Revenues" for purposes of the Agreement.

"Royalty Term" means the longest of (i) 10 years from the date hereof or (ii) the length of each and any patent term and all extensions thereof of the Technologies and of any derivative technologies utilizing the Technologies.

"Technologies" means all technology owned by or developed by Amphioxus, SCI or their affiliates, or in which Amphioxus, SCI or such affiliates assert any interest, including all technology and derivative rights associated with the patents described on Exhibit A attached hereto and incorporated by reference. By way of example, the "Technologies" (and revenues therefrom) includes any product such as human liver cells and associated products sold or licensed to any third party or comprising a component of the said product--it being further expressed that the revenues attributable to the entire product, not just any alleged component part, shall be deemed to be Gross Revenue for purposes hereof, and if any component part of a product sold or service provided includes the use of the Technologies, such revenue shall be deemed attributable to the Technologies.

2. ASSIGNENT OF TECHNOLOGIES. SCI and Amphioxus may assign the Technologies to a third party without the consent of EIP, provided (i) that the assignee acknowledges in writing, delivered to both Amphioxus and EIP, the existence of the obligations to pay royalties hereunder, and expressly assumes such obligations on terms reasonably acceptable to EIP, and provided (ii) that all royalties then owing are fully paid.

3. PAYMENT OF ROYALTIES, APPLICATION OF CERTAIN ROYALTIES. In consideration of the various agreements and concessions made by EIP in connection with the Merger and for other consideration (the receipt and sufficiency of which are hereby acknowledged by SCI and Amphioxus), Amphioxus and SCI hereby agree to pay to EIP royalties equal to two and one half percent (2.5%) of Gross Revenues for each calendar quarter in the Royalty Term (the "Royalties"). Amphioxus and SCI shall make the payments due to EIP hereunder with respect to Gross Revenues for each of the applicable calendar quarters in the Royalty Term not later than forty-five (45) days after the end of such calendar quarter. Royalties shall be payable to EIP or its assigns at the addresses for notice below. To the extent that any Royalties due hereunder do not relate to a product or service utilizing the C3A Cell Line Technologies, the full amount of the Royalties attributable to such other Technologies shall be paid, but applied to the indebtedness owed by SCI and Amphioxus to EIP or its assigns under that certain Promissory Note of even date in the principal amount of $2,935,000 and, once such Promissory Note has been repaid in full, to redemption of shares of SCI's Series 2 Preferred Stock, provided, however, that no such Royalties attributable to such other Technologies shall be paid or payable once the principal of and interest on and other amounts, if any, due with respect to such Promissory Note have been paid in full and such Series 2 Preferred Stock has been fully redeemed. Each quarterly payment shall be accompanied by a report stating the amount of Gross Revenue received by SCI and Amphioxus during the applicable quarter, the royalties due, the breakdown of royalties as between royalties attributable to C3A Cell Line Technologies and those that relate to other products or services, and such other information as is required by the Royalty Report Form attached hereto as Exhibit B.

4. AUDITED FINANCIALS, RECORDKEEPING AND INSPECTION. SCI and Amphioxus hereby agree to provide to EIP unaudited financial statements for each calendar quarter in the Royalty Term within forty-five (45) days following the end of such calendar quarter. SCI and Amphioxus hereby agree to provide to EIP financial statements audited by an independent public accounting firm for each calendar year including any calendar quarter in the Royalty Term promptly upon the completion of such financial statements but in any event within ten (10) days after the date on which such statements must be filed with the Securities and Exchange Commission if SCI or Amphioxus is then a reporting company under
Section 12 of the Securities Exchange Act of 1934, as amended, or, if neither of them is such a reporting company, within one hundred (100) days following the end of such calendar year. If the Gross Revenues reported on such audited financial statements differs from the cumulative amounts shown on the quarterly reports for such calendar year, SCI and Amphioxus shall make an adjustment payment to EIP if the amounts shown on the quarterly reports were too low, or EIP shall make an adjustment payment to SCI and Amphioxus if the amounts shown on the quarterly reports were too high, within twenty (20) days following delivery of the applicable audited financial statement. SCI and Amphioxus shall keep at its usual place or places of business complete records of its Gross Revenues for each calendar quarter, for a period of not less than three (3) years following the end of such calendar quarter, and to regularly make entries in such records at its earliest business convenience for the purpose of showing the amounts payable to EIP hereunder. On not less than five days' written notice, EIP shall have the right, not more than once during any twelve-month period, during normal business hours at EIP's expense, to examine any and all of SCI and Amphioxus' records reflecting Gross Revenues for the sole purpose of verifying the accuracy of SCI and Amphioxus' reports of Gross Revenues and the performance of SCI and Amphioxus' obligations to make payments hereunder. In the event that any such examination by EIP discloses an error in the determination of any amounts due hereunder that is confirmed by SCI and Amphioxus' independent auditors, SCI and Amphioxus shall make an adjustment payment to EIP if the amount previously paid was too low, or EIP shall make an adjustment payment to SCI and Amphioxus if the amount previously paid was too high, within twenty (20) days following such independent auditor's confirmation of the error. In the event that any such examination by EIP discloses an error in the determination of any amounts due hereunder that is confirmed by SCI and Amphioxus' independent auditors, such that the amount previously paid to EIP was too low, EIP thereafter shall be entitled to examine SCI and Amphioxus' books and records on a quarterly basis and, if the variance amount is greater than the greater of $15,000 or 15% of the amount actually paid, SCI and Amphioxus shall immediately pay to EIP the costs incurred in conducting such examination.

5. BUY OUT. Amphioxus or its assigns may at any time buy out the royalty obligations hereunder and terminate this Agreement by a cash payment of $10 Million.

6. ATTORNEYS' FEES. In the event either party shall commence any action or proceeding against the other party by reason of any breach or claimed breach in the performance of any of the terms or conditions of this Agreement or to seek a declaration of rights under this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys' fees and costs from the non-prevailing party.

7. CONTROLLING LAW, ARBITRATION. This Agreement shall be interpreted and enforced under, and all questions relating thereto shall be determined in accordance with the laws of the State of Massachusetts. ALL DISPUTES AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE SUBMITTED TO AND RESOLVED IN A FINAL AND BINDING ARBITRATION PROCEEDING UNDER THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASOCIATION (AAA) CONDUCTED IN WILMINGTON DELAWARE OR IN THE OFFICES OF THE AAA IN THE STATE OF DELAWARE, IF ANY, AND THE AWARD FROM WHICH MAY BE ENFORCED IN ANY STATE AND FEDERAL COURT WITH PERSONAL JURISDICTION OVER THE PARTIES OR TO WHICH THEY SUBMIT. THE ARBITRATION SHALL BE CONDUCTED EMPLOYING THE EXPEDITED ARBITRATION PROCEDURES OF THE AAA, BEFORE A SINGLE ARBITRATOR SELECTED AS PROVIDED IN THE COMMERCIAL ARBITRATION RULES OF THE AAA. EXCEPT AS OTHERWISE REQUIRED BY SUCH RULES, THE COSTS OF ANY ARBITRATION SHALL BE DIVIDED EQUALLY BETWEEN SCI AND AMPHIOXUS, ON THE ONE HAND, AND EIP, ON THE OTHER HAND. THE PARTIES WAIVE ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE ARBITRATION PROCEEDING AND TO A TRIAL BY JURY, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.


8. WAIVER. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

9. PARTIAL INVALIDITY. The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

10. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms of their agreement with respect to its subject matter. The obligations of SCI and Amphioxus to pay the royalties contemplated by this Agreement are not dependent on nor limited by any other contract or agreement between SCI and Amphioxus and EIP. This Agreement may not be contradicted by evidence of any prior or contemporaneous agreement, oral or written, and this Agreement may not be explained or supplemented by evidence of consistent additional terms. This Agreement supersedes, merges, and voids all prior representations, statements, negotiations, understandings, proposed agreements, and other agreements, written or oral, relating to its subject matter.

11. AMENDMENTS. This Agreement may not be amended, modified or supplemented except by a writing executed by all parties.

12. COUNTERPARTS. This Agreement may be signed in counterparts, each an original but all one and the same instrument.

13. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of EIP and any successors and permitted assigns of Amphioxus and SCI, and shall be binding upon the successors and assigns of Amphioxus and SCI and of EIP. By way of expression, the obligation to pay the Royalties and EIP's right to receive them, run with the Technologies, and any successor of all or any portion of the Technologies shall be similarly bound hereby to account for Gross Revenues and pay the Royalties, and otherwise comply fully with the terms of this Agreement as though signing on behalf of and to the full extent that Amphioxus and SCI are hereby bound. EIP may assign its rights under this Agreement to any person or other party, provided notice of such assignment is provided to SCI and Amphioxus within 30 days of effecting such assignment.

14. FURTHER ASSURANCES. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other documents as any other party may reasonably request from time to time in order to carry out the intent and purpose of the Agreement contemplated hereby. Neither SCI and Amphioxus nor any of their affiliates shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform the obligations herein required to be performed by them.

15. NOTICES. Any notice or other communication required or permitted under this Agreement shall be in writing and either personally delivered or deposited in the United States mail, prepaid, first class, certified or registered, return receipt requested, addressed as follows:

         (a)  If to Amphioxus:

                             Amphioxus Cell Technologies
                             11122 Richmond Ave, Suite 180
                             Houston, TX 77082
                             Attn:  President or Jim Kelly, PhD

(b)      If to SCI

                       Stem Cell Innovations, Inc.
                       1812 Front Street
                       Scotch Plains, NJ. 07076
                       Attn. Larry Gordon






            With a copy to:

                       Andrew Levinson, Esq.
                       Greenberg & Kahr
                       230 Park Avenue, Suite 430
                       New York, NY 10169
..

(c)      If to EIP

                       Eaglestone Investment Partners I, L.P.
                       400 Oceangate, Suite 1125
                       Long Beach, CA 90802

                And to:
                       Eaglestond Investment Partners I, L.P.
                       c/o Jeffrey D Warren, Esq.
                       51 Rogers Way
                       Duxbury, MA 02332


Notice shall be deemed to have been given upon receipt. Either party may change its address by giving written notice of such change to the other party in the manner provided in this In any action arising under this Agreement, including the submission of any dispute to AAA arbitration as set forth above, service shall be made as provided for notices above in this Section 15.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

AMPHIOXUS CELL TECHNOLOGIES, INC.

BY:  /s/ James H. Kelly
Its  Chief Executive Officer


STEM CELL INNOVATIONS, INC.

BY: /s/  Lawrence M. Gordon
Its Chief Executive Officer

EAGLESTONE INVESTMENT PARTNERS I, L.P.

BY: /s/ Jeffrey Warren
MEMBER OF THE GENERAL PARTNER


                                                                       EXHIBIT 9

            Report of Independent Registered Public Accounting Firm


Board of Directors
Amphioxus Cell Technologies, Inc.


We have audited the accompanying balance sheets of Amphioxus Cell Technologies, Inc. (a Delaware corporation) as of December 31, 2004 and 2003, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amphioxus Cell Technologies, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has experienced recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Houston, Texas
August 28, 2005









AMPHIOXUS CELL TECHNOLOGIES, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003



                                 C O N T E N T S

                                                                            Page

Report of Independent Registered Public Accounting Firm .......................2

Balance Sheets.................................................................3

Statements of Operations.......................................................4

Statements of Changes in Stockholders' Deficit.................................5

Statements of Cash Flows.......................................................6

Notes to Financial Statements .................................................7

                                        See notes to financial statements.



                                               AMPHIOXUS CELL TECHNOLOGIES, INC.
                                                       BALANCE SHEETS


                                                                                              December 31,
                                                                                      2004                  2003
ASSETS

CURRENT ASSETS
   Cash                                                                      $         19,000      $            271
   Accounts receivable                                                                   -                    6,135
     TOTAL CURRENT ASSETS                                                              19,000                 6,406

PROPERTY, PLANT AND EQUIPMENT, net                                                     37,804               178,915

OTHER NON-CURRENT ASSETS                                                                7,995                 7,995

TOTAL ASSETS                                                                 $         64,799      $        193,316


LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable                                                          $         97,238      $         49,143
   Accrued expenses                                                                   419,519               129,345
   Notes payable to stockholders                                                    3,538,037             3,091,014
   Notes payable - other                                                            1,561,053               723,700
     TOTAL CURRENT LIABILITIES                                                      5,615,847             3,993,202

STOCKHOLDERS' DEFICIT
   Series A preferred stock, $1 par value; 5,000,000 shares
    authorized; 2,000,000 shares issued and outstanding                             2,000,000             2,000,000
   Common stock, $0.01 par value; 20,000,000 shares authorized;
    6,739,383 shares issued and outstanding                                            67,394                67,394
   Class B common stock, $0.01 par value; 5,000,000 shares authorized;
    1,185,265 shares issued and outstanding                                            11,853                11,853
   Additional paid-in capital                                                         567,756               567,756
   Accumulated deficit                                                             (8,198,051)           (6,446,889)
     TOTAL STOCKHOLDERS' DEFICIT                                                   (5,551,048)           (3,799,886)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                  $         64,799      $        193,316







AMPHIOXUS CELL TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS


                                                                                     Year Ended December 31,
                                                                             ----------------------------------------
                                                                             ------------------ -- ------------------
                                                                                   2004                  2003
                                                                             ------------------    ------------------
                                                                             --- --------------

REVENUES                                                                     $          31,006     $          49,024

COST OF SALES                                                                           18,091                19,586
                                                                             --- --------------    --- --------------
                                                                             --- --------------    --- --------------

GROSS PROFIT                                                                            12,915                29,438

RESEARCH AND DEVELOPMENT                                                                45,835                19,555

GENERAL AND ADMINISTRATIVE EXPENSES                                                  1,081,655               750,122

DEPRECIATION                                                                           142,315               120,882
                                                                             --- --------------    --- --------------
                                                                             --- --------------    --- --------------

OPERATING LOSS                                                                      (1,256,890)             (861,121)

OTHER EXPENSES
   Interest expense                                                                   (487,417)             (416,528)
   Other expense                                                                        (6,855)               (6,439)
                                                                             --- --------------    --- --------------
                                                                             --- --------------    --- --------------
     TOTAL OTHER EXPENSES                                                             (494,272)             (422,967)
                                                                             --- --------------    --- --------------
                                                                             --- --------------    --- --------------

NET LOSS                                                                     $      (1,751,162)    $      (1,284,088)
                                                                             === ==============    === ==============
                                                                             === ==============




                                        See notes to financial statements.






                                                   AMPHIOXUS CELL TECHNOLOGIES, INC.
                                           STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                                                YEARS ENDED DECEMBER 31, 2004 AND 2003




                                Series A                                      Class B          Additional
                            Preferred Stock              Common Stock        Common Stock       Paid-In     Accumulated
                        ----------------------         ----------------   ----------------
                        Shares          Amount         Shares    Amount     Shares  Amount     Capital       Deficit      Total
                        ----------   ---------       ----------  ------   --------- ------     ----------  ------------  ---------

Balances at
  January 1, 2003       2,000,000  $2,000,000     6,739,383    $67,394    1,185,265  $11,853   $567,756   $(5,162,801)  $(2,515,798)

Net loss                     -              -             -         -            -        -          -     (1,284,088)   (1,284,088)
                        ---------  ------------  -------------  -------    --------   --------  --------   -----------  ------------
                        ---------  ------------  -------------  -------    --------   --------  --------   -----------  ------------

Balances at
  December 31, 2003     2,000,000   2,000,000     6,739,383     67,394    1,185,265   11,853     567,756   (6,446,889)   (3,799,886)

Net loss                     -             -             -          -            -        -           -    (1,751,162)   (1,751,162)
                        ----------- ---------  -------------  --------    ---------   ------     --------  -----------  ------------
                                                                                                 --------  -----------  ------------
Balances at
  December 31, 2004     2,000,000  $2,000,000     6,739,383    $67,394    1,185,265  $11,853    $567,756  $(8,198,051)  $(5,551,048)
                        =========  ==========  =============  ========    =========  =======    ========   ===========  ============






                                               AMPHIOXUS CELL TECHNOLOGIES, INC.
                                                  STATEMENTS OF CASH FLOWS



                                                                                     Year Ended December 31,
                                                                             ----------------------------------------
                                                                             ------------------ -- ------------------
                                                                                   2004                  2003
                                                                             ------------------    ------------------

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                                     $     (1,751,162)     $     (1,284,088)

Adjustments to reconcile net loss to net cash provided by operating activities:
   Depreciation                                                                       142,315               120,882
   Amortization                                                                          -                    5,092
   (Gain) loss on sale of property and equipment                                        1,882                  -
Changes in operating assets and liabilities:
   Accounts receivable                                                                  6,135                (6,076)
   Intangible assets                                                                     -                    9,876
   Accounts payable                                                                    48,033               (80,487)
   Accrued expenses                                                                   290,174               129,345
                                                                             -- ---------------
                                                                             -- ---------------    -- ---------------
     NET CASH USED IN OPERATING ACTIVITIES                                         (1,262,623)           (1,105,456)

CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to property and equipment                                                 (3,024)               (6,791)
                                                                             -- ---------------    -- ---------------
                                                                             -- ---------------    -- ---------------
     NET CASH USED IN INVESTING ACTIVITIES                                             (3,024)               (6,791)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from short-term debt                                                    1,284,376             1,106,167
                                                                             -- ---------------    -- ---------------
                                                                             -- ---------------    -- ---------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                                      1,284,376             1,106,167
                                                                             -- ---------------    -- ---------------
                                                                             -- ---------------    -- ---------------

NET INCREASE (DECREASE) IN CASH                                                        18,729                (6,080)

CASH - beginning of period                                                                271                 6,351
                                                                             -- ---------------    -- ---------------
                                                                             -- ---------------    -- ---------------

CASH - end of period                                                         $         19,000      $            271
                                                                             == ===============    == ===============
                                                                             == ===============    == ===============




                                        See notes to financial statements.










NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: Amphioxus Cell Technologies, Inc. (the "Company") is a biotechnology company based in Houston, Texas. The Company develops human liver based tools for assessing metabolism and toxicity issues in new drug development. The Company's ACTIVTox(R) product achieves this goal by combining a highly developed human liver cell line with meaningful, high throughput assays. ACTIVTox(R) provides a unified human liver system that is useful in drug discovery, potency ranking, toxicity testing and metabolic profiling, all in the same basic assay.

On March 20, 2003, Interferon Sciences, Inc. ("ISI") entered into a collateralized note agreement, as amended (the "Note") with the Company to advance up to $500,000. Pursuant to the Note, ISI advanced $375,000 as of December 31, 2003. In October 2004, ISI advanced an additional $100,000. The note was due on June 30, 2005, bearing interest at the rate of 10% per annum and is collateralized by all of the assets of the Company. In addition, ISI received a warrant, exercisable until March 2008, to purchase for $100,000, an aggregate of 20% of the common stock of the Company on a fully diluted basis.

On October 17, 2003, ISI and the Company entered into a letter of intent pursuant to which ISI (or a wholly owned subsidiary of ISI) will acquire the Company. Under the terms of the letter of intent, the shareholders of the Company will receive preferred stock of ISI (the "ISI Preferred Stock"), convertible into a number of common shares of ISI equal to 88% of the fully diluted capitalization of ISI.

Certain debt (the "ACT Debt") aggregating approximately $3,538,000 owed to shareholders of ACT will continue as secured debt of ISI. The ACT Debt will be repayable by ISI on the fourth anniversary of the date of the merger, subject to accelerated payment under certain conditions.

In addition, the preferred stock (the "Junior Preferred Stock") held by a shareholder of the Company will become preferred stock of ISI in the face amount of $2,000,000, senior in right of preference as to dividends and distributions in liquidation to the ACT Preferred Stock and common stock of ISI. The Junior Preferred Stock will be redeemed by ISI on the fourth anniversary date of the merger, subject to accelerated payment under certain conditions.

The letter of intent is non-binding and subject to the execution of definitive documents and final due diligence. Therefore, there can be no assurance that the terms set forth in the original letter of intent will be the same as those ultimately agreed upon in the definitive documents.

Basis of Accounting: The Company maintains its accounts on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Revenue Recognition: Revenues from assay kits are recognized when the products are shipped. Revenue from contract research is recognized when the research and testing is completed. The Company currently generates revenues from retail sales of ACTIVTox Kits and Multi Well Plates. In addition, Amphioxus also recognizes revenues from contract research work with these and other assays as well as freight.

Cash and Cash Equivalents: Cash and Cash equivalents consists of short-term, highly liquid investments that are readily convertible to cash with an original maturity of three months or less.

Accounts Receivable: The accounts receivable balance was $0 and $6,135 at December 31, 2004 and 2003, respectively. No allowance for doubtful accounts was recorded as the balance in 2004 was zero and the December 31, 2003 balance was believed to be fully collectible by management.





NOTE A - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Non-Current Assets: Other current assets consist of a deposit paid for an office lease in the amount of $7,995.

Property, Plant and Equipment: Property, plant and equipment are stated at cost. Depreciation is based on the straight line method. Manufacturing Plant, Office Equipment and Computer Equipment and Software are all depreciated over a five-year useful life. Furniture and fixtures are depreciated over a seven-year useful life.

Property, plant and equipment consist of the following:

                                                                               December 31,
                                                                  ---------------------------------------
                                                                  ----------------- --- -----------------
                                                                        2004                  2003
                                                                  -----------------     -----------------

      Plant and equipment                                         $        641,798      $        641,798
      Computers and equipment                                               44,818                43,740
      Furniture and fixtures                                                24,960                24,960
                                                                  -- --------------     -- --------------
                                                                  -- --------------     -- --------------
                                                                           711,576               710,498
      Less:  accumulated depreciation                                      673,772               531,583
                                                                  -- --------------     -- --------------
                                                                  -- --------------     -- --------------

                                                                  $         37,804      $        178,915
                                                                  == ==============     == ==============


Repairs and Maintenance: Major additions or improvements to property, plant and equipment are capitalized and depreciated over the estimated useful lives. Routine maintenance and repair costs are expensed as incurred.

Research and Development Expenses: Research and development expenses are incurred for the PREDICTIVTox database, a pluripotent stem cell program, and general research and development. The PREDICTIVTox chemical database is a chemical library containing compounds with positive and negative effects. The goal of PREDICTIVTox is to provide a basis for distinguishing between favorable and unfavorable compounds early in the discovery process of drug screening. The pluripotent stem cell program involves the derivation of multiple cell types from human stem cells. Advancement in stem cell research can provide benefits in the prevention, diagnosis and treatment of human diseases. Research and development expenses not attributable to the PREDICTIVTox are categorized as general. Increases in research and development expenses from 2003 to 2004 are due to the expansion of the PREDICTIVTox program. In addition, increased expenses were incurred for test reagents and chemical collections for the PREDICTIVTox program.

Research and development expenses were $45,835 and $19,555 for the years ended December 31, 2004 and 2003, respectively.





NOTE A - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes: Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for the financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                         Year Ended December 31,
                                                                 ----------------------------------------
                                                                 ------------------ -- ------------------
                                                                       2004                  2003
                                                                 ------------------    ------------------

      Deferred tax assets:
         Net operating losses                                    $       2,242,214     $       2,088,048
         Expense accrual                                                      -                    2,072
         Depreciation                                                       21,433                21,218
                                                                 --- --------------    --- --------------
                                                                 --- --------------    --- --------------
           Net deferred tax assets                                       2,263,647             2,111,338
      Valuation allowance                                               (2,263,647)           (2,111,338)
                                                                 --- --------------    --- --------------
                                                                 --- --------------    --- --------------

                                                                 $            -        $            -
                                                                 === ==============    === ==============


In accordance with SFAS 109, a valuation allowance equal to the net tax benefit for these deferred taxes has been established to the uncertainty of realizing the benefit of such NOL carryforwards. The Company has incurred tax losses since its inception and had a tax NOL carryforward at December 31, 2004 and 2003 of approximately $6,000,000 and $6,500,000, respectively that expire in 2024 and 2023, respectively.

Concentrations of Credit Risk: The Company maintains cash in a bank account which, at times, exceeds federally insured limits. The Company monitors the financial condition of the bank and has experienced no losses associated with this account.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


NOTE B - LIQUIDITY AND GOING CONCERN

Since inception, the Company has relied primarily on the sale of its capital stock and certain debt to fund much of its activities. The Company has experienced recurring losses from operations and had a net capital deficiency that raised substantial doubt about its ability to continue as a going concern. In order to continue its operations and launch its marketing efforts, Amphioxus is primarily relying on a pending merger (See Note A). There is a substantial doubt about the Company's ability to continue as a going concern, incase if the merger is not finalized.






NOTE C - NOTES PAYABLE TO STOCKHOLDERS

The Company owed $3,538,037 and $3,091,014 to its stockholders at December 31, 2004 and 2003, respectively. The notes have a fixed interest rate of 9.5% to 14%. All notes payable to stockholders are due on demand with no monthly repayment terms and consist of the following:

Notes Payable - Stockholders:

                                                                                  December 31,
                                                                     ----------------------------------------
                                                                     ------------------ -- ------------------
                                                                           2004                  2003
                                                                     ------------------    ------------------

  Dr. Sussman; interest accrued at 9.5%                              $        154,094      $        139,909
  Mark Germain; interest accrued at 9.5%                                      315,447               284,667
  Eaglestone; interest accrued at 14%                                       3,068,496             2,666,438
                                                                     --- --------------    --- --------------
                                                                     --- --------------    --- --------------

                                                                     $      3,538,037      $      3,091,014
                                                                     === ==============    === ==============

Notes Payable - Other:

The Company owed $1,556,053 and $723,700 in other notes payable at December 31, 2004 and 2003, respectively. The notes have fixed interest rates of 2.26% to 10%. All notes payable-other are due on demand with no monthly repayment terms and consist of the following:

                                                                                  December 31,
                                                                     ----------------------------------------
                                                                     ------------------ -- ------------------
                                                                           2004                  2003
                                                                     ------------------    ------------------

  Millenium Biotech, Inc.; non-interest bearing                      $         25,000      $         25,000
  Edward Blech Trust - Brooklyn; non-interest bearing                         100,000               100,000
  Edward Blech Trust - New York; non-interest bearing                         125,000                25,000
  Interferon Sciences, Inc. - interest accrued at 10%                         535,515               393,700
  Jesselson Capital - interest accrued at 2.26%                               175,455                  -
  Margie Chassman - non-interest bearing                                      450,000               180,000
  Ovo Bioscience - non-interest bearing                                        25,000                  -
  Arthur Tacopino - interest accrued at 6%                                     50,083                  -
  Jason Lyons - interest accrued at 8%                                         75,000                  -
                                                                     --- --------------    --- --------------
                                                                     --- --------------    --- --------------

                                                                     $      1,561,053      $        723,700
                                                                     === ==============    === ==============



NOTE D - LEASING ARRANGEMENTS

Real Estate Leases: The Company leases its office space in Houston, Texas. The lease expires in August 2008. The lease is classified as operating lease with a minimum rental commitment at December 31, 2004 as follows:

         Year Ending December 31,
         -------------------------------
         -------------------------------

           2005                                              $        148,704
           2006                                                       148,704
           2007                                                       152,940
           2008                                                       101,960
                                                              -- --------------

                                                             $        552,308
                                                              == ==============


NOTE E - PREFERRED AND COMMON STOCK

The Company's preferred and common stock at December 31, 2004 consist of the following:

                                          Series A           Common            Class B            Total
                                          Preferred           Stock            Common            Shares
                                        --------------    --------------    --------------    --------------

   Par value                                1.00              0.01              0.01

   Number of shares authorized             5,000,000        20,000,000         5,000,000        30,000,000

   Number of shares issued and
    outstanding                            2,000,000         6,739,383         1,185,265         9,924,648



                        AMPHIOXUS CELL TECHNOLOGIES, INC.
                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005



                                 C O N T E N T S

                                                                            Page

Balance Sheet..................................................................2

Statement of Operations........................................................3

Statement of Changes in Stockholders' Deficit..................................4

Statement of Cash Flows........................................................5

Notes to Financial Statements .................................................6


                 See notes to financial statements.

AMPHIOXUS CELL TECHNOLOGIES, INC.
BALANCE SHEETS


                                                                               September 30,         December 31,
                                                                                   2005                  2004
                                                                             ------------------    ------------------
                                                                             ------------------    ------------------
ASSETS                                                                          (Unaudited)

CURRENT ASSETS
   Cash                                                                      $         10,374      $         19,000
                                                                             -- ---------------
                                                                             -- ---------------    -- ---------------
     TOTAL CURRENT ASSETS                                                              10,374                19,000

PROPERTY, PLANT AND EQUIPMENT, net                                                    152,647                37,804

OTHER NON-CURRENT ASSETS                                                                7,995                 7,995
                                                                             -- ---------------    -- ---------------
                                                                             -- ---------------    -- ---------------

TOTAL ASSETS                                                                 $        171,016      $         64,799
                                                                             == ===============    == ===============
                                                                             == ===============    == ===============


LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable                                                          $        124,957      $         97,238
   Accrued expenses                                                                   342,792               419,519
   Notes payable to stockholders                                                    3,880,577             3,538,037
   Notes payable - other                                                            2,797,291             1,561,053
                                                                             -- ---------------
                                                                             -- ---------------    -- ---------------
     TOTAL CURRENT LIABILITIES                                                      7,145,617             5,615,847

STOCKHOLDERS' DEFICIT
   Series A preferred stock, $1 par value; 5,000,000 shares
    authorized; 2,000,000 shares issued and outstanding                             2,000,000             2,000,000
   Common stock, $0.01 par value; 20,000,000 shares authorized;
    6,739,383 shares issued and outstanding                                            67,394                67,394
   Class B common stock, $0.01 par value; 5,000,000 shares authorized;
    1,185,265 shares issued and outstanding                                            11,853                11,853
   Additional paid-in capital                                                         567,756               567,756
   Accumulated deficit                                                             (9,621,604)           (8,198,051)
                                                                             -- ---------------    -- ---------------
                                                                             -- ---------------    -- ---------------
     TOTAL STOCKHOLDERS' DEFICIT                                                   (6,974,601)           (5,551,048)
                                                                             -- ---------------    -- ---------------
                                                                             -- ---------------    -- ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                  $        171,016      $         64,799
                                                                             == ===============    == ===============





AMPHIOXUS CELL TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS



                                                    Three Months Ended                        Nine Months Ended
                                                       September 30,                            September 30,
                                           -------------------------------------    -------------------------------------
                                           ---------------- --- ----------------    ----------------- --
                                                 2005                 2004                 2005                2004
                                           ----------------     ----------------    -----------------    ----------------

REVENUES                                   $         2,425      $         6,271     $          8,355     $        19,917

COST OF SALES                                          125                3,252                2,126              16,104
                                           -- -------------     -- -------------    --- -------------    -- -------------
                                           -- -------------     -- -------------    --- -------------    -- -------------

GROSS PROFIT                                         2,300                3,019                6,229               3,813

RESEARCH AND DEVELOPMENT
                                                    37,348                3,695               89,708              44,389

GENERAL AND ADMINISTRATIVE EXPENSES
                                                   371,711              247,613              855,708             670,804

DEPRECIATION                                        11,542               35,222               62,073             105,666
                                           -- -------------     -- -------------    --- -------------    -- -------------
                                           -- -------------     -- -------------    --- -------------    -- -------------

OPERATING LOSS                                    (418,301)            (283,511)          (1,001,260)           (817,046)

OTHER EXPENSES
   Interest expense                               (162,613)             (88,429)            (411,977)           (305,328)
   Other expense                                   (11,720)              (1,983)             (10,316)             (5,424)
                                           -- -------------     -- -------------    --- -------------    -- -------------
                                           -- -------------     -- -------------    --- -------------    -- -------------
     TOTAL OTHER EXPENSES                         (174,333)             (90,412)            (422,293)           (310,752)
                                           -- -------------     -- -------------    --- -------------    -- -------------
                                           -- -------------     -- -------------    --- -------------    -- -------------

NET LOSS                                   $      (592,634)     $      (373,923)    $     (1,423,553)    $    (1,127,798)
                                           == =============     == =============    === =============    == =============
                                           == =============     == =============    === =============




                                                AMPHIOXUS CELL TECHNOLOGIES, INC.
                                        STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                                               NINE MONTHS ENDED SEPTEMBER 30, 2005




                            Series A                              Class B             Additional
                         Preferred Stock     Common Stock      Common Stock           Paid-In       Accumulated
                     ---------------------   ---------------   -------------------
                     Shares       Amount    Shares    Amount   Shares       Amount     Capital        Deficit           Total
                     ------       ------    ------    ------   ------       ------    ---------     -----------  --------------

Balances at December
  31, 2004          2,000,000  $2,000,000  6,739,383 $67,394    1,185,265   $11,853   $567,756    $(8,198,051)  $  (5,551,048)

Net loss                    -          -           -       -           -         -          -      (1,423,553)     (1,423,553)
                    ---------  ----------  ---------  ------    ----------  -------   --------    ------------  ---------------

Balances at
 September 30,2005  2,000,000  $2,000,000  6,739,383  $67,394   1,185,265    $11,853  $567,756    $(9,621,604)  $  (6,974,601)
                    =========  ==========  =========  =======   =========  =========  ========    ============  ===============


                                        See notes to financial statements.


AMPHIOXUS CELL TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS

                                                                                        Nine Months Ended
                                                                                          September 30,
                                                                             ----------------------------------------
                                                                             ------------------ -- ------------------
                                                                                   2005                  2004
                                                                             ------------------    ------------------
                                                                             ------------------    ------------------
                                                                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                                     $      (1,423,553)    $      (1,127,798)

Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation                                                                         62,073               105,666
   Loss on sale of property and equipment                                                 -                    1,882
Changes in operating assets and liabilities:
   Accounts receivable                                                                    -                    3,229
   Accounts payable                                                                     27,719                43,747
   Accrued expenses                                                                    (76,727)              126,117
                                                                             --- --------------
                                                                             --- --------------    --- --------------
     NET CASH USED IN OPERATING ACTIVITIES                                          (1,410,488)             (847,157)

CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to property and equipment                                                (176,916)               (3,025)
                                                                             --- --------------    --- --------------
                                                                             --- --------------    --- --------------
     NET CASH USED IN INVESTING ACTIVITIES                                            (176,916)               (3,025)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from short term debt                                                     1,578,778               852,571
                                                                             --- --------------    --- --------------
                                                                             --- --------------

NET INCREASE (DECREASE) IN CASH                                                         (8,626)                2,389

CASH - beginning of period                                                              19,000                   271
                                                                             --- --------------    --- --------------
                                                                             --- --------------    --- --------------

CASH - end of period                                                         $          10,374     $           2,660
                                                                             === ==============    === ==============
                                                                             === ==============    === ==============





AMPHIOXUS CELL TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005



NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: Amphioxus Cell Technologies, Inc. (the "Company") is a biotechnology company based in Houston, Texas. The Company develops human liver based tools for assessing metabolism and toxicity issues in new drug development. The Company's ACTIVTox(R) product achieves this goal by combining a highly developed human liver cell line with meaningful, high throughput assays. ACTIVTox(R) provides a unified human liver system that is useful in drug discovery, potency ranking, toxicity testing and metabolic profiling, all in the same basic assay.

On March 20, 2003, Interferon Sciences, Inc. ("ISI") entered into a collateralized note agreement, as amended (the "Note") with the Company to advance up to $500,000. Pursuant to the Note, ISI advanced $375,000 as of December 31, 2003. In October 2004, ISI advanced an additional $100,000. The note was due on June 30, 2005, bearing interest at the rate of 10% per annum and is collateralized by all of the assets of the Company. In addition, ISI received a warrant, exercisable until March 2008, to purchase for $100,000, an aggregate of 20% of the common stock of the Company on a fully diluted basis.

On October 17, 2003, ISI and the Company entered into a letter of intent pursuant to which ISI (or a wholly owned subsidiary of ISI) will acquire the Company. Under the terms of the letter of intent, the shareholders of the Company will receive preferred stock of ISI (the "ISI Preferred Stock"), convertible into a number of common shares of ISI equal to 88% of the fully diluted capitalization of ISI.

Certain debt (the "ACT Debt") aggregating approximately $3,881,000 owed to shareholders of ACT will continue as secured debt of ISI. The ACT Debt will be repayable by ISI on the fourth anniversary of the date of the merger, subject to accelerated payment under certain conditions.

In addition, the preferred stock (the "Junior Preferred Stock") held by a shareholder of the Company will become preferred stock of ISI in the face amount of $2,000,000, senior in right of preference as to dividends and distributions in liquidation to the ACT Preferred Stock and common stock of ISI. The Junior Preferred Stock will be redeemed by ISI on the fourth anniversary date of the merger, subject to accelerated payment under certain conditions.

The letter of intent is non-binding and subject to the execution of definitive documents and final due diligence. Therefore, there can be no assurance that the terms set forth in the original letter of intent will be the same as those ultimately agreed upon in the definitive documents.

Basis of Accounting: The Company maintains its accounts on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Revenue Recognition: Revenues from assay kits are recognized when the products are shipped. Revenue from contract research is recognized when the research and testing is completed. The Company currently generates revenues from retail sales of ACTIVTox Kits and Multi Well Plates. In addition, Amphioxus also recognizes revenues from contract research work with these and other assays as well as freight.

Cash and Cash Equivalents: Cash and Cash equivalents consists of short-term, highly liquid investments that are readily convertible to cash with an original maturity of three months or less.

Accounts Receivable: As of September 30, 2005 and December 31, 2004, the accounts receivable balance was zero. Therefore, no allowance for doubtful accounts was recorded.





NOTE A - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Non-Current Assets: Other current assets consist of a deposit paid for an office lease in the amount of $7,995.

Property, Plant and Equipment: Property, plant and equipment are stated at cost. Depreciation is based on the straight line method. Manufacturing plant, office equipment and computer equipment and software are all depreciated over a five-year useful life. Furniture and fixtures are depreciated over a seven-year useful life. Property, plant and equipment consist of the following:

                                                                September 30,         December 31,
                                                                     2005                 2004
                                                               -----------------    -----------------

             Plant and equipment                               $       798,520      $       641,798
             Computers and equipment                                    65,012               44,818
             Furniture and fixtures                                     24,960               24,960
                                                               -- --------------    -- --------------
                                                               -- --------------    -- --------------
                                                                       888,492              711,576
             Less:  accumulated depreciation                           735,845              673,772
                                                               -- --------------    -- --------------
                                                               -- --------------    -- --------------

                                                               $       152,647      $        37,804
                                                               == ==============    == ==============
                                                               == ==============    == ==============


Repairs and Maintenance: Major additions or improvements to property and equipment are capitalized and depreciated over the estimated useful lives. Routine maintenance and repair costs are expensed as incurred.

Research and Development Expenses: Research and development expenses can be divided into three major categories of related programs: PREDICTIVTox database, pluripotent stem cell program and general research and development. The PREDICTIVTox chemical database is a chemical library containing compounds with positive and negative effects. The goal of PREDICTIVTox is to provide a basis for distinguishing between favorable and unfavorable compounds early in the discovery process of drug screening. The pluripotent stem cell program, a new initiative in 2005, involves the derivation of multiple cell types from human stem cells. Advancement in stem cell research can provide benefits in the prevention, diagnosis and treatment of human diseases. Research and development expenses not attributable to the PREDICTIVTox or stem cell programs are categorized as general. Increases in research and development expenses from 2004 to 2005 are due to the expansion of the PREDICTIVTox and pluripotent programs. In addition, increases expenses were incurred for test reagents and chemical collections for the PREDICTIVTox program. Increases in the costs of the pluripotent stem cell program were due to higher costs in the necessity of specific purified hormones in comparison to ordinary stem cell culture.






NOTE A - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Research and development expenses allocated to programs are as follows:

                                               Three Months Ended                      Nine Months Ended
                                                  September 30,                          September 30,
                                       -----------------------------------    -----------------------------------
                                             2005                2004                2005                2004
                                       ---------------    ----------------    ----------------    ---------------

  PREDICTIVTox database                $       7,830       $         -        $        31,027     $        19,517
  Pluripotent stem cell research              20,594                 -                 33,602                -
  General                                      8,924                3,695              25,079              24,872
                                       -- ------------     -- ------------    --- ------------    --- ------------
                                       -- ------------     -- ------------    --- ------------    --- ------------

                                       $      37,348       $        3,695     $        89,708     $        44,389
                                       == ============     == ============    === ============    === ============
                                       == ============     == ============    === ============    === ============


Income Taxes: Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for the financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                September 30,         December 31,
                                                                     2005                 2004
                                                               -----------------    -----------------

          Deferred tax assets:
             Net operating losses                              $      2,745,682     $      2,263,647
                                                               -- --------------    -- --------------
                                                               -- --------------    -- --------------
               Net deferred tax assets                                2,745,682            2,263,647
          Valuation allowance                                        (2,745,682)          (2,263,647)
                                                               -- --------------    -- --------------

                                                               $           -        $           -
                                                               == ==============    == ==============
                                                               == ==============    == ==============

In accordance with SFAS 109, a valuation allowance equal to the net tax benefit for these deferred taxes has been established to the uncertainty of realizing the benefit of such NOL carryforwards. The Company has incurred tax losses since its inception and had a tax NOL carryforward of approximately $8,010,000 and $6,000,000 at September 30, 2005 and December 31, 2004, respectively.

Concentrations of Credit Risk: The Company maintains cash in a bank account which, at times, exceeds federally insured limits. The Company monitors the financial condition of the bank and has experienced no losses associated with this account.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


NOTE B - LIQUIDITY AND GOING CONCERN

Since inception, the Company has relied primarily on the sale of its capital stock and certain debt to fund much of its activities. The Company has experienced recurring losses from operations and had a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. In order to continue its operations and launch its marketing efforts, Amphioxus is primarily relying on a pending merger (See Note A). There is a substantial doubt about the Company's ability to continue as a going concern, if the merger is not finalized.





NOTE C - NOTES PAYABLE TO STOCKHOLDERS AND OTHER

Note Payable to Stockholders: The Company owed $3,880,577 and $3,538,037 to its stockholders at September 30, 2005 and December 31, 2004, respectively. The notes have fixed interest rates of 9.5% to 14%. All notes payable to stockholders are due on demand with no monthly repayment terms and consist of the following:

                                                                            September 30,         December 31,
                                                                                 2005                 2004
                                                                           -----------------    -----------------

      Dr. Sussman; interest accrued at 9.5%                                $        165,611     $        154,094
      Mark Germain; interest accrued at 9.5%                                        338,328              315,447
      Eaglestone; interest accrued at 14%                                         3,376,638            3,068,496
                                                                           -- --------------    -- --------------

                                                                           $      3,880,577     $      3,538,037
                                                                           == ==============    == ==============
                                                                           == ==============    == ==============


Notes Payable - Other: The Company owed $2,797,291 and $1,561,053 in other notes payable at September 30, 2005 and December 31, 2004, respectively. The notes have fixed interest rates of 2.26% to 10%. All notes payable-other are due on demand with no monthly repayment terms and consist of the following:

                                                                            September 30,         December 31,
                                                                                 2005                 2004
                                                                           -----------------    -----------------

      Millenium Biotech, Inc.; non-interest bearing                        $         25,000     $         25,000
      Edward Blech Trust - Brooklyn; non-interest bearing                           100,000              100,000
      Edward Blech Trust - New York; non-interest bearing                           125,000              125,000
      Interferon Sciences, Inc. - interest accrued at 10%                           569,361              535,515
      Jesselson Capital - interest accrued at 2.26%                                 176,610              175,455
      Margie Chassman - non-interest bearing                                        692,000              450,000
      Ovo Bioscience - non-interest bearing                                            -                  25,000
      Arthur Tacopino - interest accrued at 6%                                       43,967               50,083
      Jason Lyons - interest accrued at 8%                                           79,983               75,000
      Barry Honig - interest accrued at 8%                                           13,751                 -
      Arnaldo Barros - interest accrued at 8%                                       111,528                 -
      Michael Rapp - interest accrued at 10%                                        207,667                 -
      Camden International - interest accrued at 10%                                285,542                 -
      Phillip Wagenheim - interest accrued at 10%                                    77,875                 -
      Stanley Raskas - interest accrued at 10%                                       51,708                 -
      Michelle Jaigobind - interest accrued at 10%                                   25,854                 -
      GRQ Consultants - interest accrued at 10%                                      10,320                 -
      Broadband Capital - interest accrued at 10%                                    25,396                 -
      Peter Chung - interest accrued at 10%                                          25,396                 -
      Joseph Giamanco - interest accrued at 10%                                     150,333                 -
                                                                           -- --------------    -- --------------

                                                                           $      2,797,291     $      1,561,053
                                                                           == ==============    == ==============
                                                                           == ==============    == ==============






NOTE D - LEASING ARRANGEMENTS

Real Estate Leases: The Company leases its office in Houston, Texas from McClelland Partners, LLC. The lease expires in August 2008. The lease is classified as an operating lease with a minimum rental commitment at September 30, 2005 as follows:

                           2005                                          $          37,176
                           2006                                                    148,704
                           2007                                                    152,940
                           2008                                                    101,960
                                                                         --- --------------
                                                                         --- --------------

                                                                         $         440,780
                                                                         === ==============
                                                                         === ==============


NOTE E - PREFERRED AND COMMON STOCK

The Company's preferred and common stock at September 30, 2005 consist of the following:

                                          Series A           Common            Class B            Total
                                          Preferred           Stock            Common            Shares

   Par value                                1.00              0.01              0.01

   Number of shares authorized             5,000,000        20,000,000         5,000,000        30,000,000

   Number of shares issued and
    outstanding                            2,000,000         6,739,383         1,185,265         9,924,648




                        AMPHIOXUS CELL TECHNOLOGIES, INC.
                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005



                                 C O N T E N T S

                                                                            Page

Balance Sheet..................................................................2

Statement of Operations........................................................3

Statement of Changes in Stockholders' Deficit..................................4

Statement of Cash Flows........................................................5

Notes to Financial Statements .................................................6


                 See notes to financial statements.

AMPHIOXUS CELL TECHNOLOGIES, INC.
BALANCE SHEETS


                                                                               September 30,         December 31,
                                                                                   2005                  2004
                                                                             ------------------    ------------------
                                                                             ------------------    ------------------
ASSETS                                                                          (Unaudited)

CURRENT ASSETS
   Cash                                                                      $         10,374      $         19,000
                                                                             -- ---------------
                                                                             -- ---------------    -- ---------------
     TOTAL CURRENT ASSETS                                                              10,374                19,000

PROPERTY, PLANT AND EQUIPMENT, net                                                    152,647                37,804

OTHER NON-CURRENT ASSETS                                                                7,995                 7,995
                                                                             -- ---------------    -- ---------------
                                                                             -- ---------------    -- ---------------

TOTAL ASSETS                                                                 $        171,016      $         64,799
                                                                             == ===============    == ===============
                                                                             == ===============    == ===============


LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable                                                          $        124,957      $         97,238
   Accrued expenses                                                                   342,792               419,519
   Notes payable to stockholders                                                    3,880,577             3,538,037
   Notes payable - other                                                            2,797,291             1,561,053
                                                                             -- ---------------
                                                                             -- ---------------    -- ---------------
     TOTAL CURRENT LIABILITIES                                                      7,145,617             5,615,847

STOCKHOLDERS' DEFICIT
   Series A preferred stock, $1 par value; 5,000,000 shares
    authorized; 2,000,000 shares issued and outstanding                             2,000,000             2,000,000
   Common stock, $0.01 par value; 20,000,000 shares authorized;
    6,739,383 shares issued and outstanding                                            67,394                67,394
   Class B common stock, $0.01 par value; 5,000,000 shares authorized;
    1,185,265 shares issued and outstanding                                            11,853                11,853
   Additional paid-in capital                                                       1,342,756               567,756
   Accumulated deficit                                                             10,396,604)           (8,198,051)
                                                                             -- ---------------    -- ---------------
                                                                             -- ---------------    -- ---------------
     TOTAL STOCKHOLDERS' DEFICIT                                                   (6,974,601)           (5,551,048)
                                                                             -- ---------------    -- ---------------
                                                                             -- ---------------    -- ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                  $        171,016      $         64,799
                                                                             == ===============    == ===============





AMPHIOXUS CELL TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS



                                                    Three Months Ended                        Nine Months Ended
                                                       September 30,                            September 30,
                                           -------------------------------------    -------------------------------------
                                           ---------------- --- ----------------    ----------------- --
                                                 2005                 2004                 2005                2004
                                           ----------------     ----------------    -----------------    ----------------

REVENUES                                   $         2,425      $         6,271     $          8,355     $        19,917

COST OF SALES                                          125                3,252                2,126              16,104
                                           -- -------------     -- -------------    --- -------------    -- -------------
                                           -- -------------     -- -------------    --- -------------    -- -------------

GROSS PROFIT                                         2,300                3,019                6,229               3,813

RESEARCH AND DEVELOPMENT
                                                    37,348                3,695               89,708              44,389

GENERAL AND ADMINISTRATIVE EXPENSES
                                                   371,711              247,613              855,708             670,804

DEPRECIATION                                        11,542               35,222               62,073             105,666
                                           -- -------------     -- -------------    --- -------------    -- -------------
                                           -- -------------     -- -------------    --- -------------    -- -------------

OPERATING LOSS                                    (418,301)            (283,511)          (1,001,260)           (817,046)

OTHER EXPENSES
   Interest expense                               (967,613)             (88,429)           (1,186,977)           (305,328)
   Other expense                                   (11,720)              (1,983)             (10,316)             (5,424)
                                           -- -------------     -- -------------    --- -------------    -- -------------
                                           -- -------------     -- -------------    --- -------------    -- -------------
     TOTAL OTHER EXPENSES                         (949,333)             (90,412)           (1,197,293)           (310,752)
                                           -- -------------     -- -------------    --- -------------    -- -------------
                                           -- -------------     -- -------------    --- -------------    -- -------------

NET LOSS                                   $     (1,367,634)     $      (373,923)    $    (12,198,553)    $    (1,127,798)
                                           == =============     == =============    === =============    == =============
                                           == =============     == =============    === =============




                                                AMPHIOXUS CELL TECHNOLOGIES, INC.
                                        STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                                               NINE MONTHS ENDED SEPTEMBER 30, 2005




                            Series A                              Class B             Additional
                         Preferred Stock     Common Stock      Common Stock           Paid-In       Accumulated
                     ---------------------   ---------------   -------------------
                     Shares       Amount    Shares    Amount   Shares       Amount     Capital        Deficit           Total
                     ------       ------    ------    ------   ------       ------    ---------     -----------  --------------

Balances at December
  31, 2004          2,000,000  $2,000,000  6,739,383 $67,394    1,185,265   $11,853   $567,756    $(8,198,051)  $  (5,551,048)

Beneficial
 conversion
 expense                                                                               775,000                        775,000

Net loss                    -          -           -       -           -         -          -      (2,198,553)     (2,198,553)
                    ---------  ----------  ---------  ------    ----------  -------   --------    ------------  ---------------

Balances at
 September 30,2005  2,000,000  $2,000,000  6,739,383  $67,394   1,185,265    $11,853 $1,342,756  $(10,396,604)  $  (7,749,601)
                    =========  ==========  =========  =======   =========  =========  ========    ============  ===============


                                        See notes to financial statements.


AMPHIOXUS CELL TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS

                                                                                        Nine Months Ended
                                                                                          September 30,
                                                                             ----------------------------------------
                                                                             ------------------ -- ------------------
                                                                                   2005                  2004
                                                                             ------------------    ------------------
                                                                             ------------------    ------------------
                                                                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                                     $      (2,198,553)    $      (1,127,798)

Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation                                                                         62,073               105,666
   Beneficial conversion expense                                                       775,000
   Loss on sale of property and equipment                                                 -                    1,882
Changes in operating assets and liabilities:
   Accounts receivable                                                                    -                    3,229
   Accounts payable                                                                     27,719                43,747
   Accrued expenses                                                                    (76,727)              126,117
                                                                             --- --------------
                                                                             --- --------------    --- --------------
     NET CASH USED IN OPERATING ACTIVITIES                                          (1,410,488)             (847,157)

CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to property and equipment                                                (176,916)               (3,025)
                                                                             --- --------------    --- --------------
                                                                             --- --------------    --- --------------
     NET CASH USED IN INVESTING ACTIVITIES                                            (176,916)               (3,025)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from short term debt                                                     1,578,778               852,571
                                                                             --- --------------    --- --------------
                                                                             --- --------------

NET INCREASE (DECREASE) IN CASH                                                         (8,626)                2,389

CASH - beginning of period                                                              19,000                   271
                                                                             --- --------------    --- --------------
                                                                             --- --------------    --- --------------

CASH - end of period                                                         $          10,374     $           2,660
                                                                             === ==============    === ==============
                                                                             === ==============    === ==============





AMPHIOXUS CELL TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005



NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations: Amphioxus Cell Technologies, Inc. (the "Company") is a biotechnology company based in Houston, Texas. The Company develops human liver based tools for assessing metabolism and toxicity issues in new drug development. The Company's ACTIVTox(R) product achieves this goal by combining a highly developed human liver cell line with meaningful, high throughput assays. ACTIVTox(R) provides a unified human liver system that is useful in drug discovery, potency ranking, toxicity testing and metabolic profiling, all in the same basic assay.

On March 20, 2003, Interferon Sciences, Inc. ("ISI") entered into a collateralized note agreement, as amended (the "Note") with the Company to advance up to $500,000. Pursuant to the Note, ISI advanced $375,000 as of December 31, 2003. In October 2004, ISI advanced an additional $100,000. The note was due on June 30, 2005, bearing interest at the rate of 10% per annum and is collateralized by all of the assets of the Company. In addition, ISI received a warrant, exercisable until March 2008, to purchase for $100,000, an aggregate of 20% of the common stock of the Company on a fully diluted basis.

On October 17, 2003, ISI and the Company entered into a letter of intent pursuant to which ISI (or a wholly owned subsidiary of ISI) will acquire the Company. Under the terms of the letter of intent, the shareholders of the Company will receive preferred stock of ISI (the "ISI Preferred Stock"), convertible into a number of common shares of ISI equal to 88% of the fully diluted capitalization of ISI.

Certain debt (the "ACT Debt") aggregating approximately $3,881,000 owed to shareholders of ACT will continue as secured debt of ISI. The ACT Debt will be repayable by ISI on the fourth anniversary of the date of the merger, subject to accelerated payment under certain conditions.

In addition, the preferred stock (the "Junior Preferred Stock") held by a shareholder of the Company will become preferred stock of ISI in the face amount of $2,000,000, senior in right of preference as to dividends and distributions in liquidation to the ACT Preferred Stock and common stock of ISI. The Junior Preferred Stock will be redeemed by ISI on the fourth anniversary date of the merger, subject to accelerated payment under certain conditions.

The letter of intent is non-binding and subject to the execution of definitive documents and final due diligence. Therefore, there can be no assurance that the terms set forth in the original letter of intent will be the same as those ultimately agreed upon in the definitive documents.

Basis of Accounting: The Company maintains its accounts on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Revenue Recognition: Revenues from assay kits are recognized when the products are shipped. Revenue from contract research is recognized when the research and testing is completed. The Company currently generates revenues from retail sales of ACTIVTox Kits and Multi Well Plates. In addition, Amphioxus also recognizes revenues from contract research work with these and other assays as well as freight.

Cash and Cash Equivalents: Cash and Cash equivalents consists of short-term, highly liquid investments that are readily convertible to cash with an original maturity of three months or less.

Accounts Receivable: As of September 30, 2005 and December 31, 2004, the accounts receivable balance was zero. Therefore, no allowance for doubtful accounts was recorded.





NOTE A - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Non-Current Assets: Other current assets consist of a deposit paid for an office lease in the amount of $7,995.

Property, Plant and Equipment: Property, plant and equipment are stated at cost. Depreciation is based on the straight line method. Manufacturing plant, office equipment and computer equipment and software are all depreciated over a five-year useful life. Furniture and fixtures are depreciated over a seven-year useful life. Property, plant and equipment consist of the following:

                                                                September 30,         December 31,
                                                                     2005                 2004
                                                               -----------------    -----------------

             Plant and equipment                               $       798,520      $       641,798
             Computers and equipment                                    65,012               44,818
             Furniture and fixtures                                     24,960               24,960
                                                               -- --------------    -- --------------
                                                               -- --------------    -- --------------
                                                                       888,492              711,576
             Less:  accumulated depreciation                           735,845              673,772
                                                               -- --------------    -- --------------
                                                               -- --------------    -- --------------

                                                               $       152,647      $        37,804
                                                               == ==============    == ==============
                                                               == ==============    == ==============


Repairs and Maintenance: Major additions or improvements to property and equipment are capitalized and depreciated over the estimated useful lives. Routine maintenance and repair costs are expensed as incurred.

Research and Development Expenses: Research and development expenses can be divided into three major categories of related programs: PREDICTIVTox database, pluripotent stem cell program and general research and development. The PREDICTIVTox chemical database is a chemical library containing compounds with positive and negative effects. The goal of PREDICTIVTox is to provide a basis for distinguishing between favorable and unfavorable compounds early in the discovery process of drug screening. The pluripotent stem cell program, a new initiative in 2005, involves the derivation of multiple cell types from human stem cells. Advancement in stem cell research can provide benefits in the prevention, diagnosis and treatment of human diseases. Research and development expenses not attributable to the PREDICTIVTox or stem cell programs are categorized as general. Increases in research and development expenses from 2004 to 2005 are due to the expansion of the PREDICTIVTox and pluripotent programs. In addition, increases expenses were incurred for test reagents and chemical collections for the PREDICTIVTox program. Increases in the costs of the pluripotent stem cell program were due to higher costs in the necessity of specific purified hormones in comparison to ordinary stem cell culture.






NOTE A - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Research and development expenses allocated to programs are as follows:

                                               Three Months Ended                      Nine Months Ended
                                                  September 30,                          September 30,
                                       -----------------------------------    -----------------------------------
                                             2005                2004                2005                2004
                                       ---------------    ----------------    ----------------    ---------------

  PREDICTIVTox database                $       7,830       $         -        $        31,027     $        19,517
  Pluripotent stem cell research              20,594                 -                 33,602                -
  General                                      8,924                3,695              25,079              24,872
                                       -- ------------     -- ------------    --- ------------    --- ------------
                                       -- ------------     -- ------------    --- ------------    --- ------------

                                       $      37,348       $        3,695     $        89,708     $        44,389
                                       == ============     == ============    === ============    === ============
                                       == ============     == ============    === ============    === ============


Income Taxes: Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for the financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                September 30,         December 31,
                                                                     2005                 2004
                                                               -----------------    -----------------

          Deferred tax assets:
             Net operating losses                              $      2,745,682     $      2,263,647
                                                               -- --------------    -- --------------
                                                               -- --------------    -- --------------
               Net deferred tax assets                                2,745,682            2,263,647
          Valuation allowance                                        (2,745,682)          (2,263,647)
                                                               -- --------------    -- --------------

                                                               $           -        $           -
                                                               == ==============    == ==============
                                                               == ==============    == ==============

In accordance with SFAS 109, a valuation allowance equal to the net tax benefit for these deferred taxes has been established to the uncertainty of realizing the benefit of such NOL carryforwards. The Company has incurred tax losses since its inception and had a tax NOL carryforward of approximately $8,010,000 and $6,000,000 at September 30, 2005 and December 31, 2004, respectively.

Concentrations of Credit Risk: The Company maintains cash in a bank account which, at times, exceeds federally insured limits. The Company monitors the financial condition of the bank and has experienced no losses associated with this account.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


NOTE B - LIQUIDITY AND GOING CONCERN

Since inception, the Company has relied primarily on the sale of its capital stock and certain debt to fund much of its activities. The Company has experienced recurring losses from operations and had a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. In order to continue its operations and launch its marketing efforts, Amphioxus is primarily relying on a pending merger (See Note A). There is a substantial doubt about the Company's ability to continue as a going concern, if the merger is not finalized.





NOTE C - NOTES PAYABLE TO STOCKHOLDERS AND OTHER

Note Payable to Stockholders: The Company owed $3,880,577 and $3,538,037 to its stockholders at September 30, 2005 and December 31, 2004, respectively. The notes have fixed interest rates of 9.5% to 14%. All notes payable to stockholders are due on demand with no monthly repayment terms and consist of the following:

                                                                            September 30,         December 31,
                                                                                 2005                 2004
                                                                           -----------------    -----------------

      Dr. Sussman; interest accrued at 9.5%                                $        165,611     $        154,094
      Mark Germain; interest accrued at 9.5%                                        338,328              315,447
      Eaglestone; interest accrued at 14%                                         3,376,638            3,068,496
                                                                           -- --------------    -- --------------

                                                                           $      3,880,577     $      3,538,037
                                                                           == ==============    == ==============
                                                                           == ==============    == ==============


Notes Payable - Other: The Company owed $2,797,291 and $1,561,053 in other notes payable at September 30, 2005 and December 31, 2004, respectively. The notes have fixed interest rates of 2.26% to 10%. All notes payable-other are due on demand with no monthly repayment terms and consist of the following:

                                                                            September 30,         December 31,
                                                                                 2005                 2004
                                                                           -----------------    -----------------

      Millenium Biotech, Inc.; non-interest bearing                        $         25,000     $         25,000
      Edward Blech Trust - Brooklyn; non-interest bearing                           100,000              100,000
      Edward Blech Trust - New York; non-interest bearing                           125,000              125,000
      Interferon Sciences, Inc. - interest accrued at 10%                           569,361              535,515
      Jesselson Capital - interest accrued at 2.26%                                 176,610              175,455
      Margie Chassman - non-interest bearing                                        692,000              450,000
      Ovo Bioscience - non-interest bearing                                            -                  25,000
      Arthur Tacopino - interest accrued at 6%                                       43,967               50,083
      Jason Lyons - interest accrued at 8%                                           79,983               75,000
      Barry Honig - interest accrued at 8%                                           13,751                 -
      Arnaldo Barros - interest accrued at 8%                                       111,528                 -
      Michael Rapp - interest accrued at 10%                                        207,667                 -
      Camden International - interest accrued at 10%                                285,542                 -
      Phillip Wagenheim - interest accrued at 10%                                    77,875                 -
      Stanley Raskas - interest accrued at 10%                                       51,708                 -
      Michelle Jaigobind - interest accrued at 10%                                   25,854                 -
      GRQ Consultants - interest accrued at 10%                                      10,320                 -
      Broadband Capital - interest accrued at 10%                                    25,396                 -
      Peter Chung - interest accrued at 10%                                          25,396                 -
      Joseph Giamanco - interest accrued at 10%                                     150,333                 -
                                                                           -- --------------    -- --------------

                                                                           $      2,797,291     $      1,561,053
                                                                           == ==============    == ==============
                                                                           == ==============    == ==============






NOTE D - LEASING ARRANGEMENTS

Real Estate Leases: The Company leases its office in Houston, Texas from McClelland Partners, LLC. The lease expires in August 2008. The lease is classified as an operating lease with a minimum rental commitment at September 30, 2005 as follows:

                           2005                                          $          37,176
                           2006                                                    148,704
                           2007                                                    152,940
                           2008                                                    101,960
                                                                         --- --------------
                                                                         --- --------------

                                                                         $         440,780
                                                                         === ==============
                                                                         === ==============


NOTE E - PREFERRED AND COMMON STOCK

The Company's preferred and common stock at September 30, 2005 consist of the following:

                                          Series A           Common            Class B            Total
                                          Preferred           Stock            Common            Shares

   Par value                                1.00              0.01              0.01

   Number of shares authorized             5,000,000        20,000,000         5,000,000        30,000,000

   Number of shares issued and
    outstanding                            2,000,000         6,739,383         1,185,265         9,924,648









                                                                      EXHIBIT 10

                         PRO FORMA FINANCIAL STATEMENTS

           Unaudited Pro Forma Condensed Combined Financial Statements



         The acquisition by Amphioxus Cell Technologies, Inc. ("ACT") of the patent and license (the "License") from Plurion, Inc. ("Plurion") is treated as a purchase of intangible assets and the merger (the "Merger") between Interferon Sciences Acquisition, Inc., the wholly-owned subsidiary of Stem Cell Innovations, Inc. ("SC") (previously Interferon Sciences, Inc.), and ACT is treated as a merger between a private operating company and a public shell company (i.e. a capital transaction) and is accounted for as a reverse acquisition. In addition, SC will raise (the "Financing") $3,813,500 million, $2,350,000 through the issuance of convertible notes, with warrants attached and $ 1,463,500 through the issuance of Series 1 Convertible Preferred Stock, with warrants attached.


Pro Forma Condensed Consolidated Statement of Operations Data (Unaudited) of SC


         The following unaudited pro forma condensed statement of operations data of SC for the year ended December 31, 2004 and the nine months ended September 30, 2005 present the results of SC assuming the (i) acquisition by ACT of the patent and License from Plurion, (ii) merger with Amphioxus and (iii)the Financing, occurred on January 1, 2004 and January 1, 2005, respectively.


         All material adjustments required to reflect the forgoing transactions are set forth in the columns labeled "Pro Forma Adjustments." The data contained in the column labeled "Historical SC" is derived from SC's historical audited consolidated statements of operations for the year ended December 31, 2004 and the unaudited consolidated statement of operations for the nine months ended September 30, 2005. The data contained in the column labeled "Historical ACT" is derived from ACT's historical audited statements of operations for the year ended December 31, 2004 and the unaudited statement of operations for the nine months ended September 30, 2005.The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the consolidated financial statements of SC, including the notes thereto and the financial statements of ACT, including the notes thereto. The pro forma data is for illustrative purposes only and may not necessarily reflect SC's results of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 assuming the (i) acquisition of the patent and License from Plurion, (ii) merger with Amphioxus and (iii) the Financing, occurred on January 1, 2004 and January 1, 2005, respectively.




                                                                            Stem Cell Innovations, Inc.
                                                                         Amphioxus Cell Technologies, Inc.
                                                           Unaudited Pro Forma Consolidated Statement of Operations Data
                                                                           Year Ended December 31, 2004
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Issuance of
                                                                                                       Convertible
                                                                                                       Notes and
                                                   (1)            (1)           (2) (3)                Series 1
                                                Historical     Historical      Pro Forma    Pro Forma  Convertible     Pro Forma
                                                   ACT             SC         Adjustments   Combined  Preferred       Combined
                                              -------------  --------------    ---------     --------  ----------     -----------
------------------------------------------------------------------------------------------------------------------------------------
Revenue
     Royalty Income                                   $             $63,711                   $63,711                   $63,711
     Revenue-Sales                                   31,006                                    31,006                    31,006
                                              -------------   -------------    ----------   ---------  ----------     ----------
Total Revenue                                        31,006          63,711                    94,717                    94,717
                                              -------------   -------------    ----------   ---------  ----------     ----------
Costs and Expenses
     Cost of Goods Sold                              18,091                                    18,091                    18,091
     General & Administrative                     1,076,655         924,647    (543,000)(a) 1,854,302                 1,854,302
                                                                                396,000 (b)
     Depreciation                                   142,315                                   142,315                   142,315
                                              -------------    -------------   -----------    -------  ----------     ----------
Total Costs and Expenses                          1,237,061          924,647   (147,000)    2,014,708                 2,014,708
                                              -------------    -------------   -----------  ---------  ----------     ----------
Loss  From Operations Before Other
     Income (Expense)                            (1,206,055)        (860,936)   147,000    (1,919,991)               (1,919,991)

Interest Income                                                       58,078                   58,078                     58,078
Interest Expense                                   (487,417)         (25,269)                (512,686)   (783,333)(5) (1,926,019)
Provision for Uncollectible Loan                                    (533,193)   533,193 (d)         0                          0
Gain on Sale of Assets                                             2,875,282 (2,875,282)(d)         0                          0
Gain on Sale of Securities                                           270,048   (270,048)(d)         0                          0
Other Expense                                       (52,690)                                  (52,690)                   (52,690)
Amortization of License and PatentCosts                                        (650,000)(c)  (650,000)                  (650,000)
Amortization of Finance Costs                                                                            (123,333)(5)   (123,333)
                                               -------------    -------------  ---------   ----------  ----------     -----------
Income (Loss) Before Taxes                       (1,746,162)        1,784,010 (3,115,137)  (3,077,289)  (906,6660)    (3,983,955)

     Provision for Income Taxes                                       (47,000)                (47,000)                   (47,000)
                                               -------------    -------------  ----------   ---------  ----------     -----------
Net Income (Loss)                                ($1,746,162)      $1,737,010 ($3,115,137)($3,124,289) ($906,666)   ($4,030,955)
                                                    ========         ========    ========    ========     ========      ========
Basic net income (loss) per share                                       $0.05                  ($0.08)                   ($0.11)
                                                                     ========                ========                   ========
Diluted net income (loss) per share                                     $0.03                  ($0.08)                   ($0.11)
                                                                     ========                ========                   ========
As adjusted, diluted net income (loss)
  per share                                                             $0.02                  ($0.00)                    ($0.00)
                                                                     ========                ========                    ========
Weighted average shares outstanding - basic                        37,339,286              37,339,286                 37,339,286
                                                                     ========                ========                   ========
Weighted average shares outstanding -
   diluted, limited to authorized shares                           55,000,000              37,339,286                 37,339,286
                                                                     ========                ========                   ========
As adjusted, weighted average shares outstanding-
diluted, assuming full conversion of Series 1
Convertible Preferred Shares                                       81,339,286            995,734,116(4)             995,734,116(4)







 (1) Derived from the audited consolidated historical statement of operations of
 Stem Cell Innovations, Inc. (SC) (formerly know as Interferon Sciences, Inc.
 (ISI) and Amphioxus Cell Technologies, Inc.(ACT) for the year ended December
 31, 2004. (2) Reflects the pro forma adjustments to account for the transactions resulting in the merger of SC and ACT and eliminate certain non-recurring items from the historical SC Statement of Operations as if such merger had been consummated on January 1, 2004.
     (a)  Reflects the termination of the employment agreements of the prior management of SC.
     (b)  Reflects consulting and employment agreements to be executed upon completion of the merger.
     (c)  Reflects the amortization of the license and patents of $5,700,000 over the remaining life of the patents.
     (d) To eliminate from the historical SC Statement of Operations for the year ended December 31, 2004, certain non-recurring items.
 (3) Does not include the following non-recurring items which will be recorded as an expense in future periods: $972,686 in cash payments to the management of SC in exchange for the termination of their employment agreements, $510,000 of which will be used to purchase 1,700 shares of
     Series 1 Convertible Preferred Stock of SC,$398,000 of the capital M merger $2,380,000 for the intrinsic value of the Series 1 Convertible Preferred Shares sold to management, a beneficial conversion charge of $298,000 for SC debt converted, a beneficial conversion charge of $2,228,000 for ACT debt converted.
 (4) Based upon (i) the 75,782.143 shares of Series 1 Convertible Preferred
    Stock (mandatorily convertible into 757,821,430 shares of SC common stock upon shareholder approval) to be issued to the shareholders of ACT, (ii) the
    12,485.2567shares of Series 1 Convertible Preferred Stock (mandatorily convertible into 124,852,567 shares of SC common stock upon shareholder approval) to be issued to the holders of ACT notes payable, (iii) the 993.75 shares of Series 1 Convertible Preferred Stock (mandatorily convertible into
    9,937,500 shares of SC common stock upon shareholder approval) to be issued to the holders of SC notes payable, (iv) the 1,700 shares of Series 1
    Convertible Preferred Stock (mandatorily convertible into 17,000,000 shares of SC common stock upon shareholder approval) to be purchased by the management of SC and (v) the 4,878.3333 of Series 1 Convertible Preferred
    Stock sold in the Financing (mandatorily convertible into 48,783,333 shares of SC Common Stock upon shareholder approval), upon the completion of the
    Merger and the transactions contemplated thereby, there would be 995,734,116 shares of SC common stock outstanding (assuming the mandatory conversion of the Series 1 Convertible Preferred Stock upon shareholder approval). The forgoing does not include the 78,333,333 shares of SC common stock issuable upon conversion of the $2,350,000 principal amount of SC Convertible Notes issued contemporaneously with the Merger and warrants to purchase
    203,851,138 shares of SC common stock at prices ranging from $.01 to $.06 per share.
 (5) Reflects the amortization of the finance costs of $370,000 related to the $2,350,000 convertible notes payable over the term of the notes. Reflects the amortization of the debt discount of the convertible notes payable over the term of the notes. Does not include a beneficial conversion charge of $2,225,000 for Convertible Notes issued in the Financing.



                                                  Stem Cell Innovations, Inc.
                                               Amphioxus Cell Technologies, Inc.
                                 Unaudited Pro Forma Consolidated Statement of Operations Data
                                              Nine Months Ended September 30, 2005
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                     (1)        (1)         (2) (3)        Pro Forma       Issuance of              Pro Forma
                                                                                           Convertible
                                                                                           Notes and
                                                                                           Series 1
                                  Historical     Historical  Pro Forma                     Convertible
                                     ACT            SC      Adjustments    Combined       Preferred Stock             Combined
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Revenue
     Royalty Income                      $         $44,298                   $30,298                                    $30,298
     Revenue-Sales                       8,355                                 8,355                                      8,355
                                 -------------     -------  ---------         ------         ----------           -------------
Total Revenue                            8,355      44,298                    38,653                                     38,653
                                 -------------     -------  ---------         ------         ----------            -------------

Costs and Expenses
     Cost of Goods Sold                  2,126                                 2,126                                      2,126
     General & Administrative          855,708   1,002,722   (443,000)(a)  1,712,430                                  1,712,430
                                                              297,000 (b)
     Depreciation                       62,073                                62,073                                     62,073
                                 -------------    --------   --------       --------         ----------            -------------
Total Costs and Expenses               919,907   1,002,722   (146,000)     1,776,629                                  1,776,629
                                 -------------   ---------   --------       --------         ----------            -------------
Loss  From Operations Before
Other
     Income (Expense)                (911,552)    (958,424)   146,000     (1,737,976)                                (1,737,976)

Interest Income                                     17,615                    17,615                                     17,615
Interest Expense                   (1,186,997)     (16,875)   775,0009(d)   (428,852)         (587,500)  (5)         (1,016,352)
Other Expense                        (100,024)                              (100,024)                                  (100,024)
Amortization of License and
Patent Costs                                                 (550,000)(c)   (550,000)                                  (550,000)
Amortization of Finance Costs                                                                  (92,500) (5)             (92,500)
                                 -------------    ---------  ---------       -------          ---------            -------------
Net Loss                           (2,198,553)     (957,684)  371,000    (2,799,237)          (680,000)              (3,479,237)
                                      ========     ========   ========      ========           ========                 ========
Basic and diluted net loss per
share                                                ($0.03)                  ($0.07)                                    ($0.09)
                                                   ========                 ========                                    ========
Basic and diluted net loss per
share (assuming full conversion
of Series 1 Convertible
Preferred Shares)                                                             ($0.00)                                     ($0.00)
                                                                            ========                                     ========
Weighted average shares outstanding              37,339,286               37,339,286                                  37,339,286
                                                   ========                 ========                                     ========
Weighted average shares
outstanding (assuming full
conversion of Series 1
Convertible Preferred Shares)                                            995,734,116(4)                              995,734,116(4)



(1) Derived from the unaudited consolidated historical statement of operations of Stem Cell Innovations, Inc. (SC) (formerly known as Interferon Sciences,
Inc.) and Amphioxus Cell Technologies, Inc.(ACT) for the nine months ended
September 30, 2005.

(2) Reflects the pro forma adjustments to account for the transactions resulting in the merger of SC and ACT as if such merger had been consummated on
    January 1, 2005. (a) Reflects the termination of the employment agreements of the prior management of SC. (b) Reflects consulting and employment agreements to be executed upon completion of the merger.
    (c)  Reflects the amortization of the license and patents of $5,700,000 over the remaining life of the patents.
    (d)  Refects the elimination of the beneficial conversion expense of $775,000.
(3)   Does not include the following non-recurring items which will be recorded as an expense in future periods: $972,686 in cash payments to the management of SC in exchange for the termination of their employment agreements, $510,000 of which will be used to purchase 1,700 shares of
      Series 1 Convertible Preferred Stock of SC, $ 398,000 in expenses of the merger, $2,380,000 for the intrinsic value of Series 1 Convertible Preferred Shares sold to management, a beneficial conversion charge of $298,000 for SC debt converted, a beneficial conversion charge of $2,228,000 for ACT debt converted.
(4) Based upon (i) the 75,782.143 shares of Series 1 Convertible Preferred Stock
   (mandatorily convertible into 757,821,430 shares of SC common stock upon shareholder approval) to be issued to the shareholders of ACT, (ii) the
   12,485.2567shares of Series 1 Convertible Preferred Stock (mandatorily convertible into 124,852,567 shares of SC common stock upon shareholder approval) to be issued to the holders of ACT notes payable, (iii) the 993.75 shares of Series 1 Convertible Preferred Stock (mandatorily convertible into
   9,937,500 shares of SC common stock upon shareholder approval) to be issued to the holders of SC notes payable, (iv) the 1,700 shares of Series 1
   Convertible Preferred Stock (mandatorily convertible into 17,000,000 shares of SC common stock upon shareholder approval) to be purchased by the management of SC and (v) the 4,878.3333 of Series 1 Convertible Preferred
   Stock sold in the Financing (mandatorily convertible into 48,783,333 shares of SC Common Stock upon shareholder approval), upon the completion of the
   Merger and the transactions contemplated thereby, there would be 995,734,116 shares of SC common stock outstanding (assuming the mandatory conversion of the Series 1 Convertible Preferred Stock upon shareholder approval). The forgoing does not include the 78,333,333 shares of SC common stock issuable upon conversion of the $2,350,000 principal amount of SC Convertible Notes issued contemporaneously with the Merger and warrants to purchase 203,851,138 shares of SC common stock at prices ranging from $.01 to $.06 per share.
(5) Reflects the amortization of the finance costs of $370,000 related to the
$2,350,000 convertible notes payable over the term of the notes. Reflects the amortization of the debt discount of the convertible notes payable over the term of the notes. Does not include a beneficial conversion charge of $2,225,000 for Convertible Notes issued in the Financing.

Pro Forma Condensed Consolidated Balance Sheet Data (Unaudited) of SC
The following unaudited pro forma condensed consolidated balance sheet data of SC as of September 30, 2005 presents the financial position of SC assuming the
(i) acquisition of the patent and License from Plurion, (ii) merger with Amphioxus and (iii) the Financing, occurred as of September 30, 2005. All material adjustments required to reflect the forgoing transactions are set forth in the columns labeled "Pro Forma Adjustments." The data contained in the columns labeled "Historical SC" and "Historical ACT" are derived from SC's historical unaudited consolidated balance sheet as of September 30, 2005 and ACT's historical unaudited balance sheet as of September 30, 2005. The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the consolidated financial statements of SC, including the notes thereto for the three-month and nine-month period ended September 30, 2005 and the financial statements of ACT, including the notes thereto for the three-month and nine-month period ended September 30, 2005. The pro forma data is for illustrative purposes only and may not necessarily reflect SC's financial position or what ISI's financial position would have been assuming the (i) acquisition of the patent and License from Plurion, (ii) merger with Amphioxus and (iii) the Financing, occurred as of September 30, 2005.






                                                        Stem Cell Innovations, Inc.
                                                      Amphioxus Cell Technologies, Inc.
                                                  Unaudited Pro Forma Consolidated Data
                                                              Balance Sheet
                                                           September 30, 2005
------------------------------------------------------------------------------------------------------------------------------------
                            (1)         (2)         Pro Forma         (1)        (3)          Pro Forma   Issuance of     Pro Forma
                          Historical                                           Pro Forma                  Convertible
                            ACT                                               Adjustments                 Notes and
                                                                                                          Series 1
                                       Pro Forma                   Historical                             Preferred
                                       Adjustments    ACT            SC                      Combined     Stock           Combined
                          -----------  ---------   -----------  ----------    -------------   ---------   -----------     ---------
                          -----------  ---------   -----------  ----------    -------------   ---------   -----------     ---------
Assets
Current Assets
  Cash and Cash
  Equivalents                $10,374                   $10,374  $1,122,518                     $90,794   $3,213,500(e) $3,122,706
                                                                               (462,686)(h)
                                                                               (761,000)(f)
  Accounts and
  Other Receivables                                                 61,750                       61,750                    61,750
  Notes Receivable, Net                                                  0                            0                         0
  Prepaid Expenses &
    Other Current
Assets                                                              18,175                       18,175                    18,175
                          ----------- ---------- -------------  ----------     -----------   ----------   ----------      ----------
Total Current Assets          10,374                    10,374   1,202,443     (1,223,686)      (10,869)    3,213,500   3,202,631
                          ----------- ---------- -------------  ----------     -----------   ----------   ----------      ----------

Property, Plant and
 Equipment, at Cost          888,492                   888,492                                  888,492                   888,492
Less Accumulated
 Depreciation               (735,845)                 (735,845)                                (735,845)                 (735,845)
                          -----------                ---------                               ----------                   ----------
                             152,647                   152,647                                  152,647                   152,647
                          -----------                ---------                               ----------                   ----------

License and Patents                    5,700,000     5,700,000                                5,700,000                 5,700,000
Finance Cost                                                                                                 370,000(e)   370,000
Other Assets                   7,995                     7,995       1,884                        9,879                     9,879
                          ----------- ----------     ---------  ----------     ---------     ----------     ---------     ----------
Total Assets                $171,016  $5,700,000    $5,871,016  $1,204,327   ($1,223,686)     $5,851,657   $3,583,500  $9,435,157
                            ========    ========      ========    ========      ========      ========      ========       ========

Liabilities and Stock-
  holders' Equity
(Deficiency)
Current Liabilities
   Accounts Payable &
   Accrued Expenses          467,749      98,000      565,749      610,593      (73,125)(g)     740,217                   740,217
                                                                               (363,000)(f)
   Convertible Notes
    Payable                                                        225,000     (225,000)(g)            0                        0
   Notes Payable           6,677,868                6,677,868                (3,301,230)(b)            0                        0
                                                                             (3,376,638)(c)
                                      ----------   ----------   ----------    ----------   -------------  ---------      -----------
Total Current
  Liabilities              7,145,617      98,000    7,243,617      835,593   (7,338,993)         740,217                  740,217
                          ----------- ----------   ----------   ----------    ----------      ----------  ---------      -----------
Long-term
   Liabilities
   Notes Payable                                                                400,000 (b)    3,335,000                3,335,000
                                                                              2,935,000 (c)
   Convertible Notes
    Payable, net of
    debt discount of $ 2,255,000
   Series 2 Redeemable
    Preferred Stock                                                           3,065,000 (c)    3,065,000                3,065,000


Liability for a derivative                                                                                   95,000(e)     95,000(e)
                             -------- ----------   ----------   ----------    -----------     ----------  ----------      ----------
Total Long-term
  Liabilities                                                                 6,400,000        6,400,000     95,000(e)    6,495,000
                             -------- ----------   ----------   ----------    -----------     ----------------------      ----------
Stockholders'
 Equity (Deficiency)
 Series 1 Convertible
 Preferred
 Stock                                                                              125 (b)          910        146(e)       1,056
                                                                                    758 (d)
                                                                                     17 (h)
                                                                                     10 (g)
 Series A Preferred
  Stock                    2,000,000                2,000,000                (2,000,000)(c)            0                        0
  Common Stock                67,394      67,394      134,788      373,393     (134,788)(d)      373,393                  373,393
  Class B Common Stock        11,853                   11,853                   (11,853)(c)            0                        0
  Capital in Excess of
    Par Value                567,756   5,534,606    6,102,362  137,231,987 (137,236,646)(a)    9,329,427  3,488,354(e) 12,817,781
                                                                              2,901,105 (b)
                                                                                134,030 (d)
                                                                               (611,509)(c)
                                                                                509,983 (h)

                                                                                298,115 (g)
   Accumulated Deficit    (9,621,604)              (9,621,604) (137,236,646) 137,236,646(a)  (10,992,290)             (10,992,290)
                                                                                (972,686)(h)
                                                                                (398,000)(f)
                          ----------- ----------   ----------  ------------   -------------   ----------- ----------   -------------
Total Stockholders'
  Equity (Deficiency)     (6,974,601)  5,602,000   (1,372,601)      368,734      (286,693)    (1,288,560) 3,488,500     2,199,940
                          ----------- ----------   ----------  ------------   -------------     --------  ----------   -------------
Total Liabilities &
  Stockholders'
  Equity (Deficiency)       $171,016  $5,700,000   $5,871,016    $1,204,327    ($1,223,686)    $5,851,657 $3,583,500   $9,435,157
                            ========    ========     ========      ========     ========        ========    ========     ========


(1) Derived from the unaudited consolidated historical balance sheet of Stem
Cell Innovations, Inc.(SC) (formerly know as Interferon Sciences, Inc.) and
Amphioxus Cell Technologies, Inc.(ACT) at September 30, 2005. (2) Reflects the
issuance of 6,739,383 shares of ACT common stock to Plurion in exchange for a patent and the assignment of the Vanderbilt license and the assumption of certain liabilities.
(3)  Reflects the pro forma adjustments to account for the transactions resulting in the merger of SC and ACT.
   (a)  Reflects the elimination of SC's historical accumulated deficit.
   (b) Reflects the (i) exchange of $2,227,930 of ACT notes payable for
      12,485.2567 shares of Series 1 Convertible Preferred Stock of
      SC(mandatorily convertible into 124,852,567 shares of SC). common stock upon shareholder approval), (ii) exchange of $503,939 of ACT notes payable for $400,000 of SC notes payable, due June 15, 2009, bearing interest at the rate of 4% per annum, ($103,939 of which has been treated as a capital contribution) and (iii) the cancellation of $569,361 of ACT notes payable due to SC which has been treated as a capital contribution.
   (c) Reflects the exchange by Eaglestone of (i) 2,000,000 shares of ACT Series
      A preferred stock, (ii) $3,376,638 of ACT notes payable and (iii)
      1,185,265 shares of ACT class B common stock for (x) 2,000,000 shares of
      SC Series 2 Preferred Stock redeemable for $3,065,000 on June 15, 2009
      (subject to earlier redemption under certain circumstances) and (y)
      2,935,000 of SC notes payable due June 15, 2009 bearing interest at 4% per annum.
   (d) Reflects the conversion of all the outstanding shares of ACT common stock into 75,782.143 shares of Series 1 Convertible Preferred Stock of SC
      (mandatorily convertible into 757,821,430 shares of SC common stock upon shareholder approval).
   (e) Reflects the issuance of $ 2,350,000 convertible notes payable of SC, due
      October 2008, and convertible (subject to shareholder approval into
      78,333,333 shares SC common Stock) into SC common stock at $ .03 per share and $1,463,500 of Series 1 Convertible Preferred (convertible into
      48,783,333 of SC common stock, with warrants attached and the net proceeds received from such issuances after expenses of the offering estimated to be approximately $600,000. The convertible notes have a beneficial conversion feature in excess of the face amount of the notes. The liability for the derivative is
      $95,000 and accounted for as a liability.
   (f) Reflects payment of $363,000 for accrued consulting and legal services rendered to ACT and Plurion and $ 398,000 in legal, accounting and other expenses related to the Merger.
   (g) Reflects the conversion of SC convertible notes payable of SC into 993.75 shares of Series 1 Convertible Preferred Stock of SC (mandatorily convertible into 9,937,500 shares of SC common stock upon shareholder approval).
   (h) Reflects payments of $972,686 to the prior management of SC in exchange for the termination of their employment agreements, $510,000 of which will be used to purchase 1,700 shares of Series 1 Convertible Preferred Stock of SC (mandatorily convertible into 17,000,000 shares of SC common stock upon shareholder approval).
DM3\339953.2
